As filed with the Securities and Exchange Commission on February 9 , 2015

Registration No. 333-182301

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 7

to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GREENHAVEN COAL FUND

(Exact name of Registrant as specified in its charter)

Delaware	6221	90-6214629
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3340 Peachtree Road, Suite 1910

Atlanta, Georgia 30326

(404) 239-7941

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Cooper Anderson

c/o GreenHaven Coal Services, LLC

3340 Peachtree Road, Suite 1910

Atlanta, Georgia 30326

(404) 239-7941

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Eliot Robinson Terrence Childers Bryan Cave LLP 1201 West Peachtree Street, NW Atlanta, Georgia 30309	Kathleen Moriarty Peter Shea Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee (1) (2)
Shares	$390,000,000.00	$53,196.00

(1)  The amount of the registration fee for the indicated securities has been calculated in reliance upon Rule 457(o) under the Securities Act of 1933.

(2)  Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The issuer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 9 , 2015

PROSPECTUS

GreenHaven Coal Fund
13,000,000 Shares

The GreenHaven Coal Fund is offering its Shares representing units of fractional undivided beneficial interest in and ownership of the Fund.  The Fund’s Sponsor is GreenHaven Coal Services, LLC, and the Fund’s Trustee is Christiana Trust, a division of Wilmington Savings Fund Society, FSB.  Prior to this offering, there has been no public market for the Shares.  The Shares are expected to be listed on the NYSE Arca under the symbol “TONS.”

The Fund’s investment objective is to provide investors with exposure to daily changes in the price of Coal Futures, before Fund liabilities and expenses. The Fund intends to achieve this objective by investing substantially all of its assets in a three month strip of the nearest calendar quarter of Rotterdam coal futures contracts traded on the Chicago Mercantile Exchange. The Fund may also realize interest income from its holdings in U.S. Treasuries. See “The Fund—Investment Objective” and “Use of Proceeds.”

It is expected that following the date of this prospectus, Credit Suisse Securities (USA) LLC, as the initial Authorized Participant , will, subject to certain conditions, purchase at least an aggregate of 200,000 Shares in eight Baskets, which comprise the Initial Baskets, at an initial purchase price of $30.00 per Share, equal to $750,000 per Basket. See “Plan of Distribution.” The Fund will not commence trading unless and until its initial Authorized Participant effects the minimum initial purchase.

Following the initial purchase by the initial Authorized Participant, the Fund will continuously offer and redeem Baskets of 25,000 Shares to and from Authorized Participants at a price equal to the Fund’s net asset value per Share of 25,000 Shares.  See “Creation and Redemption of Shares.” Authorized Participants, in turn, may offer such Shares to the public at a per Share offering price that varies depending on, among other factors, the trading price of the Shares, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices.  Except when aggregated in Baskets, the Shares are not redeemable securities.  An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. Subscription proceeds received from Authorized Participants will be immediately released to the Fund.  The offering of Shares will terminate on the third anniversary of the registration statement of which this prospectus is a part unless prior thereto a new registration statement is filed.

The Fund will be treated as a partnership for U.S. federal income tax purposes.  Each investor in the Fund will receive a Schedule K-1 that reports such investor’s allocable portion of partnership tax items. The Sponsor anticipates making this form available to investors on or before April 15 each year following the taxable year to which it relates.

The Fund qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act. “Emerging growth company” does not mean that the Fund is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. See “The Fund – Emerging Growth Company Status.”

Investing in the Shares involves significant risk. See “Risk Factors.” The Fund is not a mutual fund registered under the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of the Sponsor, the Trustee or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant will purchase at least an aggregate of 200,000 Shares in eight Initial Baskets, at an initial purchase price of $30.00 per Share or $ 6,000,000 in the aggregate.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Share	Per Basket
Price of the Initial Baskets (1)	$30.00	$750,000.00

(1) The initial Authorized Participant may receive commissions or fees from investors who purchase Shares from the Initial Baskets through their commission or fee-based brokerage accounts.

The date of this prospectus is                    , 2015.

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGES 25 THROUGH 27 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 24.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 THROUGH 16.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

GREENHAVEN COAL FUND

This prospectus contains information investors should consider when making an investment decision regarding the Shares. Investors may rely on the information contained in this prospectus. The Fund and the Sponsor have not authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction in which the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included or incorporated by reference in this prospectus, including without limitation, statements regarding (i) the Fund’s future performance, projected costs and plans and objectives, (ii) the Sponsor’s strategy, future operations and objectives, and (iii) matters effecting the commodities markets, changes in the commodities markets and indices that track such movements, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative thereof, variations thereon or similar terminology. These statements are only predictions, and actual events or results may differ materially. These statements are based upon certain assumptions and analyses of the Sponsor founded on a variety of considerations, including but not limited to the Sponsor’s perception of historical trends, current conditions and expected future developments.  Important factors that could cause actual results to differ materially from the forward-looking statements described herein, referred to herein as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus.  Such factors include but are not limited to general economic, market and business conditions, changes in laws or regulations, and other world economic and political developments.  Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments described herein will be realized or, even if substantially realized, that such results or developments will result in the expected consequences to, or have the expected effects on, the Fund, the Sponsor or the value of the Shares.

ii

PROSPECTUS SUMMARY

The following is only a summary of the information contained in this prospectus.  The following summary does not contain or summarize all of the information about the Fund and the units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares”) described in this prospectus that is material and/or which may be important to investors. Investors are urged to read the entire prospectus, including the section entitled “Risk Factors” and the exhibits attached to the registration statement of which this prospectus is a part, before making an investment decision regarding the Shares.

The Fund and the Sponsor

The GreenHaven Coal Fund is a commodity pool that was organized as a Delaware statutory trust on June 18, 2012, pursuant to the Trust’s Declaration of Trust and Trust Agreement, as amended to date (the “Trust Agreement”).  See “The Trust Agreement.” GreenHaven Coal Services, LLC is the Fund’s sponsor (the “Sponsor”) and commodity pool operator (“CPO”). The Sponsor was formed as a Georgia limited liability company on March 14, 2012. The Sponsor became registered with the Commodity Futures Trading Commission (the “CFTC”) as a CPO, and approved as a member of the National Futures Association (the “NFA”), on June 12, 2012. The Sponsor is a wholly-owned subsidiary of GreenHaven Group, LLC and affiliated with GreenHaven Commodity Services, LLC, a commodities trading firm.  GreenHaven Group, LLC was registered as a principal with the NFA on October 22, 2012.  GreenHaven Commodity Services, LLC was founded in October 2006 and acts as a CPO to the GreenHaven Continuous Commodity Index Fund and the GreenHaven Continuous Commodity Index Master Fund (collectively, the “GCC Index Fund”), an exchange-traded product (NYSE Arca:  GCC) that uses investment proceeds to purchase futures contracts to track the Thomson Reuters Continuous Commodity Index Total Return. As of January 31, 2015 the GCC Index Fund had approximately $ 253 million in assets under management.  GreenHaven Group, LLC is located in Atlanta, Georgia. Under the Georgia Limited Liability Company Act and the governing documents of the Sponsor, GreenHaven Group, LLC is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the Sponsor’s sole member.  See “The Sponsor.”

Christiana Trust, a division of Wilmington Savings Fund Society, FSB, is the sole Trustee of the Fund. The Trustee has delegated to the Sponsor certain powers and authority to manage the business and affairs of the Fund.  See “The Trustee” and “The Trust Agreement.”

The principal executive offices of the Fund and the Sponsor are located at 3340 Peachtree Road, Suite 1910, Atlanta, GA 30326. The telephone number is (404) 239-7941.

Investment Objective; Use of Proceeds

The Fund’s investment objective is to provide investors with exposure to the daily change in the price of Coal Futures, before expenses and liabilities of the Fund.  The Fund intends to achieve this objective by investing substantially all of its assets in a three month strip of the nearest calendar quarter of Rotterdam coal futures contracts (“Coal Futures”) traded via the CME Group, Inc (“CME”) (i) Globex (“CME Globex”) and (ii) Clearport clearing services (“CME Clearport”) trading platforms (collectively, the “CME Facilities”) depending on liquidity and otherwise at the Sponsor’s discretion.  Currently the trading of Coal Futures on the CME Facilities principally occurs on the CME Clearport. Accordingly, the Fund will likely initially seek to execute trades of Coal Futures on CME Clearport; provided that if increased liquidity develops in Coal Futures on CME Globex, the Sponsor may seek to trade primarily on CME Globex. The Fund may also realize interest income from its holdings in U.S. Treasuries, as further described below.

Under normal market conditions, the Fund will seek to achieve its investment objective by purchasing Coal Futures that are traded on the CME Facilities, including smaller sized “mini” contracts (if they are available) which represent a portion of the normal futures contracts, to the greatest extent possible, without being leveraged or exceeding relevant position limits.  The term “under normal market conditions” includes, but is not limited to, the absence of extreme volatility or trading halts in the coal futures markets or the financial markets generally; operational issues causing dissemination of inaccurate market information; or force majeure events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance.

As the Fund initially plans to trade primarily on CME Clearport, the Fund will seek to execute trades to purchase block traded (“Block Traded”) Coal Futures via CME ClearPort. The Fund will place purchase orders with an execution broker (the “Execution Broker”). The Execution Broker will identify a selling counterparty and simultaneously with completion of the transaction, the Block Traded Coal Futures will be entered in CME ClearPort by the Execution Broker, thereby completing the transaction and creating a cleared futures transaction. If the CME does not accept the transaction for any reason, the transaction will be considered null and void and of no legal effect. As a result, the Sponsor expects that all of the Fund’s positions in Coal Futures, whether traded on the CME ClearPort Block Trade entry systems (as initially planned) or on CME Globex (which may occur in the future), will be cleared by CME clearing member firms, thereby minimizing counterparty risk.

3

The Fund intends to hold the three month strip of the nearest calendar quarter of Coal Futures contracts traded on the CME Facilities. The four calendar quarters are January, February, and March (“Q1”); April, May, and June (“Q2”); July, August, and September (“Q3”); and October, November, and December (“Q4”). The Fund intends to invest in an equal amount of tonnage (equal number of futures contracts) in each of the three months comprising the nearby calendar quarter.

Four times a year, the Fund will attempt to roll its positions in the nearby calendar quarter to the next calendar quarter over 5 business days on a pro-rata basis. The first roll day is the 2nd Monday of the month prior to the nearby calendar quarter. So for example, if the Fund was currently holding the Q1 calendar quarter it would roll over a 5 business day period starting on the 2nd Monday in December. Each day during the roll period the Fund would decrease the percentage of its portfolio that is in Q1 by 20% and increase its percentage in Q2 by 20%.

The Fund may also realize interest income from its holdings in U.S. Treasuries, which may be posted as margin or otherwise held to cover the Fund’s notional exposure to Coal Futures.  The Sponsor will deposit a portion of the Fund’s net assets with one of its initial Commodity Brokers or other custodian to be used to meet its current or potential margin or collateral requirements in connection with its investments in Coal Futures. The Fund will use only U.S. Treasuries, cash and/or cash equivalents to satisfy these requirements. The Sponsor anticipates that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. Up to 10% of the Fund’s assets are expected to be committed as margin and/or collateral for Coal Futures. However, from time to time, the percentage of assets committed as margin or collateral may be substantially more, or less, than 10%. The remaining portion of the Fund’s assets will be held in U.S. Treasuries, cash and/or cash equivalents by a Commodity Broker in its capacity as the Fund’s custodian.  All interest income earned on these investments will be retained for the Fund’s benefit.  See “Use of Proceeds.”

           The Sponsor is authorized by the Fund in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants of the Fund.  The Fund was created to provide investors with a cost-effective and convenient way to gain exposure to daily changes in the price of Coal Futures.  See “The Fund—Investment Objective.”  The Sponsor does not intend to operate the Fund in a fashion such that its net asset value (“NAV”) per Share will equal, in dollar terms, the spot price of coal at any particular delivery location, any spot price coal indexes, or any particular coal futures contract.  The Fund is intended to be used as a diversification opportunity as part of a complete investment portfolio, not a complete investment program.

Fund Expenses

The Sponsor will pay the costs and expenses incurred in connection with the formation, qualification and registration of the Fund and the offering of the Shares, in addition to the Fund’s ordinary and ongoing administrative costs and expenses.  In certain circumstances, the Sponsor may be reimbursed by the Fund for such costs and expenses. The Fund will pay the Sponsor a fee for its services provided to the Fund (the “Sponsor Fee”) and is responsible for the payment of all of the Fund’s brokerage and extraordinary fees and expenses.  See “Charges—Fees and Expenses.”

The Offering

Offering of the Shares
The Fund intends to continuously offer Baskets of 25,000 Shares to certain authorized participants (each an “Authorized Participant”) at a price based on the NAV per Share. See “Authorized Participants.” Authorized Participants, in turn, may offer Shares to the public at offering prices that are expected to be influenced by a variety of factors.  An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.  See “Description of the Shares” and “Creation and Redemption of Shares.”

Exchange Symbol	The Shares are expected to be listed on the NYSE Arca under the symbol “TONS.” Prior to the date of this prospectus, there has been no public market for the Shares.

CUSIP	39525T 100

Affiliates and Agents	Sponsor	GreenHaven Coal Services, LLC

	Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB

	Initial Commodity Brokers	Morgan Stanley & Co. LLC ADM Investor Services, Inc.

	Initial Execution Broker	TFS Energy Futures LLC

	Administrator (and Transfer Agent)	Bank of New York Mellon

	Marketing Agent (and Distributor)	ALPS Distributors, Inc.

4

Initial Authorized Participant
It is expected that after the date of this prospectus, Credit Suisse Securities (USA) LLC, as the initial Authorized Participant , will, subject to certain conditions, purchase an aggregate of 200,000 Shares in eight Baskets (the “Initial Baskets”) at an initial purchase price of $30.00 per Share, or $ 6,000,000 in the aggregate. See “Plan of Distribution.”

Creation and Redemption of Shares
The Fund will create and redeem Shares from time to time, but only in one or more whole Baskets. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 per creation or redemption order to the Administrator. See “Creation and Redemption of Shares.”

Authorized Participants
Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in The Depository Trust Company (“DTC”), and (3) have entered into a participant agreement with the Fund (the “Participant Agreement”). See “Authorized Participants.”

Net Asset Value
The NAV equals the market value of the Fund’s total assets less total liabilities calculated in accordance with U.S. GAAP. Under the Fund’s current operational procedures, the Administrator calculates the NAV once each NYSE Arca trading day. The Administrator uses the CME settlement price (typically determined after 5:00 p.m. New York time) for the contracts traded on the CME Facilities. The NAV for a particular trading day is released after 5:00 p.m. New York time and will be posted at www.greenhavenfunds.com. The Sponsor anticipates that the NYSE Arca will disseminate the indicative fund value on a per Share basis every 15 seconds during regular NYSE Arca trading hours.

Segregated Accounts/ Interest Income
The Sponsor estimates that (i) approximately 10% of the NAV will be held as margin deposits in segregated accounts with a Commodity Broker, in accordance with applicable CFTC rules, and (ii) approximately 90% of the NAV will be held to pay current obligations and as reserves in the form of U.S. Treasuries, cash and/or cash equivalents in segregated accounts with a Commodity Broker. The Fund will be credited with all interest earned on its deposits. See “Use of Proceeds.”

Clearance and Settlement
The Shares are evidenced by global certificates on deposit with DTC and registered in the name of Cede & Co., as nominee for DTC. The Shares are available only in book-entry form. Registered or beneficial owners of the Shares (“Shareholders”) may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. See “The Securities Depository; Book-Entry Only System; Global Security.”

U.S. Federal Income Tax Considerations
The Fund is classified as a partnership for U.S. federal income tax purposes. Accordingly, it is expected that the Fund will not incur U.S. federal income tax liability and each beneficial owner of the Shares will have tax liability on its allocable share of the Fund’s income, gain, loss, deduction and other items. See “Certain Material U.S. Federal Income Tax Considerations.”

Distributions
The Fund will make distributions at the discretion of the Sponsor. Because the Sponsor does not presently intend to make ongoing distributions, a Shareholder’s income tax liability with respect to Shares held will, in all likelihood, exceed any distributions from the Fund. See “Description of the Shares—Distributions” and “Certain Material U.S. Federal Income Tax Considerations.”

Reports to Shareholders
The Sponsor will furnish an annual report of the Fund in the manner required by the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by an independent registered public accounting firm, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, will be posted at www.greenhavenfunds.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted at www.greenhavenfunds.com at the discretion of the Sponsor or as required by regulatory authorities. See “The Trust Agreement—Reports to Shareholders.”

5

Termination Events	The Fund may be dissolved at any time and for any reason by the Sponsor with written notice to the Shareholders. See “The Trust Agreement—Fund Termination Events.”

Mandatory Redemption
If the Sponsor gives at least fifteen (15) days’ written notice to a Shareholder, then the Sponsor may for any reason, in its sole discretion, require the mandatory redemption of all or part of the Shares held by any such Shareholder at the NAV per Share calculated as of the date of redemption; provided, however, that the provision of the written notice to a Shareholder does not obligate the Fund to affect any redemption. If the Sponsor does not give at least fifteen (15) days’ written notice to a Shareholder, then it may only require mandatory redemption of all or any portion of the Shares held by any such Shareholder in the following circumstances:

(i) the Shareholder made a misrepresentation to the Fund or the Sponsor in connection with its purchase of Shares; or

(ii) the Shareholder’s ownership of Shares would result in the violation of any law or regulation applicable to the Fund or a Shareholder.

The primary purpose of this mandatory redemption authority is to ensure that the Fund complies with applicable regulatory and listing requirements, including CFTC or futures position limits, that may restrict the size of the Fund and the investment portfolio.  The Sponsor anticipates that it will exercise this authority only to the extent that it reasonably believes is necessary or appropriate for the Fund to comply with applicable legal and listing requirements and only after first exercising commercially reasonable efforts to comply with the applicable requirements without exercise of such redemption authority.  The Fund may also use the mandatory redemption right in the context of a general liquidation of the Fund’s assets.

See “The Trust Agreement—Mandatory Redemption.”

Fiscal Year	The fiscal year of the Fund ends on December 31 of each year.

Investment Risks	An investment in the Shares is speculative and involves a high degree of risk. Prospective investors should be aware that:

●	An investor could lose a substantial portion or all of its investment.

●	Commodity trading is highly speculative, and the Fund is likely to be volatile and could suffer from periods of prolonged decline in value.

●	The Fund has not commenced operations, so there is no performance history to serve as a basis for investors to evaluate an investment in the Fund.

●	The structure and operation of the Fund may involve conflicts of interest.

●	Investors will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

●
Currently, although coal futures markets are only subject to position limits in the expiration month and position accountability limits in the other months, regulatory authorities may in the future apply position limits to all coal futures delivery months, which could limit the Fund’s investment objective.

●
Investors may choose to use the Fund as a means of indirectly investing in coal. There is the risk that the daily changes in the price of the Shares on the NYSE Arca, if so listed, will not closely track the daily changes in Coal Futures or spot coal prices due to a variety of reasons, which may limit an investor’s ability to use an investment in the Shares as a cost-effective way to invest indirectly in coal or as a hedge against the risk of loss in coal-related transactions.

●
Investors may choose to use the Fund as a means of investing indirectly in coal, and there are risks involved in such an investment. For example, the risks and hazards that are inherent in coal production or consumption may cause the price of coal, coal derivatives and the Shares to fluctuate significantly.

●	Investors in the Fund will receive a Schedule K-1 which reports their allocable portion of tax items. Schedule K-1’s are complex and, especially for individual investors, usually involve the engagement of tax experts. The Fund uses certain conventions and makes certain assumptions when preparing the Schedule K-1’s which if not accepted by the IRS could result in income, gain, loss and deduction being adjusted or reallocated in a manner that adversely affects one or more Shareholders.

●
The Sponsor expects to manage the Fund’s positions in Coal Futures so that the Fund’s assets are not leveraged (i.e., the notional value of the Fund’s investments never exceeds 100% of its U.S. Treasuries, cash and/or cash equivalents held as margin or otherwise). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Fund becomes leveraged, an investor could lose all or substantially all of its investment if the Fund’s trading positions suddenly turn unprofitable.

See “Risk Factors” for a description of certain additional risks that prospective investors should consider before investing in the Shares.

6

Breakeven Table

The following table shows the estimated amount of fees and expenses that are anticipated to be incurred by a new investor in the Shares during the first twelve (12) months of ownership. The total estimated fees and expenses are expressed as a percentage of $30.00 (the initial NAV per Share) or $750,000 (the initial NAV per Basket). Although the Sponsor has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Shares may differ. See “Charges —Fees and Expenses” for a description of the estimated fees, commissions, expenses and other charges of the Fund.

Income/Expense	Per Share (1)		Per Basket (2)
Initial Selling Price	$30.00	100%	$750,000.00	100%

Sponsor Fee (3)	0.29	0.95	7,125.00	0.95
Brokerage Commissions and Fees (4)(5)	0.09	0.30	2,250.00	0.30
Organizational and Offering Expenses (6)	0.00	0.00	0.00	0.00
Routine Operational, Administrative and Other Ordinary Expenses (7)(8)	0.00	0.00	0.00	0.00
Interest Income (9)	0.01	0.02	150.00	0.02
Annual Breakeven (10)	$0.37	1.23%	$9,225.00	1.23%

(1)	Assumes that the Shares have a constant month-end NAV and is based on $30.00 as the NAV per Share. The actual NAV of the Fund will differ.
(2)	Assumes that the Baskets have a constant month-end NAV and is based on $750,000.00 as the NAV per Basket. The actual NAV of the Fund will differ.
(3)	The Fund is contractually obligated to pay the Sponsor a Sponsor Fee of 0.95% per annum on average NAV, payable monthly. From the Sponsor Fee, the Sponsor will be responsible for paying the fees and expenses of the Administrator, the Marketing Agent and the Trustee, and the routine operational, administrative and other ordinary expenses of the Fund, in each case subject to reimbursement by the Fund (other than marketing-related expenses). See “Charges —Fees and Expenses” .
(4)	Investors may pay customary brokerage commissions to their brokers in connection with the purchases of Shares. Because brokerage commission rates will vary from investor to investor, brokerage commissions are not included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
(5)	The Fund is subject to brokerage commissions (not expected to be higher than 0.30% per annum of the Fund’s average daily NAV) including applicable exchange fees, NFA fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC-regulated investments. The effects of trading spreads, financing costs associated with Coal Futures, and costs relating to the purchase of U.S. Treasuries or similar high credit quality short-term fixed-income or similar securities are not included in this analysis.
(6)	Expenses incurred in connection with organizing the Fund and the initial offering of its Shares will be paid by the Sponsor, and expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Sponsor, in each case subject to reimbursement by the Fund in the future. See “Charges —Fees and Expenses—Accrual”.
(7)	The Fund’s estimated routine operational, administrative and other ordinary expenses, except as limited by the Trust Agreement (e.g., other than brokerage commissions) are paid by the Sponsor, subject to reimbursement by the Fund in the future. See “Charges—Fees and Expenses—Accrual” below.
(8)	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction by transaction basis (and not on a Basket by Basket basis), and are expected to be borne by the Authorized Participants, they have not been included in the Breakeven Table.
(9)	Assumes 100% of the NAV will be invested at an estimated rate of 0.02%, based upon the yield on 90 day U.S. Treasury Bills as of the date of this prospectus. The actual rate will vary.
(10)	The percentage of revenue required for the Fund to breakeven at the end of the first twelve (12) months of an investment, by definition, is expected to be 1.23% per annum the Fund’s average daily NAV.

The Fund will be successful only if its annual return from trading, plus its annual interest income from U.S. Treasuries, exceeds its fees and expenses per annum. The Fund is expected to earn interest income from the investment of Fund assets at a rate equal to approximately 0.02% per annum. Consequently, based upon the difference between the expected interest income rate and the annual fees and expenses set forth above, the Fund is expected to require trading income equal to approximately 1.23% per annum to breakeven.

7

RISK FACTORS

Investors should consider carefully the risks described below and elsewhere in this prospectus before making an investment decision. Investors should also refer to the other information included in this prospectus, including the Fund’s financial statements and related notes, before investing in the Shares.

Risks Associated with the Coal Industry

The Fund and its assets are subject to the risks inherent in the coal industry.

The Fund’s investment objective is to provide investors with exposure to the daily change in the price of Coal Futures, before Fund liabilities and expenses. Accordingly, the value of the Shares relates directly to the value of the Fund’s portfolio of Coal Futures, and the price of Coal Futures relates directly to coal commodity prices.  In the past, the price of coal has been volatile, and the Sponsor expects this volatility to continue. The markets and prices for coal are affected by many factors, including:

●	the location, availability, quality and price of competing fuels such as natural gas and oil, and alternative energy sources such as hydroelectric and nuclear power;

●	technological developments in the traditional and alternative energy industries;

●	global demand for electricity and steel;

●	energy, environmental, fiscal and other governmental programs and policies;

●	weather and other environmental conditions;

●	global or regional political, economic or financial events and conditions;

●	global coal inventories, production rates and production costs;

●	currency exchange rates; and

●	the general sentiment of market participants.

The Sponsor anticipates that a decline in the price of coal will result in a decline in the NAV and the value of the Shares.

The coal industry is extensively regulated, and costs of compliance with existing and future regulations could adversely impact the price of coal.

Coal mining operations are subject to a variety of foreign, federal, state and local environmental, health and safety, transportation, labor and other laws and regulations. Examples include laws and regulations relating to employee health and safety, emissions to air and discharges to water, reclamation and restoration, and storage, treatment and disposal of waste. Industry participants incur substantial costs to comply with such laws and regulations. New laws and regulations, as well as future interpretations or different enforcement of existing laws and regulations, may require substantial increases in equipment and operating costs and delays, interruptions or a termination of operations, all of which may negatively impact the price of coal and an investment in the Shares.

Climate change initiatives could significantly reduce the demand for coal, increase coal production costs and adversely impact the price of coal.

Global climate change continues to attract considerable public and scientific attention with widespread concern about the impacts of human activity, especially the emissions of greenhouse gasses (“GHGs”) such as carbon dioxide and methane. Combustion of fossil fuels, such as coal, results in the creation of carbon dioxide that is currently emitted into the atmosphere by coal end users, such as coal-fired electric generation power plants. Considerable and increasing foreign, federal, state and local government attention is being paid to reducing GHG emissions. In addition, recent private initiatives, such as “green” standards developed by end users and service providers to suppliers and end users, have similarly focused on the reduction of GHG emissions.  Changes in GHG emissions standards or other relevant climate change initiatives could adversely affect the price and demand for coal and an investment in the Shares.

8

Risks Associated with the Fund’s Operations

The Fund may not always achieve its stated investment objective.

The Fund seeks to invest its assets to the fullest extent possible in Coal Futures to achieve its investment objective of providing investors exposure to the daily change in Coal Futures, before Fund liabilities and expenses.  However, changes in the NAV may not replicate the performance of Coal Futures due to a variety of reasons, including but not limited to:

●	the Fund may not be able to purchase or sell the exact amount of Coal Futures required to meet its investment objective;

●	coal market disruptions may prevent the Fund from purchasing Coal Futures at a particular price, or at all;

●	regulatory or other extraordinary circumstances may limit the Fund’s ability to create or redeem Baskets;

●
the Fund will pay certain of its fees and expenses, including brokerage fees and expenses, extraordinary expenses, and the Sponsor Fee, and a significant increase in the Fund’s liabilities and expenses could lead to underperformance of the Fund relative to daily percentage changes in the Coal Futures;

●
to avoid being leveraged, the Fund will always attempt to invest slightly under 100% of its assets in Coal Futures, which could lead to underperformance of the Fund relative to daily percentage changes in the Coal Futures;

●	an imperfect correlation between the performance of Coal Futures held by the Fund and the Fund’s NAV;

●	bid-ask spreads;

●	market illiquidity or disruption;

●	rounding of Share prices;

●	the amount of Coal Futures liquidated to satisfy redemption requests;

●	the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies, or regulatory or tax law requirements; and

●	early and unanticipated closings of the markets on which the holdings of the Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

Regulatory and exchange position limits, accountability limits and other rules may restrict the creation of Baskets and the Fund’s ability to achieve its investment objective.

Various commodity exchange rules impose speculative position and accountability limits on market participants trading in certain commodities. For example, Rotterdam Coal Futures Contracts listed on the CME Facilities currently have position limits only in the expiration month, with accountability limits applying to all other delivery months. Although accountability limits are not a firm limit, the CME may exercise greater scrutiny and control once an investor’s position has passed the accountability limit (which is 7,000 contracts for Rotterdam Coal futures contracts).

In addition to accountability and position limits, exchanges may also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached with respect to a particular futures contract, no trades may be made at a price beyond that limit. The Fund intends to invest all of its assets to the greatest extent possible in Coal Futures.  If the Fund encounters accountability levels, position limits or price fluctuation limits for these contracts, it may not be able to create the Baskets necessary to accomplish its stated investment objective.

Furthermore, certain market conditions may restrict the Fund’s ability to trade in Coal Futures, including extreme volatility or trading halts in the coal futures markets or the financial markets generally, operational issues causing dissemination of inaccurate market information, and force majeure events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance.  If the Fund encounters such extreme market conditions, it may not be able to create or redeem the Baskets necessary to accomplish its stated investment objective.

9

The Fund’s NAV may not always correspond to the Fund’s market price and, as a result, investors may be adversely affected by the creation or redemption of Baskets at a value that differs from the market price of the Shares.

The NAV per Share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares otherwise amounting to a Basket may be different from the NAV of an actual Basket (i.e., 25,000 individual Shares may trade at a premium over, or a discount to, the NAV of a Basket), and similarly the public trading price per Share may be different from the NAV per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares is closely related, but not identical, to the same forces influencing the price of the underlying commodity at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to closely track NAV per Share over time.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca (or any other exchange or market on which the Shares may be quoted or traded) and the exchange on which the Coal Futures are traded. While the Shares are expected to trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. New York City time, Coal Futures may be traded during different time frames. Consequently, liquidity in Coal Futures will be reduced after the close of trading at the applicable commodities exchange. As a result, during the time when the NYSE Arca is open and the applicable commodities exchange is closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV.

The inability to register or otherwise obtain regulatory approval for the sale of additional Shares may result in the market price of the Shares to diverge from the NAV.

At any time, the price at which Shares trade on the NYSE Arca (or any other exchange or market on which the Shares may be quoted or traded) may not accurately reflect the NAV per Share.  The Shares may trade at a premium to the NAV per Share due to a number of conditions, including, but not limited to, the Fund’s inability to obtain regulatory approval from the SEC, FINRA or other regulator for the registration or sale of additional Shares. Investors who purchase Shares that are trading at a premium risk losing returns on their investment if the market price per Share subsequently converges with the NAV per Share.

Changes in the NAV may not correlate with changes in the price of the Fund’s Coal Futures traded on the CME Facilities.

The Fund may make use of “mini” Coal Futures traded on the CME Globex (if they are available) as a way of investing a dollar amount in Coal Futures that may more closely match the dollar amount of net assets of the Fund. However, even the use of mini contracts does not completely eliminate the risk that the Fund will not be able to buy or sell the exact number of Coal Futures necessary. In addition, there is a risk that because of the size and relative liquidity of such contracts when compared to standard size Coal Futures contracts, the price of a smaller contract for a particular month may not equate to the standard size Coal Futures, which could cause the change in the Fund’s per Share price and NAV to vary from changes in the average price of the Coal Futures.

The NAV may be overstated or understated due to the valuation method employed when a settlement price for Coal Futures is not available on the date of NAV calculation.

The NAV will include, in part, any unrealized profits or losses on open Coal Futures. Under normal circumstances, the NAV will reflect the settlement price of open Coal Futures on the date when the NAV is being calculated. However, a Coal Futures contract trading on the CME Facilities may not be trading on a day when the Fund is accepting creation and redemption orders.  As a result, the Fund may attempt to calculate the fair value of such Coal Futures.  In such a situation, the Sponsor may use the settlement price on the most recent date on which the Coal Futures could have been traded as the basis for determining the market value of such contract for such day, or use an alternative fair value methodology. Accordingly, if the Sponsor implements fair value methodologies to calculate the value of Coal Futures for any reason, there is a risk that the calculation of the NAV on the applicable day will be overstated or understated, which may adversely effect an investment in the Shares.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV.

If a substantial number of requests for the redemption of Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests solely from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in the Fund’s trading positions before the time that the trading strategies would otherwise dictate liquidation, which could have an adverse effect on the NAV.

10

If the Sponsor causes or permits the Fund to become leveraged, the Fund could incur substantial losses if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of the market value of the underlying futures contracts or other commodity interests. This feature permits commodity pools to “leverage” their assets by purchasing futures contracts or other commodity interests with an aggregate value in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts or other commodity interests can cause significant losses to the pool. While the Sponsor does not intend to leverage the assets of the Fund, the Fund is dependent upon the trading and management skills of the Sponsor to maintain the proper position sizes.  If the Fund becomes leveraged, it could realize losses or become unable to satisfy its current or potential margin and/or collateral obligations with respect to its investments.

The Sponsor and the Administrator have the authority to postpone, suspend or reject redemption orders.

The Administrator may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption or postpone the redemption settlement date, for (1) any period during which the NYSE Arca or other exchange on which the Shares are listed is closed, other than for customary holidays or weekends, or when trading is restricted or suspended, (2) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) in the event any price limits imposed by the CME or the CFTC are reached and the Sponsor believes that permitting redemptions under such circumstances may adversely impact investors. In addition, the Administrator will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV declines during the period of the delay. Under the agreement between the Sponsor and the Administrator (the “Administrative Services Agreement”), the Administrator may disclaim any liability for any loss or damage that may result from any such suspension, postponement or rejection.

A Commodity Broker may become bankrupt or fail to segregate funds on the Fund’s behalf.

The Commodity Exchange Act requires a clearing broker to segregate all customer funds from the broker’s proprietary assets. If a Commodity Broker fails to comply, the assets of the Fund might not be fully protected in the event of the broker’s bankruptcy, and Shareholders could lose their investment or be limited to recovering only a pro rata share of all available funds segregated on behalf of the broker’s combined customer accounts. A Commodity Broker may, from time to time, be subject to certain regulatory and private causes of action. Current and material causes of action for the initial Commodity Brokers and Execution Broker are described under “The Brokers.”

In the event of a bankruptcy or insolvency of an exchange or clearing house, the Fund could also experience a loss of the funds deposited through a Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and/or the loss of unrealized profits on its closed positions on the exchange.

Illiquidity in the coal futures markets could make it impossible for the Fund to realize profits or limit losses.

In illiquid markets, the Fund could be unable to close out positions or take new positions to fill subscription and redemption orders or to otherwise fulfill its investment objective. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.  Unexpected market illiquidity has caused major losses for some traders in recent years in market sectors such as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.  U.S. commodity exchanges impose limits on the amount by which the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract until the limit is either raised by the exchange or the contract begins to trade away from the limit price.  In addition, because Coal Futures contracts traded on CME Facilities, can be thinly traded, it may be difficult for the Fund to enter or exit a Coal Futures position without significantly impacting the quoted price. This could result in increased trading costs. In some cases, the liquidation of a position in a Coal Futures contract on CME Facilities may not be possible within a reasonable period of time, which could also result in increased losses to the Fund and its Shareholders.

Regulatory changes or new legislation may alter the Fund’s operations.

The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) contains measures aimed at increasing the transparency and stability of the OTC derivative markets and preventing excessive speculation. Although the Dodd-Frank Act was enacted on July 21, 2010, the CFTC and the SEC, along with certain other regulators, must promulgate final rules and regulations to implement many of its provisions relating to OTC derivatives. While some of these rules have been finalized, many have not and, as a result, the final form and timing of the implementation of the new regulatory regime affecting commodity derivatives remains uncertain. In particular, on October 18, 2011, the CFTC adopted final rules under the Dodd-Frank Act establishing position limits for certain energy commodity futures and options contracts and economically equivalent swaps, futures and options. The CFTC’s rules on position limits have since been vacated on September 28, 2012 by the U.S. Circuit Court of the District of Columbia and is being appealed. There can be no assurance that the timing, applicability and impact of final rules will not have a material adverse impact on the Fund by affecting the prices of or market for commodities relevant to the Fund’s operations and/or by reducing the availability of commodity derivatives.

11

The Fund and the Sponsor may be sued by outside parties which may cause the NAV or market value of the Fund to not track the value of the portfolio of the Fund and could cause the Fund to lose money.

If the Fund is sued by an outside party for any reason including unlicensed use of intellectual property, data fees, or settlement data, it could cause the NAV or market value of the Fund to not track the Fund’s underlying portfolio. Such a lawsuit could cause the Fund’s market value to deviate from the value of the Fund’s underlying portfolio and could result in losses to the Fund and its Shareholders.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

If the Fund enters into new contractual relationships or renews existing relationships with its service providers, it may incur higher fees and expenses and need to change the accruals of its Sponsor Fee, brokerage fees and expenses, or introduce new fees or expenses. Any such change in accruals or additional fees or expenses could make an investor’s investment in the Fund less profitable.

U.S. financial markets may experience periods of disruption.

U.S. financial market conditions have, from time to time, been characterized by reduced levels of corporate credit and liquidity, and have experienced periods of significant instability and volatility.  Such market conditions have existed on several occasions, sometimes for extended periods, since 2008.  Although U.S. financial markets have demonstrated some signs of recovery in recent periods, a return of unstable and volatile conditions could adversely affect the financial condition and results of operations of the Fund’s service providers and Authorized Participants, thereby negatively impacting the Fund’s NAV and the ability of the Fund to achieve its investment objective.

The U.S. Treasury could default on its obligations to make payments on U.S. Treasuries.

In August 2011, Standard & Poor’s downgraded the United States’ long-term credit rating from AAA to AA+. Any default by the U.S. Government on all or a material portion of the Fund’s investments in U.S. Treasuries would have a negative impact on the Fund.

The Fund will experience a loss if it is required to sell U.S. Treasuries at a price lower than the price at which they were acquired.

If the Fund is required to sell U.S. Treasuries at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the NAV and an investment in the Shares.

The Fund may not realize gains sufficient to compensate for its expenses and other liabilities.

The Fund will pay its accrued brokerage charges and other ordinary expenses of 0.30%, a Sponsor Fee at an annual rate of 0.95% of its average net assets, and all extraordinary expenses.  See “Charges—Fees and Expenses.” These fees and expenses must be paid regardless of whether Fund activities are profitable. The Fund is expected to earn interest income at an annual rate of 0.02% per annum, based upon the yield on 90 day U.S. Treasury Bills as of the date of this prospectus. Consequently, it is expected that interest income will not exceed the Fund’s fees and expenses, and therefore the Fund will need to experience positive price performance to break-even net of fees and expenses. Accordingly, the Fund must realize price gains sufficient to cover these fees and expenses before it can earn any profit.  See “Charges—Breakeven Table.”  A prolonged period of sustained Fund losses could negatively impact an investment in the Shares.

The Fund is not actively managed and will attempt to deliver investors exposure to daily changes in the price of Coal Futures during periods in which the prices of Coal Futures are flat or declining as well as when they are rising.

The Sponsor will seek to hold Coal Futures during periods in which daily changes in the price of Coal Futures are flat or declining as well as when they are rising, and will not actively manage the Fund based on any other discretionary criteria. For example, if the Fund’s positions in Coal Futures are declining in value, the Fund will not close out such positions, except during roll periods or for creation and redemption orders in accordance with its investment objective. Any decrease in value of the Fund’s Coal Futures positions will result in a decrease in the NAV and likely will result in a decrease in the market price of the Shares.

The past performance of the members of the Sponsor’s management team may be an inadequate or unsuitable indicator of their ability to manage the Fund.

The past performance of the members of the Sponsor’s management team is no indication of their ability to manage the Fund.  See “The Sponsor—Directors, Officers and Key Employees” for a description of the relevant experience of the Sponsor’s management team.

12

The liability of the Sponsor and the Trustee is limited.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred, except to the extent that such liability or expense results from the gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. The Sponsor may require the Fund’s assets to be sold to cover losses or liability suffered by it or by the Trustee, resulting in a potential reduction of the NAV and value of the Shares.

The Fund and the Sponsor are subject to extensive regulatory reporting and compliance obligations.

The Fund intends to list the Shares on the NYSE Arca.  As a result, the Fund will be subject to certain rules and regulations of federal and state authorities and relevant financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board (“PCAOB”), SEC, CFTC, NFA, FINRA and the New York Stock Exchange (“NYSE”), have in recent years issued new requirements and regulations, most notably those resulting from the enactment of the Sarbanes-Oxley Act of 2002. From time to time, since the adoption of the Sarbanes-Oxley Act of 2002, these authorities have continued to develop additional regulations or interpretations of existing regulations. The Sponsor’s efforts to comply with these regulations and interpretations will result in increased general and administrative expenses and diversion of management time and attention from achieving the Fund’s investment objective.

In addition, the Sponsor is responsible for establishing and maintaining adequate systems of internal control over financial reporting of the Fund.  The Fund’s internal control system is designed to provide reasonable assurance regarding the preparation and fair presentation of published financial statements.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to the Fund’s financial statement preparation and presentation.

The success of the Fund depends on the ability of the Sponsor to accurately implement trading systems, and any failure to do so could subject the Fund to losses on such transactions.

The Sponsor will use mathematical formulas to facilitate the purchase and sale of Coal Futures. The Sponsor must make accurate calculations and execute the trades dictated by such calculations. In addition, the Fund relies on the Sponsor to properly operate and maintain its computer and communications systems. Execution of the formulas and operation of the systems are subject to human error. Any failure, inaccuracy or delay in implementing any of the formulas or systems or executing the Fund’s transactions could impair the Fund’s ability to achieve its investment objective.

The Fund may experience substantial losses if the computer or communications systems of the Fund, the Sponsor or various third parties fail.

The Fund will rely on the integrity and performance of its and the Sponsor’s computer and communications systems to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities. The Fund also depends on the proper and timely function of computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, or a natural disaster or other catastrophe could cause such systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of such systems may result in substantial Fund losses, liability to other parties, lost profit opportunities, increased operational expenses and diversion of technical resources.

Investors cannot be assured of the Sponsor’s continued services, which if discontinued may be detrimental to the Fund.

Investors cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time. If the Sponsor’s registrations or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund. As the Fund itself is not registered with the CFTC in any capacity, if the Sponsor were unable to provide services to the Fund, the Fund would be unable to pursue its investment objective unless and until the Sponsor’s ability to provide services to the Fund is reinstated or a replacement CPO is appointed. Such an event could result in termination of the Fund.

The Fund is subject to various actual and potential conflicts of interest.

The Sponsor and its principals are not required to devote substantially all of their time to the business of the Fund, which presents the potential for numerous conflicts of interest. In addition, the Fund’s service providers may have other conflicts of interest.  See “Conflicts of Interest.” Accordingly, such parties have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. The Sponsor has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund or its Shareholders.

13

Risks Associated with an Investment in the Shares

Shareholders will not have the protections associated with ownership in an investment company registered under the Investment Company Act.

The Fund is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Consequently, Shareholders will not have the regulatory protections provided to investors in registered investment companies.

Futures-based investing is complex and risky and an investment in the Fund should be monitored consistently by investors.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, an investor could lose all of its investment in the Fund. Investing in futures-based investment products can be complex and risky and as such an investment in the Fund should be monitored consistently by investors.

An absence of “backwardation” or the presence of “contango” in the prices of Coal Futures may decrease the value of the Shares.

As the Fund’s Coal Futures near expiration, they will be replaced by contracts that have a later expiration. For example, a contract purchased and held in November 2014 may specify a January 2015 expiration. As that contract nears expiration, it may be replaced by selling the January 2015 contract and purchasing the contract expiring in April 2015. This process is referred to as “rolling.” Backwardation exists when the price for commodity contracts with shorter-term expirations are higher than the price for contracts with longer-term expirations. In these circumstances, absent other factors, the sale of the January 2015 contract would be consummated at a price that is higher than the price at which the April 2015 contract is purchased. Once the Fund purchased the April 2015 contract and assuming no other changes to the prevailing spot coal price nor the price relationship between the spot coal price and futures contracts, hypothetically the value of the April 2015 contract would increase over time, thereby creating a gain for the Fund.

Conversely, contango exists when the price for commodity contracts with longer-term expirations are higher than the price for contracts with shorter-term expirations. In these circumstances, absent other factors, the sale of the January 2015 contract would be consummated at a price that is lower than the price at which the April 2015 contract is purchased. Once the Fund purchased the April 2015 contract and assuming no other changes to the prevailing spot coal price nor the price relationship between the spot coal price and the corresponding futures contracts, hypothetically the value of the April 2015 contract would increase over time, thereby creating a loss for the Fund.

Coal Futures have historically been in a state of contango. If such a state of contango continues to persist, an investor in the Fund may experience a decrease in their return relative to spot coal prices. In addition, contango may cause a decrease in the value of the Shares in the Fund over time.

Significant variations between the market value of Shares and the prices of Coal Futures may limit an investor’s ability to use the Shares as a means to indirectly invest in coal or for hedging purposes.

While it is expected that the trading prices of the Shares will fluctuate in accordance with changes in the NAV, the market price for the Shares may also be influenced by other factors, including the short-term supply and demand for coal derivatives and the Shares. There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the NAV. This could cause changes in the price of the Shares to substantially vary from changes in the price of Coal Futures, which could prevent investors from being able to effectively use an investment in the Fund as a way to indirectly invest in coal or hedge the risk of losses in coal-related transactions.

The price of coal can be volatile, which could result in large fluctuations in the price of Shares.

Movements in the price of coal will be outside of the Sponsor’s control and may not be anticipated by the Sponsor. As discussed in more detail above, price movements for coal are influenced by, among other things, weather conditions, transportation difficulties, governmental policies, changing demand and seasonal fluctuations in supply. Coal prices may also be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, and changes in the philosophies and emotions of market participants. Because the Fund is exposed primarily to interests in coal, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

The investment objective of the Fund is not intended to correlate exactly with the spot price of coal or any spot price coal indexes and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of coal.

The investment objective of the Fund is to provide investors exposure to the daily change in the price of Coal Futures, not the current spot prices of coal or any coal spot price indexes. Weak correlation between the NAV or market price of the Fund and the coal spot prices may result from typical seasonal fluctuations in coal prices, among other factors. If there is a weak correlation between Coal Futures and the coal spot prices, then the market price of the Shares may not accurately track the coal spot prices and investors may not be able to effectively use the Fund as a way to hedge the risk of losses in coal-related transactions or as a way to indirectly invest in coal.

14

The lack of an active trading market for the Shares will affect the liquidity of the Shares.

Although the Shares are expected to be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If an active public market for the Shares does not exist or continue, the market prices and liquidity of the Shares may be adversely affected.

The NYSE Arca may halt trading in the Shares or delist the Shares.

The Shares are expected to be listed for trading on the NYSE Arca under the market symbol “TONS.” Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline in the equity markets. Any suspension of trading of the Shares could adversely impact an investor’s ability to purchase or sell Shares.

Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares on the NYSE Arca will continue to be met or will remain unchanged. Should the Fund fail to satisfy such requirements and the Shares become delisted, the Sponsor may seek an alternative securities exchange on which to list the Shares or terminate the Fund.

The Shares are a new securities product and could be adversely affected by unanticipated operational or trading issues.

The Shares, including the mechanisms and procedures governing the creation, redemption and offering thereof, are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the Fund’s operations or the mechanics of trading in the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable to resolve such problems or issues.

The Fund has no operating history, and, as a result, investors may not rely on past performance in deciding whether to buy the Shares.

The Fund has not commenced trading and has no performance history upon which to evaluate an investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had performance histories, such performance histories could provide investors with more information on which to evaluate an investment in the Fund. As the Fund has not commenced trading or developed any performance history, investors will have to make their decision to invest in the Fund without such information.

An investment in the Shares may be adversely affected by competition from other methods of investing in coal.

The Fund will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the coal industry and other securities that may be linked to coal, direct investments in coal and investment vehicles similar to the Fund. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in coal directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The liquidity of the Shares may be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants holding substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares.

The Fund has not appointed any independent experts or advisers to advise investors regarding an investment in the Shares.

The Sponsor has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent investors in connection with the offering of the Shares. Accordingly, each investor should consult its own legal, tax and financial advisers regarding the advisability of an investment in the Shares.

The Fund may terminate and liquidate at a time that is disadvantageous to Shareholders.

Termination and liquidation of the Fund could occur at a time that is disadvantageous to Shareholders. When the Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. See “The Trust Agreement—Fund Termination Events.”

Shareholders do not have the rights enjoyed by investors in more traditional equity investments.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of common stock of a corporation or other business entity including, for example, the right to bring “oppressive” or “derivative” actions. In addition, the Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, and the Fund is not required to pay regular dividends.  See “Description of the Shares” for a description of the limited rights of Shareholders.

15

Although the Shares are limited liability investments, certain circumstances such as bankruptcy or indemnification of the Fund by a Shareholder will increase the Shareholder’s liability.

The Shares are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the Fund any distribution received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Fund has been formed. It is possible that a court in such a state could determine that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Additionally, in the event the Fund is made party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Fund, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Fund for all such liability and expense incurred, including attorneys’ and accountants’ fees.

The Fund does not expect to make cash distributions.

Unlike commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund intends to re-invest any realized gains in Coal Futures rather than distributing cash to Shareholders. Investors should not invest in the Fund if they will need cash distributions from the Fund to pay taxes on their share of income and gains of the Fund, if any, or for any other reason.

Shareholders will be subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

Items of income, gain, deduction, loss and credit with respect to the Shares could be reallocated if the Internal Revenue Service does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the Internal Revenue Service will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”) and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects Shareholders.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains (including certain dividend income) are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. Capital gains generally will be included in net investment income, which also is taxed at an additional rate of 3.8% in the case of certain taxpayers having “net investment income” in excess of certain threshold amounts (the “Medicare Contribution Tax”).  Further, this tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time.

Investors in the Fund will receive a Schedule K-1 document which reports their allocable portion of tax items. A Schedule K-1 is usually complex and may require individuals to engage a tax expert.

Calculating the estimated U.S. federal and state taxes for a publicly traded partnership such as the Fund is a complicated process. To the extent the Fund’s assumptions and conventions used in preparing Shareholders’ tax liability and Schedule K-1’s are not in compliance or not accepted by the IRS, it is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the requirements of the Code and/or Regulations and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders. In addition, the complexity of a Schedule K-1 may require an investor, particularly an individual investor, to have to engage with a tax expert which may result in such investor incurring additional expenses related to the preparation of individual tax returns.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

16

USE OF PROCEEDS

General

The Fund will use the proceeds from the sale of Baskets to purchase Coal Futures to the greatest extent possible, without (i) being leveraged or unable to satisfy its current or potential margin and/or collateral obligations with respect to its investments, or (ii) exceeding relevant position limits.  The Fund also will purchase U.S. Treasuries for deposit with a Commodity Broker as margin or to otherwise cover the Fund’s remaining notional exposure to Coal Futures.

All proceeds received from the sale of Baskets will be used to achieve the Fund’s investment objective and to pay certain fees and expenses of the Fund.  The Fund will receive 100% of the interest income earned on its interest bearing assets.  The Sponsor will attempt to cause the Fund’s holdings to be posted daily at www.greenhavenfunds.com after 5:00 p.m. New York time.

Investments in Coal Futures

Under normal market conditions, the Fund will seek to achieve its investment objective by purchasing Coal Futures that are traded on the CME Facilities, including smaller sized “mini” contracts (if they are available), to the greatest extent possible, without being leveraged or exceeding relevant position limits.  The term “under normal market conditions” includes, but is not limited to, the absence of extreme volatility or trading halts in the coal futures markets or the financial markets generally; operational issues causing dissemination of inaccurate market information; or force majeure events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance.  The Fund will place purchase orders for Coal Futures with a Commodity Broker.

As the Fund initially plans to trade primarily on CME ClearPort, the Fund will likely execute trades of Block Traded Coal Futures via CME ClearPort. The Fund will place purchase orders for Block Traded Coal Futures with an Execution Broker. The Execution Broker will identify a selling counterparty, and simultaneously with completion of the transaction, the Block Traded Coal Futures will be entered into CME ClearPort by the Execution Broker, thereby completing the transaction and creating a cleared futures transaction. If the CME does not accept the transaction for any reason, the transaction will be considered null and void and of no legal effect. As a result, the Sponsor expects that all Fund’s positions in Coal Futures, whether traded on the CME ClearPort Block Trade entry systems (as initially planned) or on CME Globex (which may occur in the future), will be cleared by CME clearing member firms, thereby minimizing counterparty risk.

The Fund intends to hold the three month strip of the nearest calendar quarter of Coal Futures contracts traded on the CME Facilities. The four calendar quarters are January, February, and March (“Q1”); April, May, and June (“Q2”); July, August, and September (“Q3”); and October, November, and December (“Q4”). The Fund intends to invest in an equal amount of tonnage (equal number of futures contracts) in each of the three months comprising the nearby calendar quarter.

Four times a year, the Fund will attempt to roll its positions in the nearby calendar quarter to the next calendar quarter over 5 business days on a pro-rata basis. The first roll day is the 2nd Monday of the month prior to the nearby calendar quarter. So for example, if the Fund was currently holding the Q1 calendar quarter it would roll over a 5 business day period starting on the 2nd Monday in December. Each day during the roll period the Fund would decrease the percentage of its portfolio that is in Q1 by 20% and increase its percentage in Q2 by 20%.

The Fund may also realize interest income from its holdings in U.S. Treasuries, which may be posted as margin or otherwise held to cover the Fund’s remaining notional exposures to Coal Futures.  The Sponsor will deposit a portion of the Fund’s net assets with a Commodity Broker or other custodian to be used to meet its current or potential margin or collateral requirements in connection with its investment in Coal Futures.  See “—Margin; Composition of Portfolio” below. The Fund will use only U.S. Treasuries, cash and/or cash equivalents to satisfy these requirements. The Sponsor believes that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to U.S. regulations. Up to 10% of the Fund’s assets are expected to be committed as margin and/or collateral for Coal Futures. However, from time to time, the percentage of assets committed as margin or collateral may be substantially more, or less, than 10%. The remaining portion of the Fund’s assets will be held in U.S. Treasuries, cash and/or cash equivalents by a Commodity Broker, in its capacity as the Fund’s custodian.

The Sponsor does not anticipate that the Fund’s Coal Futures positions will be held until expiration, nor does the Sponsor expect the Fund to take or make delivery of any physical commodities. Instead, the Sponsor expects to sell near to expiry Coal Futures and reinvest the proceeds in new Coal Futures to achieve the Fund’s investment objective.  Positions may also be closed out to meet orders for the redemption of Baskets, in which case the proceeds from closing the positions will not be reinvested.  The Sponsor is authorized by the Fund in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants of the Fund.

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Margin; Composition of Portfolio

When the Fund purchases Coal Futures on the CME Facilities, the Fund will be required to deposit a portion of the value of the contract or other interest as security to ensure payment for the underlying obligation. This deposit is known as initial margin.

For example, the purchase of a notional $10 million of Coal Futures traded on the CME Facilities would require the Fund to make an initial margin deposit representing only a fraction of the notional amount. The Fund would deposit the required initial margin with a Commodity Broker in the form of a mix of cash and U.S. Treasuries. Fund assets in an amount equal to the difference between the initial margin and the notional value of the Coal Futures will be held in U.S. Treasuries, cash and/or cash equivalents in a segregated account with a Commodity Broker and used to meet future margin payments, if any.

Although the allocations may vary substantially over time, as of the date of this prospectus, the Sponsor estimates that:

●
approximately 10% of the NAV will be held as margin deposits in the form of U.S. Treasuries, cash and/or cash equivalents in segregated accounts with a Commodity Broker, in accordance with the applicable CFTC rules; and

●	approximately 90% of the NAV will be held to pay current obligations and as reserves in the form of U.S. Treasuries, cash and/or cash equivalents in segregated accounts with a Commodity Broker.

The Sponsor has the sole authority to determine the percentage of assets that will be:

●	held as margin or collateral; and

●	held in U.S. Treasuries, cash and/or cash equivalents to pay current obligations and as reserves.

The assets deposited by the Fund with a Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. See “Risk Factors—A Commodity Broker may become bankrupt or fail to segregate funds on the Fund’s behalf.”  Such segregated funds may be invested only in instruments approved by the CFTC, which include (i) U.S. government securities, (ii) municipal securities, (iii) U.S. agency obligations, (iv) certificates of deposit, (v) commercial paper guaranteed by the U.S. government, (vi) corporate notes or bonds guaranteed by the U.S. government, and (vii) interests in money market mutual funds; however, the Sponsor anticipates that the Fund’s margin deposit assets will be invested only in U.S. Treasuries or otherwise held as cash and/or cash equivalents.  Shareholders will not be required to post variation margin.

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THE COAL MARKET

The following is a brief introduction to the global coal industry.   The data presented below is derived from information released by various third-party sources.  Although the Sponsor believes this information to be accurate, it has not independently verified this information.  The third-party sources from which certain of the information presented below include the World Coal Association, the U.S. Energy Information Administration, the American Coal Foundation and the American Geosciences Institute.

General

Coal is a safe, reliable, easily stored and readily available source of energy produced in over 50 countries, consumed in over 70 countries and traded globally. Coal is a low-cost fossil fuel used primarily for electric power generation, and is typically significantly less expensive than oil and generally competitive with natural gas and nuclear power generation.  Coal is also used to produce steel (coal is used in nearly 70% of global steel production) and by a variety of other industrial consumers to heat and power foundries, cement plants, paper mills, chemical plants and other manufacturing and processing facilities. In general, coal is characterized by end use as either steam coal or metallurgical coal. Steam coal is used primarily as fuel by utilities to generate electrical power. It is also used by industrial facilities to produce steam, electricity or both.  Metallurgical coal is refined into coke, which is used in the production of steel.

Coal is classified into four general categories, or “ranks,” based on carbon content.  Carbon is the source of coal’s heating value, but other factors also influence the amount of coal’s energy per unit of weight. The amount of energy in coal is expressed in British thermal units (“BTU”) per pound. A BTU is the amount of heat required to raise the temperature of one pound of water by one degree Fahrenheit. The four ranks of coal include:

●
Lignite.  Lignite is geologically young coal that has the lowest carbon content (approximately 25% to 35%), and consequently the lowest energy content, of the four ranks of coal. Lignite has a heat value ranging between 4,000 and 8,300 BTUs-per-pound.  Sometimes called brown coal, lignite is mainly used for electric power generation primarily in power plants close in proximity to the source.

●
Sub-Bituminous.  Sub-bituminous coal contains about 35% to 45% carbon and has a heat value between 8,300 and 13,000 BTUs-per-pound. Approximately half of the coal produced within North America is sub-bituminous.  Although the heat value of sub-bituminous coal is lower than bituminous, it tends to be lower in sulfur content and cleaner burning.

●
Bituminous.  Bituminous, or black coal, is the most abundant type of coal. Bituminous contains approximately 45% to 86% carbon and has a heat value between 10,500 and 15,500 BTUs-per-pound. Bituminous has little water content or other impurities except for sulfur, and is easily ignited.

●
Anthracite.  Anthracite coal contains approximately 92% to 98% carbon and has a heat value of nearly 15,000 BTUs-per-pound. Anthracite has a heat value greater than that of Bituminous, but is hard to light, scarcer and more expensive.

Production and Supply

China remains the largest producer of coal in the world, with an estimated production of 3.991 billion metric tonnes (“mt”) in 2012. The United States and India follow China with estimated hard coal production of approximately 1.016 billion mt and 694 million mt, respectively, in 20121. Among the nations principally supplying coal to the global power and steel markets are Australia, historically the world’s largest coal exporter with exports of approximately 332 million mt in 2012, as well as Indonesia, Russia, United States, Colombia and South Africa. Total United States exports of coal decreased in 2013 by approximately 6% over 2012 to 118 millions mt.2

Coal supply can be influenced by changes in coal mining capacity, productivity and depletion rates, changes in government subsidization, regulation, new capacity, climate events (i.e., floods, rains), availability of mining equipment and availability and cost of skilled labor and railroad/river barge/ocean bulk services.

[1]	Source: U.S. Energy Information Administration: (http://www.eia.gov/cfapps/ipdbproject/IEDIndex3.cfm?tid=1&pid=1&aid=24).

[2]	Source: U.S. Energy Administration Association: (http://www.eia.gov/beta/coal/data/browser/#/topic/41?agg=0,2,1&rank=g&freq=A&start=2001&end=2012&ctype=map&ltype=pin&rtype=s&maptype=0&rse=0&pin=)

19

Demand

Global coal demand grew by more than 3.0% in 2013 over 2012.3  In 2011, China, the United States and India were the world’s largest consumers of coal (ranked 1st, 2nd and 3rd, respectively).  In 2012, China was the largest importer of coal with imports of approximately 5.151 billion mt. The United States and India consumed 889 and 745 million mt, respectively.4

Factors impacting coal demand include the demand for electricity, governmental regulation impacting power generation, technological developments, transportation costs, climate events (i.e., floods and rains), exchange rates and the location, availability and cost of other fuels such as natural gas, oil, nuclear and hydroelectric power.

European Coal

European coal is often classified into two broad categories: hard coal and lignite or brown coal. Hard coal is further subdivided into two types of coal as steam (or thermal) coal, used for power generation and for industrial applications; and coking coal which is used by the iron and steel industry to make coke. Hard coal has an energy content above 4,500 kilocalories/kilogram (“kcal/kg”) and water content lower than 35%. Only hard coal is traded internationally because of its higher energy content relative to freight costs. The other broad category, lignite or brown coal, has an energy content of less than 4,500 kcal/kg, and water content above 35%. It is mostly used in local markets for power generation.5

Although coal is mined in many European coal countries, as of 2013 only about 35% of hard coal consumption was covered by production in the European Union (the “EU”). Coal consumption of hard coal in the EU reached its lowest level in 2009 at 715 million tons. Since then, consumption has resumed growing and an increase of 4.7% was recorded in 2013 from 2009 levels. 6

Although economic slowdowns in the EU in 2011 and 2012 reduced overall electricity demand, coal demand by utilities actually increased during this period replacing the relatively more expensive natural gas. This is thought to be largely a result of relatively high priced natural gas in Europe and low priced coal as well as the collapse of the price of carbon credits. The low priced coal was in part caused by the “shale revolution” of cheap natural gas in the United States, which resulted in a surge in coal imports from the United States and Colombia that pressured coal prices downward in Europe.

[3]	Source: BP Statistical Review of World Energy, 2013, page 33: (http://www.bp.com/content/dam/bp/pdf/Energy-economics/statistical-review-2014/BP-statistical-review-of-world-energy-2014-full-report.pdf)

[4]	Source: US Energy Information Administration, 2014: (http://www.eia.gov/cfapps/ipdbproject/IEDIndex3.cfm?tid=1&=1&=24)

5
Source: Cornot-Gandolphe, Sylvie. “Global Coal Trade From Tightness to Oversupply.” February 2013. Institut Francais des Relations Internationales, page 11. (http://www.ifri.org/ ?page=contribution-detail&id=7570&lang=uk)

6	Source: EuroStat, October 2014: (http://epp.eurostat.ec.europa.eu/statistics_explained/index.php/Coal_consumption_statistics)

20

Within Europe, Germany is one of the largest producers and importers of coal, importing some 45 million tons of hard coal in 2012 which represented 79% of Germany’s national consumption.7  In addition to Germany, major European importing countries of coal also include the United Kingdom, Spain, and Italy.8

One of the largest coal ports in Europe in terms of total cargo is the port of Rotterdam9 which also often provides benchmark prices for coal transactions across Europe. The largest exporting countries to Europe in order of tons exported are Russia, Colombia, and the United States as of 2013.10

Rotterdam Coal Futures

The CME lists Rotterdam Coal Futures under the symbol “MTF”.  The trading unit for the Rotterdam contract is 1,000 tons.  Rotterdam Coal Futures are financially settled against the Argus/McCloskey Coal Price Index (“API 2 Index”)11 as published in the Argus/McCloskey Coal Price Index Report, and are subject to CME position and accountability limits. The API 2 Index is calculated by Argus Media.12 Coal included in the API 2 Index calculation must generally be delivered to the ports of Antwerp, Rotterdam, or Amsterdam with certain exceptions for coal that is delivered to North West European countries and netted back to a Rotterdam delivery equivalent using freight differentials between discharge ports. Coal included in the API 2 Index must be bituminous and meet several criteria to qualify including having an energy value of 6,000 kcal/kg, a maximum sulfur content of 1.00%, and be part of a cargo with a minimum quantity of 50,000 tonnes of coal on the most economic vessel from the port of origin.13 Neither the Fund, the Sponsor, nor any of their affiliates are sponsored, endorsed, or promoted by, or otherwise associated with, Argus Media Inc., IHS Global Ltd., or the CME Group.

Trading of Rotterdam Coal Futures contracts terminates on the last Friday of the delivery month. Trading can occur in any of up to 84 consecutive months.  Contracts for each new year are added following the termination of trading in the December contract of the current year.

Since April 2008, the Rotterdam Coal Futures market has generally been in a state of contango, as illustrated by the graph below of the difference between the 2nd CME Rotterdam Coal Futures delivery month and the 1st delivery month:

Source: Bloomberg

7	Source: “Coal Industry Across Europe.” 5th Edition 2013. European Association for Coal and Lignite, page 31. (http://www.euracoal.org/pages/medien.php?idpage=1410)

[8]	Source: Cornot-Gandolphe, Sylvie. “Global Coal Trade From Tightness to Oversupply.” February 2013. Institut Francais des Relations Internationales, page 32. (http://www.ifri.org/?page=contribution-detail&lang=uk)

9	Source: Port of Rotterdam website. October 2014: (http://www.portofrotterdam.com/en/Port/port-in-general/Pages/default.aspx)

10	Source: EuroStat, October 2014: (http://epp.eurostat.ec.europa.eu/statistics_explained/index.php/File:Hard_coal_imports_into_EU-28_by_country_of_origin,_2013_(%25_based_on_kt).png)

[11]	Neither the Fund, the Sponsor, nor any of their affiliates are sponsored, endorsed, or promoted by, or otherwise associated with, Argus Media, IHGS Global Ltd., or the CME Group.

12	Source: Argus Media: (http://www.argusmedia.com/Coal/Argus-McCloskeys-Coal-Price-Index-Report)

13
Source: IHS McCloskey, November 2010: (http://cr.mccloskeycoal.com/journals/McCloskey/McCloskeyCR/Issue_249_-_26_November_2010/attachments/Methodology_May%202012_(October%202013%20Edited%20Version).pdf )

21

THE FUND

Overview

The Fund is a commodity pool that was organized as a Delaware statutory trust on June 18, 2012.  See “The Trust Agreement” for a description of the material terms of the Trust Agreement governing the Fund.  The business of the Fund will be limited to (i) creating and redeeming Baskets of Shares on a continuous basis, and (ii) investing proceeds in a portfolio of Coal Futures and U.S. Treasuries.  See “Creation and Redemption of Shares” and “Use of Proceeds.”  The Fund will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of Coal Futures.  The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund.  The term of the Fund is perpetual unless terminated earlier in certain circumstances.  The Fund is not registered, is not required to register, and will not register, as an investment company under the Investment Company Act.  GreenHaven Coal Services, LLC is the Sponsor of the Fund, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, is the Trustee of the Fund.

The website www.greenhavenfunds.com will provide ongoing pricing information for the Shares.  Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The Sponsor will attempt to cause the Fund’s daily NAV to be posted at www.greenhavenfunds.com.

The principal offices of the Fund are located at c/o GreenHaven Coal Services, LLC, 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, and its telephone number is (404) 239-7941.

Investment Objective

The investment objective of the Fund is to provide investors with exposure to the daily change in the price of Coal Futures, before expenses and liabilities of the Fund.  The Fund will seek to invest in a three month strip of the nearest calendar quarter of Rotterdam Coal Futures contracts traded on the CME Group, Inc. Globex or CME ClearPort electronic trading platforms. The Fund will invest in Coal Futures on a non-discretionary basis (i.e., without regard to whether the value of the Fund is rising or falling over any particular period). See “Use of Proceeds”.

The Fund intends to hold the three month strip of the nearest calendar quarter of Coal Futures contracts traded on the CME. The four calendar quarters are January, February, and March (“Q1”); April, May, and June (“Q2”); July, August, and September (“Q3”); and October, November, and December (“Q4”). The Fund intends to invest in an equal amount of tonnage (equal number of futures contracts) in each of the three months comprising the nearby calendar quarter.

Four times a year, the Fund will attempt to roll its position in the nearby calendar quarter to the next calendar quarter over 5 business days on a pro-rata basis. The first roll day is the 2nd Monday of the month prior to the nearby calendar quarter. So for example, if the Fund was currently holding the Q1 calendar quarter it would roll over a 5 business day period starting on the 2nd Monday in December. Each day during the roll period the Fund would decrease the percentage of its portfolio that is in Q1 by 20% and increase its percentage in Q2 by 20%.

The Fund’s portfolio will be traded with a view to reflecting the performance of Coal Futures, whether Coal Futures are rising, falling or flat over any particular period. To maintain the correlation between the Fund and the daily percent change of Coal Futures, the Sponsor may adjust the Fund’s portfolio of investments on a daily basis in response to creation and redemption orders or during the roll period.

It is not the intent of the Fund to be operated in a fashion such that its NAV will equal, in dollar terms, the coal spot price or any particular coal futures contract. It is not the intent of the Fund to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular coal futures contract as measured over a period greater than one day.

The Fund’s non-discretionary investment strategy is designed to permit investors to gain exposure to daily changes in the price of Coal Futures in a cost-effective manner, and/or to permit participants in the coal or other industries to hedge the risk of losses in their coal-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in coal and/or the risks involved in hedging may exist.  See “Risk Factors.”  The Fund is intended to be used as a diversification opportunity as part of a complete investment portfolio, not a complete investment program.

Because the Sponsor expects that (i) the price of the Shares listed on the NYSE Arca will generally correlate closely with the NAV (primarily due to arbitrage opportunities), and (ii) daily changes in the NAV will correlate closely with daily changes in a three month strip of Coal Futures held by the Fund, the Sponsor believes that an investment in the Shares provides investors with an opportunity to gain exposure to changes in the price of coal in a transparent, cost-effective manner.  The Sponsor believes the Shares offer an investment that is:

●
Easily Accessible and Relatively Cost Efficient. As the Shares are expected to be listed on the NYSE Arca, investors can access the market for Coal Futures through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that are affected by changes in the price of coal by investing in the Shares as compared to other means of investing in coal.

22

●
Exchange-traded and Transparent. The Shares are expected to trade on the NYSE Arca, providing investors with an efficient means to implement various investment strategies. Furthermore, the Sponsor will attempt to cause the composition of the Fund’s investment portfolio to be posted at www.greenhavenfunds.com daily, providing investors with a clear and timely picture of the Fund’s holdings.

●
Competitively Priced. The Sponsor’s fee and certain other expenses paid by the Fund represent costs to an investor purchasing Shares.  An investor’s decision to purchase Shares may be influenced by such fees and expenses relative to the costs associated with investing in coal by other means.

See “Risk Factors” for a discussion regarding certain of the risks associated with an investment in the Shares including, but not limited to, the risk that the NAV may not always correspond to the market price of the Shares due to a variety of reasons.

Emerging Growth Company Status

As a company with less than $1 billion in revenue during its last fiscal year, the Fund qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). “Emerging growth company” does not mean that the Fund is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. As an “emerging growth company,” the Fund may, but does not intend to, take advantage of reduced reporting and other requirements that are otherwise applicable generally to public companies. The exemptions include:

●
a requirement to disclose only two years of audited financial statements, selected financial data and related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this registration statement;

●	reduced disclosure about its executive compensation arrangements;

●	no requirement to hold nonbinding advisory shareholder votes on executive compensation or golden parachute arrangements;

●	an exemption from the auditor attestation requirement in the assessment on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	the option to use an extended transition period for complying with new or revised accounting standards.

The Fund may, but does not intend to, take advantage of these exemptions for up to five years or such earlier time that it is no longer an “emerging growth company.” In general, the Fund would cease to qualify as an “emerging growth company” if it has more than $1 billion in annual revenues, it has more than $700 million in market value of its shares held by non-affiliates on any June 30th after it has been public for a year, or the Fund issues more than $1 billion of non-convertible debt over a three-year period.

The Fund is choosing to “opt out” of a provision of the JOBS Act that permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, the Fund will comply with new or revised accounting standards on the relevant dates on which the adoption of such standards is required for non-emerging growth companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

23

CHARGES

Breakeven Table

The following table shows the estimated amount of fees and expenses that are anticipated to be incurred by a new investor in the Shares during the first twelve (12) months of ownership. The total estimated fees and expenses are expressed as a percentage of $30.00 (the initial NAV per Share) or $750,000 (the initial NAV per Basket). Although the Sponsor has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Shares may differ.  See “—Fees and Expenses” below for a description of the estimated fees, commissions, expenses and other charges of the Fund.

Income/Expense	Per Share (1)		Per Basket (2)
Initial Selling Price	$30.00	100%	$750,000.00	100%
Sponsor Fee (3)	0.29	0.95	7,125.00	0.95
Brokerage Commissions and Fees (4)(5)	0.09	0.30	2,250.00	0.30
Organizational and Offering Expenses (6)	0.00	0.00	0.00	0.00
Routine Operational, Administrative and Other Ordinary Expenses (7)(8)	0.00	0.00	0.00	0.00
Interest Income (9)	0.01	0.02	150.00	0.02
Annual Breakeven (10)	$0.37	1.23%	$9,225.00	1.23%

(1)	Assumes that the Shares have a constant month-end NAV and is based on $30.00 as the NAV per Share. The actual NAV of the Fund will differ.
(2)	Assumes that the Baskets have a constant month-end NAV and is based on $750,000.00 as the NAV per Basket. The actual NAV of the Fund will differ.
(3)
The Fund is contractually obligated to pay the Sponsor a Sponsor Fee of 0.95% per annum on average NAV, payable monthly.  From the Sponsor Fee, the Sponsor will be responsible for paying the fees and expenses of the Administrator, the Marketing Agent and the Trustee, and the routine operational, administrative and other ordinary expenses of the Fund, in each case subject to reimbursement by the Fund (other than marketing-related expenses).  See “—Fees and Expenses” below.

(4)
Investors may pay customary brokerage commissions to their brokers in connection with the purchases of Shares.  Because brokerage commission rates will vary from investor to investor, brokerage commissions are not included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

(5)
The Fund is subject to brokerage commissions (not expected to be higher than 0.30% per annum of the Fund’s average daily NAV) including applicable exchange fees, NFA fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC-regulated investments. The effects of trading spreads, financing costs associated with Coal Futures, and costs relating to the purchase of U.S. Treasuries or similar high credit quality short-term fixed-income or similar securities are not included in this analysis.

(6)
Expenses incurred in connection with organizing the Fund and the initial offering of its Shares will be paid by the Sponsor, and expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Sponsor, in each case subject to reimbursement by the Fund in the future. See “—Fees and Expenses—Accrual” below.

(7)
The Fund’s estimated routine operational, administrative and other ordinary expenses, except as limited by the Trust Agreement (e.g., other than brokerage commissions) are paid by the Sponsor, subject to reimbursement by the Fund in the future. See “—Fees and Expenses—Accrual” below.

(8)
In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction by transaction basis (and not on a Basket by Basket basis), and are expected to be borne by the Authorized Participants, they have not been included in the Breakeven Table.

(9)	Assumes 100% of the NAV will be invested at an estimated rate of 0.02%, based upon the yield on 90 day U.S. Treasury Bills as of the date of this prospectus. The actual rate will vary.
(10)	The percentage of revenue required for the Fund to breakeven at the end of the first twelve (12) months of an investment, by definition, is expected to be 1.23% per annum the Fund’s average daily NAV.

The Fund will be successful only if its annual return from trading, plus its annual interest income from U.S. Treasuries, exceeds its fees and expenses per annum. The Fund is expected to earn interest income from the investment of Fund assets at a rate equal to approximately 0.02% per annum. Consequently, based upon the difference between the expected interest income rate and the annual fees and expenses set forth above, the Fund is expected to require trading income equal to approximately 1.23% per annum to breakeven.

24

Fees and Expenses

Organization and Offering

The Sponsor will bear the fees and expenses incurred in connection with the formation, qualification and registration of the Fund and the Shares under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares prior to the time such Shares begin trading or in subsequent offerings, including but not limited to, expenses such as:

●	registration fees, exchange listing fees, prepaid licensing fees, filing fees, escrow fees and taxes;

●	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto;

●	costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

●	travel, telephone and other expenses in connection with the offering and issuance of the Shares; and

●	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The Sponsor, under certain circumstances, may be reimbursed by the Fund in the future in connection with the payment of the organizational and offering fees and expenses.  See “—Accrual” below.  Through the date of this Prospectus, the expenses related to the offering of the Shares were estimated to be $ 408,496 , of which (i) $53,196 were SEC registration fees, (ii) $15,000 were NYSE Arca listing fees, (iii) $58,500 were FINRA filing fees, (iv) $ 71,800 were auditor fees and expenses, (v) $180,000 were legal fees, and (vi) $30,000 were printing fees and expenses.

Ordinary Fees and Expenses

The Sponsor will pay the following ongoing administrative fees and expenses incurred by the Fund:

●	the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities;

●	accounting, auditing and legal fees (including disbursements related thereto);

●	printing, mailing and other marketing-related costs;

●	exchange listing fees, prepaid licensing fees, filing fees, escrow fees and taxes;

●	payment for fees and costs associated with distribution, marketing, custody and transfer agency services to the Fund (see “—Fees Payable to Service Providers” below); and

●	SEC and FINRA registration fees.

The Sponsor, under certain circumstances, may be reimbursed by the Fund in the future in connection with the payment of such fees and expenses.  See “—Accrual” below.

The Fund will pay the following ongoing administrative fees and expenses incurred by the Fund:

●	the Sponsor Fee; and

●	the Fund’s brokerage fees and expenses incurred in connection with the purchase and sale of Coal Futures and U.S. Treasuries.

Extraordinary Fees and Expenses

The Fund will pay all of its extraordinary fees and expenses generally, if any, as determined by the Sponsor. Extraordinary fees and expenses are likely to include non-recurring fees such as legal claims and liabilities, litigation costs and any permitted indemnification payments related thereto, if any, but the Sponsor has discretion to treat other unanticipated expenses as extraordinary fees and expenses. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses.

25

Fees Payable to Service Providers

The following table describes the Fund’s estimated fees and compensation arrangements with the Sponsor, the Trustee and certain other non-affiliated service providers. Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. The Sponsor Fee and ordinary ongoing fees and expenses payable by the Fund will be paid first out of interest income from the Fund’s holdings of U.S. Treasuries. It is expected that, at current interest rates, such interest income will not be sufficient to cover all or a significant portion of the Sponsor Fee and ordinary ongoing fees and expenses payable by the Fund.

Service Provider	Annual Compensation

GreenHaven Coal Services, LLC Sponsor	0.95% of the average annual NAV (1)
Christiana Trust Trustee	$2,500 annually (2)
Morgan Stanley & Co. LLC ADM Investor Services, Inc. TFS Energy Futures LLC Initial Brokers	Up to 0.30% of the average annual NAV (3)
The Bank of New York Mellon Administrator	Fees for Fund administration equal: (4) (i) 0.065% of the average annual NAV up to $500 million; and (ii) 0.05% of the average annual NAV in excess of $500 million.
ALPS Distributors, Inc. Marketing Agent	Marketing Services (5) 0.06% of the average annual NAV Distribution Services (6) $50,000.00 annually

(1)
Payable by the Fund.  The Sponsor will not allocate any of its organizational or ongoing operational expenses to the Fund.  The Sponsor will not earn interest on any Sponsor Fee or advanced Fund expenses prior to payment of such liabilities. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee.

(2)	Payable by the Sponsor. The Fund is also obligated to pay a one time set up fee to the Trustee at launch.
(3)
Payable by the Fund.  0.30% is an estimate of the annual percentage of NAV payable to a Commodity Broker for clearing and transacting Coal Futures and to the Execution Broker for brokerage fees charged in connection with Block Trades placed through ClearPort. All Commodity Broker and Execution Broker fees and expenses will be determined on a contract-by-contract basis. Accordingly, neither the Fund nor the Sponsor can give any assurance that the total fees, commissions and expenses paid to a Commodity Broker and the Execution Broker will not exceed the stated fee estimate.

(4)
Payable by the Sponsor.   In addition, the Sponsor will reimburse the Administrator for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by the Administrator in performing its services to the Fund.

(5)
Payable by the Sponsor.  In addition, the Sponsor will reimburse the Marketing Agent for its reasonable out-of-pocket expenses incurred and advances made by the Marketing Agent with respect to its performance of marketing-related services to the Fund.

(6)
Payable by the Sponsor.  In addition, the Sponsor will reimburse the Marketing Agent for its reasonable out-of-pocket expenses incurred and advances made by the Marketing Agent with respect to its performance of distribution-related services to the Fund.

26

Accrual

The Fund’s (i) brokerage commissions and fees , (ii) organizational and offering fees and expenses, and (iii) ongoing operational, administrative, professional and other ordinary fees and expenses are accrued at a rate of 0.30% per annum in the aggregate. Of the amounts so accrued, the Fund will first pay its brokerage commissions and fees, and with the remainder, if any, to be applied towards the reimbursement of the Sponsor for (a) first, the Fund’s ongoing operational , administrative , professional and other ordinary fees and expenses (other than any marketing-related fees and expenses, including the Marketing Agent’s fee for marketing services provided to the Fund) , and (b) second, the Fund’s organizational and offering fees and expenses . See “—Breakeven Table” and “—Fees and Expenses —Fees Payable to Service Providers” above for a description of the estimated fees, costs and expenses paid by the Sponsor and subject to reimbursement by the Fund.

Although the Fund will likely realize interest income from its holdings in U.S. Treasuries, the Sponsor anticipates that such income will not offset the fees and expenses payable to the Fund’s third-party service providers.  Accordingly, the Sponsor expects that the payment of such fees and expenses will, over time, negatively impact the Fund’s ability to track Coal Futures beyond their change over a daily period. If the Fund enters into new contractual relationships or renews existing relationships with its service providers, it may incur higher fees and expenses and need to change the accruals of its Sponsor Fee, brokerage fees and expenses, or introduce new fees or expenses. Any such change in accruals or additional fees or expenses could increase the Fund’s tracking error relative to the underlying Coal Futures and make an investment in the Shares less profitable.  At this time, the Sponsor does not anticipate taking any actions to mitigate any such tracking error other than through the negotiation of fees payable to its service providers.

27

THE SPONSOR

Overview

GreenHaven Coal Services, LLC is the Sponsor of the Fund and serves as the CPO of the Fund.  The Sponsor was formed as a Georgia limited liability company on March 14, 2012.  Its principal place of business is 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, and its telephone number is (404) 239-7941. The Sponsor became registered with the CFTC as a CPO, and approved as a member of the NFA, on June 12, 2012.  Between March 14, 2012 and June 12, 2012, the Sponsor conducted no operations and held no assets.  The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor or the Fund.

The Sponsor is a wholly-owned subsidiary of GreenHaven Group, LLC and affiliated with GreenHaven Commodity Services, LLC, a commodities trading firm.  GreenHaven Commodity Services, LLC was founded in October 2006 and acts as a CPO to the GCC Index Fund.  As of January 31, 2015 , the GCC Index Fund had approximately $ 253 million in assets under management.  GreenHaven Group, LLC is a listed Principal of the Sponsor. GreenHaven Group, LLC was registered as a principal with the NFA on October 22, 2012 and is located in Atlanta, Georgia. Under the Georgia Limited Liability Company Act and the governing documents of the Sponsor, GreenHaven Group, LLC is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the Sponsor’s sole member.  In addition, GreenHaven Group, LLC has no contractual obligation to provide services or resources to the Sponsor or otherwise support the Fund.

See “Charges—Fees and Expenses” for a description of the Sponsor Fee payable to the Sponsor, and the Sponsor’s assumption of certain fees and expenses of the Fund.

Authority

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive power and authority to manage the business and affairs of the Fund.  The duties of the Sponsor with respect to the Fund include but are not limited to:

●	arranging for the creation of the Fund, the registration of the Shares for public offering in the United States and the listing of the Shares;

●
selecting the Commodity Brokers, Execution Broker(s), Administrator, Marketing Agent, auditor, legal counsel and other service providers and negotiating the applicable agreements and fees on behalf of the Fund;

●	monitoring the performance of the Fund’s portfolio and reallocating assets within the portfolio with a view to achieving the Fund’s investment objective;

●	developing and administering a marketing plan for the Fund and preparing marketing materials regarding the Shares, in each case in conjunction with the Marketing Agent;

●	maintaining a website for the Fund; and

●	performing such other services as the Sponsor believes that the Fund may from time to time require.

The Trustee will not exercise day-to-day oversight over the Sponsor. The Trustee shall serve until such time as the Sponsor removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Sponsor in accordance with the terms of the Trust Agreement.  In its capacity as a CPO, the Sponsor is an organization that manages or solicits funds for a commodity pool (the Fund), or an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

Directors, Officers and Key Employees

Ashmead Pringle (68), Chief Executive Officer and Director.  Since August 17, 2012, Mr. Pringle has served as the Chief Executive Officer and a member of the Board of Directors of the Sponsor.  Mr. Pringle became a registered Associated Person and Listed Principal of the Sponsor on August 15, 2012.

Since October 2006, Mr. Pringle has served as the President of GreenHaven Commodity Services, LLC (“GCS”), which is the managing owner of the GCC Index Fund.  Mr. Pringle became a registered Associated Person and Listed Principal of GCS on November 15, 2006.  GCS is wholly owned by GreenHaven, LLC (“GH”). GH has no employees and it serves as a holding company for GCS. GH became registered as a Commodity Trading Advisor on September 6, 2006 and withdrew its CTA registration on February 2, 2011.  Mr. Pringle became a registered Associated Person of GH on September 18, 2006, and a Listed Principal of GH on November 15, 2006. Mr. Pringle withdrew his registration as an Associated Person and a Listed Principal of GH on February 2, 2011.

28

Since October 1984, Mr. Pringle has served as the President and founder of Grain Service Corporation (“Grain Service”), a commodity research trading firm.  Mr. Pringle became a registered Associated Person of Grain Service on October 31, 1985, and a Listed Principal of Grain Service on June 12, 1985.

Mr. Pringle has a B.S. in Mechanical Engineering from the Pratt School of Engineering at Duke University and a M.B.A. from the Harvard Business School.

              Cooper Anderson (35), Chief Financial Officer and Director.  Since August 17, 2012, Mr. Anderson has served as the Chief Financial Officer and a member of the Board of Directors of the Sponsor.  Mr. Anderson became a registered Associated Person on June 12, 2012 and Listed Principal of the Sponsor on May 21, 2012.

Since April 2007, Mr. Anderson has served as a trader for GCS.  Mr. Anderson became a registered Associated Person and Listed Principal of GCS on November 30, 2009.  Mr. Anderson became a registered Associated Person of GH on May 29, 2007 and withdrew his registration as an Associated Person of GH on February 2, 2011.

Since April 2007, Mr. Anderson has served as a commodity derivatives expert for Grain Service.

From March 2006 to April 2007, Mr. Anderson was unemployed.

From December 2002 to March 2006, Mr. Anderson served as an analyst in Institutional Equity Sales and Trading for Credit Suisse Securities USA LLC, a securities broker dealer and investment bank.

Mr. Anderson has passed the Level 3 CFA® exam and has a B.B.A. in Finance from the University of Georgia.

              Scott Glasing (52), Trader.  Since August 17, 2012, Mr. Glasing has served as a trader for the Sponsor and is responsible for daily futures trading. Mr. Glasing became a registered Associated Person and Listed Principal of the Sponsor on August 15, 2012.

Since November 2006, Mr. Glasing has served as a trader for GSC.  Mr. Glasing became a registered Associated Person of GCS on November 15, 2006 and a Listed Principal of GCS on November 30, 2009.  Mr. Glasing became a registered Associated Person of GH on September 14, 2006 and withdrew his registration as an Associated Person with GH on February 2, 2011.

Since January 1998, Mr. Glasing has served as a trading advisor for Grain Service.  Mr. Glasing became a registered Associated Person of Grain Service on February 9, 1998, and a Listed Principal of Grain Service on March 26, 1998.

              Thomas J. Mangold, Independent Director, spent thirty seven years in public accounting with PricewaterhouseCoopers LLP (PwC), serving national and international public and private clients.  He has extensive experience in providing financial reporting, accounting, internal control and mergers and acquisitions expertise.  He also served in various leadership roles for PwC including leading its Information and Communication practice and as a member of the firm’s U.S. Extended Leadership Team.  Mr. Mangold is a Certified Public Accountant and holds a bachelor’s degree in accounting from the University of Cincinnati.

29

Stephen O’Grady, Independent Director, has more than thirty nine years of experience in the financial services sector, most recently as part of GFI Group where he helped start the company’s ETF division.  Prior to GFI, Mr. O’Grady spent 7 years as a partner at Kellogg Capital Group, and for six years served as a Senior Vice President and Floor Manager for ABN-AMRO on the American Stock Exchange.  Mr. O’Grady was also President for SOG, Inc, a New York Stock Exchange options brokerage firm.  He was co-founder and President of Labranche Futures, and a partner at the New York Futures Exchange.  Mr. O’Grady started his career in the municipal bond markets, serving as Vice President and Head of Municipal Bond Trading and Underwriting at Chemical Bank, and as an employee in the Municipal Bond Department of Bankers Trust Company.  Mr. O’Grady holds a Masters of Business Administration from Harvard Business School and a Bachelors of Arts Degree in Economics from Williams College.

Cengiz Searfoss, Independent Director, is a Senior Director of Corporate Finance at Aetna Inc.  He serves as Managing Director of DCS Capital, a US hedge fund, and previously was a Partner at West Broadway Partners, a multi-strategy hedge fund. Prior to his position at West Broadway Partners, he was a Financial Analyst at Goldman, Sachs and Company, and began his career as an Auditor at KPMG Peat Marwick, where he qualified as a Certified Public Accountant.  He received his BBA in Accountancy from the University of Notre Dame.

The Fund does not directly compensate any of the executive officers or directors noted above. Such individuals are compensated by the Sponsor for the work they perform on behalf of the Fund. The Fund does not reimburse the Sponsor for, nor does it set the amount or form of any portion of, the compensation paid to such individuals by the Sponsor.  However, a portion of the Sponsor Fee that is received for the services provided by the Sponsor shall be used for payment of compensation to such individuals.

A “Key Access Person” of the Sponsor, which is any person who has the right to control the redemption or repurchase of shares by an exchange-traded fund or exchange-traded product managed or sponsored by the Sponsor (together, the “Sponsor ETP”) , and all family members of such Key Access Person, may not purchase, bid for, trade or invest in any Sponsor ETP or in the assets in which such Sponsor ETP invests, other than exempt securities, currency and cash.  Key Access Persons currently are comprised of  Ashmead Pringle, the Chief Executive Officer and a member of the Board of Directors of the Sponsor, and Cooper Anderson, the Chief Financial Officer and a member of the Board of Directors of the Sponsor.  Any exception to this policy must be approved by the Board of Directors of the Sponsor and the Chief Compliance Officer of the Sponsor.

Prior Performance of the Sponsor and Affiliates

As the Sponsor was formed on March 14, 2012, and currently has not commenced any operations as a CPO, and the Fund has not yet commenced trading, neither the Sponsor nor the Fund have any performance history upon which investors may evaluate an investment in the Fund.  Certain principals of the Fund have served as principals of the GCC Index Fund as described above under “—Directors, Officers and Key Employees.”  Following is certain information regarding the past performance of the GCC Index Fund for the most recent five calendar years and year-to-date 2015.

THIS FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

30

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The GCC Index Fund started trading and commenced its continuous offering period on January 24, 2008. The GCC Index Fund’s investment objective is to reflect the performance of the Continuous Commodity Total Return Index (“CCI-TR”), less expenses.  The GCC Index Fund holds a portfolio of futures contracts on the commodities underlying the CCI-TR as well as cash and U.S. Treasuries. The GCC Index Fund’s portfolio is traded with a view to reflecting the performance of the CCI-TR, whether the CCI-TR is rising, falling or flat over any particular period. The GCC Index Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the GCC Index Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the index commodities underlying the CCI-TR, the GCC Index Fund’s managing owner adjusts the portfolio on a daily basis to conform to periodic changes in the identity and/or relative weighting of such index commodities.

The GCC Index Fund’s results are verified by its administrator, Bank of New York Mellon. GreenHaven Commodity Services, LLC is the managing owner of the GCC Index Fund. Quarterly results for the GCC Index Fund for the period ending in March, June, September and December can be accessed online at www.sec.gov and www.greenhavenfunds.com. The GCC Index Fund’s quarterly results are filed on form 10-Q with the SEC.

There are significant differences between the futures market for the commodities underlying the CCI-TR and that of coal futures. The Sponsor’s results with the Fund may not be representative of results that may be experienced with a fund investing in a more diverse portfolio of commodity futures. For more information on the performance of the GCC Index Fund, see the performance tables below.

Name of Pool: GreenHaven Continuous Commodity Index Master Fund

Type of Pool: Publicly offered commodity pool listed on the NYSE Arca

Inception of Fund: January 23, 2008

First Day of Public Trading: January 24, 2008

Aggregate Subscriptions: $1,125,320,717.84 through December 31, 2014

Current Net Asset Value: $253,269,430.63 at January 31, 2015

Largest monthly draw-down: -13.54% September 2011

Worst peak to valley draw-down: 43.33% (June 2008-February 2009)

31

GCC Index Fund Monthly Rates of Return from January 31, 2010 to January 31, 2015

Date	Month	NAV	Rate of Return
1/31/2010	January	$25.09	-4.31%
2/28/2010	February	$25.67	2.31%
3/31/2010	March	$25.07	-2.34%
4/30/2010	April	$25.76	2.75%
5/31/2010	May	$24.50	-4.89%
6/30/2010	June	$24.92	1.71%
7/30/2010	July	$26.42	6.02%
8/31/2010	August	$26.21	-0.79%
9/30/2010	September	$28.14	7.36%
10/29/2010	October	$29.76	5.76%
11/30/2010	November	$29.67	-0.30%
12/31/2010	December	$32.88	10.82%
FY 2010			25.40%
1/31/2011	January	$34.01	3.44%
2/28/2011	February	$35.16	3.38%
3/31/2011	March	$35.20	0.11%
4/29/2011	April	$36.34	3.24%
5/31/2011	May	$34.87	-4.05%
6/30/2011	June	$33.59	-3.67%
7/30/2011	July	$34.48	2.65%
8/31/2011	August	$35.23	2.18%
9/30/2011	September	$30.46	-13.54%
10/29/2011	October	$32.21	5.75%
11/30/2011	November	$31.12	-3.38%
12/31/2011	December	$29.96	-3.73%
FY 2011			-8.88%
1/31/2012	January	$31.29	4.44%
2/29/2012	February	$31.70	1.31%
3/30/2012	March	$30.35	-4.26%
4/30/2012	April	$29.51	-2.77%
5/31/2012	May	$26.95	-8.68%
6/29/2012	June	$28.43	5.50%
7/31/2012	July	$29.65	4.30%
8/31/2012	August	$30.35	2.36%
9/30/2012	September	$30.57	0.72%
10/31/2012	October	$29.56	-3.30%
11/30/2012	November	$29.82	0.88%
12/31/2012	December	$28.85	-3.25%
FY 2012			-3.70%
1/31/2013	January	$29.50	2.18%
2/28/2013	February	$28.21	-4.31%
3/31/2013	March	$28.26	0.18%
4/30/2013	April	$27.65	-2.16%
5/31/2013	May	$26.89	-2.75%
6/30/2013	June	$25.76	-4.20%
7/31/2013	July	$26.01	0.97%
8/31/2013	August	$26.84	3.19%
9/30/2013	September	$26.48	-1.34%
10/31/2013	October	$26.15	-1.25%
11/30/2013	November	$25.84	-1.19%
12/31/2013	December	$25.70	-0.54%
FY 2013			-10.92%
1/31/2014	January	$25.87	0.66%
2/28/2014	February	$27.80	7.46%
3/31/2014	March	$28.19	1.40%
4/30/2014	April	$28.74	1.95%
5/31/2014	May	$27.78	-3.34%
6/30/2014	June	$27.91	0.47%
7/31/2014	July	$26.62	-4.62%
8/31/2014	August	$26.25	-1.39%
9/30/2014	September	$24.79	-5.56%
10/31/2014	October	$24.73	-0.24%
11/30/2014	November	$23.97	-3.07%
12/31/2014	December	$22.81	-4.84%
YTD 2014			-11.25%
1/31/2015	January	$22.83	0.09%
YTD 2015			0.09%

The GCC Index Fund’s Net Asset Value exceeded the CCI-TR by -2.19%, -0.81%, 1.61%, and 1.68% net of fees for the years ended December 31, 2014, 2013, 2012, 2011, and 2010, respectively. Since the GCC Index Fund commenced trading on January 24, 2008 through January 31, 2015 , the GCC Index Fund has returned -28.86 % as measured by its daily closing price on the NYSE Arca and the CCI-TR has returned -33.68%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Litigation

As of the date of this prospectus, there is no material administrative, civil or criminal action, existing or concluded, within ten (10) years preceding the date of this prospectus against the Sponsor or any of its principals, nor is any such action pending. In addition, no litigation is pending in which any affiliate of the Fund, any owner of record or beneficially of more than 5% of any class of voting securities of the Fund, or any associate of any such affiliate of the Fund, or security holder is a party adverse to the Fund.

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THE TRUSTEE

Christiana Trust, a division of Wilmington Savings Fund Society, FSB, is the sole Trustee of the Fund. The Trustee was formed as a Delaware corporation on January 11, 1900.  The Trustee’s principal offices are located at 500 Delaware Avenue, 11th Floor, Wilmington, Delaware  19899.  The Trustee is subject to supervision by the U.S. Department of the Treasury, Office of the Comptroller of the Currency.  The Trustee is unaffiliated with the Sponsor.

The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the Sponsor or the Shareholders. Under the Trust Agreement, the exclusive management and control of all aspects of the Fund’s business are vested in the Sponsor. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. See “The Trust Agreement” for a detailed description of the Trustee’s rights and obligations under the Trust Agreement.

The Trustee may resign at any time upon the giving of at least sixty (60) days’ notice to the Fund; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with the terms of the Trust Agreement. If the Sponsor does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Fund, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Because the Trustee has no authority over the operation of the Fund, the Trustee itself is not registered in any capacity with the CFTC or NFA.

The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor.  See “Charges—Fees and Expenses—Fees Payable to Service Providers.”

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

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THE BROKERS

Overview

A variety of brokers may execute trades in Coal Futures and perform certain other related transactions on behalf of the Fund.  A Commodity Broker will execute and clear trades of exchange-traded Coal Futures.  An Execution Broker will execute Block Trades of Coal Futures, and a Commodity Broker will clear such trades.  See “Use of Proceeds.”

The Commodity Brokers

The Sponsor, on behalf of the Fund, has designated Morgan Stanley & Co. LLC (together with its parent Morgan Stanley, Morgan Stanley Wealth Management, and its consolidated subsidiaries are collectively referred to as “MS&Co” hereafter) and ADM Investor Services, Inc. (“ADMIS”) as the Fund’s initial Commodity Brokers.  Each of MS&Co and ADMIS is registered as a futures commission merchant with the CFTC and is a member of the NFA.  MS&Co’s principal place of business is located at 1585 Broadway, New York, NY 10036, and ADMIS’s principal place of business is located at 141 W. Jackson Blvd., Suite 1600A, Chicago, IL 60604. In the future, the Sponsor may designate other entities that are registered with the CFTC as a futures commission merchant and are members of the NFA in such capacity to replace or supplement the initial Commodity Brokers.

The Commodity Brokers will execute certain of the Fund’s exchange-traded transactions, clear all of the Fund’s transactions (including transactions executed by an Execution Broker), and perform certain administrative services to the Fund. See “Charges—Fees and Expenses—Fees Payable to Service Providers” for a description of the fees and expenses payable to the initial Commodity Brokers.

The Execution Brokers

The Sponsor, on behalf of the Fund, has designated TFS Energy Futures LLC (“TEF”) as the Fund’s initial Execution Broker.  TEF is a Delaware limited liability company with its principal place of business located at 680 Washington Boulevard, Stamford, CT 06901, and is an affiliate of TFS.   Among other registrations and memberships, TEF has filed a notice of operation of an exempt commercial market with the CFTC and is a member of the NFA. In the future, the Sponsor may designate other entities that are members of the NFA in such capacity to replace or supplement the initial Execution Broker.

The Execution Broker(s) will execute certain of the Fund’s Block Traded transactions and perform certain administrative services to the Fund. See “Charges—Fees and Expenses—Fees Payable to Service Providers” for a description of the fees and expenses payable to the initial Execution Broker.

Litigation Disclosure – MS&Co

In addition to the matters described below, in the normal course of business, MS&Co has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the entities that would otherwise be the primary defendants in such cases are bankrupt or in financial distress.

MS&Co is also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding MS&Co’s business, and involving, among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

MS&Co contests liability and/or the amount of damages as appropriate in each pending matter. Where available information indicates that it is probable a liability had been incurred at the date of the consolidated financial statements and MS&Co can reasonably estimate the amount of that loss, MS&Co accrues the estimated loss by a charge to income.

In many proceedings, however, it is inherently difficult to determine whether any loss is probable or even possible or to estimate the amount of any loss. MS&Co cannot predict with certainty if, how or when such proceedings will be resolved or what the eventual settlement, fine, penalty or other relief, if any, may be, particularly for proceedings that are in their early stages of development or where plaintiffs seek substantial or indeterminate damages. Numerous issues may need to be resolved, including through potentially lengthy discovery and determination of important factual matters, determination of issues related to class certification and the calculation of damages, and by addressing novel or unsettled legal questions relevant to the proceedings in question, before a loss or additional loss or range of loss or additional loss can be reasonably estimated for any proceeding. Subject to the foregoing, MS&Co believes, based on current knowledge and after consultation with counsel, that the outcome of such proceedings will not have a material adverse effect on the consolidated financial condition of MS&Co, although the outcome of such proceedings could be material to MS&Co’s operating results and cash flows for a particular period depending on, among other things, the level of MS&Co’s revenues or income for such period.

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Over the last several years, the level of litigation and investigatory activity focused on residential mortgage and credit crisis related matters has increased materially in the financial services industry. As a result, MS&Co expects that it may become the subject of increased claims for damages and other relief regarding residential mortgages and related securities in the future and, while MS&Co has identified below certain proceedings that MS&Co believes to be material, individually or collectively, there can be no assurance that additional material losses will not be incurred from residential mortgage claims that have not yet been notified to MS&Co or are not yet determined to be material.

Residential Mortgage and Credit Crisis Related Matters.

Regulatory and Governmental Matters.    MS&Co is responding to subpoenas and requests for information from certain regulatory and governmental entities concerning the origination, financing, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related matters such as residential mortgage backed securities (“RMBS”), collateralized debt obligations (“CDOs”), structured investment vehicles (“SIVs”) and credit default swaps backed by or referencing mortgage pass-through certificates. These matters include, but are not limited to, investigations related to MS&Co’s due diligence on the loans that it purchased for securitization, MS&Co’s communications with ratings agencies, MS&Co’s disclosures to investors, and MS&Co’s handling of servicing and foreclosure related issues.

On January 30, 2014, MS&Co reached an agreement in principle with the Staff of the Enforcement Division of the U.S. Securities and Exchange Commission (the “SEC”) to resolve an investigation related to certain subprime RMBS transactions sponsored and underwritten by MS&Co in 2007. Pursuant to the agreement in principle, MS&Co would be charged with violating Sections 17(a)(2) and 17(a)(3) of the Securities Act, and the MS&Co would pay disgorgement and penalties in an amount of $275 million and would neither admit nor deny the SEC’s findings. The SEC has not yet presented the proposed settlement to the Commission and no assurance can be given that it will be accepted.

Class Actions.    Beginning in December 2007, several purported class action complaints were filed in the United States District Court for the Southern District of New York (the “SDNY”) asserting claims on behalf of participants in MS&Co’s 401(k) plan and employee stock ownership plan against MS&Co and other parties, including certain present and former directors and officers, under the Employee Retirement Income Security Act of 1974 (“ERISA”). In February 2008, these actions were consolidated in a single proceeding, styled In re Morgan Stanley ERISA Litigation. The consolidated complaint relates in large part to MS&Co’s subprime and other mortgage related losses, but also includes allegations regarding MS&Co’s disclosures, internal controls, accounting and other matters. On March 16, 2011, a purported class action, styled Coulter v. Morgan Stanley & Co. Incorporated et al., was filed in the SDNY asserting claims on behalf of participants in MS&Co’s 401(k) plan and employee stock ownership plan against MS&Co and certain current and former officers and directors for breach of fiduciary duties under ERISA. The complaint alleges, among other things, that defendants knew or should have known that from January 2, 2008 to December 31, 2008, the plans’ investment in MS&Co stock was imprudent given the extraordinary risks faced by MS&Co and its common stock during that period. On March 28, 2013, the court granted defendants’ motions to dismiss both actions. Plaintiffs filed notices of appeal on June 27, 2013 in the United States Court of Appeals for the Second Circuit (the “Second Circuit”) in both matters, which have been consolidated on appeal.

On February 12, 2008, a purported class action, styled Joel Stratte-McClure, et al. v. Morgan Stanley, et al., was filed in the SDNY against MS&Co and certain present and former executives asserting claims on behalf of a purported class of persons and entities who purchased shares of MS&Co’s common stock during the period June 20, 2007 to December 19, 2007 and who suffered damages as a result of such purchases. The allegations in the amended complaint related in large part to MS&Co’s subprime and other mortgage related losses, and also included allegations regarding MS&Co’s disclosures, internal controls, accounting and other matters. On August 8, 2011, defendants filed a motion to dismiss the second amended complaint, which was granted on January 18, 2013. On May 29, 2013, the plaintiffs filed an appeal in the Second Circuit, which appeal is pending.

On May 7, 2009, MS&Co was named as a defendant in a purported class action lawsuit brought under Sections 11, 12 and 15 of the Securities Act of 1933, as amended (the “Securities Act”), which is now styled In re Morgan Stanley Mortgage Pass-Through Certificate Litigation and is pending in the SDNY. The third amended complaint, filed on September 30, 2011, alleges, among other things, that the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates in 2006 contained false and misleading information concerning the pools of residential loans that backed these securitizations. The plaintiffs seek, among other relief, class certification, unspecified compensatory and rescissionary damages, costs, interest and fees. On January 31, 2013, plaintiffs filed a fourth amended complaint, in which they purport to represent investors who purchased approximately $7.82 billion in mortgage pass-through certificates issued in 2006 by 13 trusts. On August 30, 2013, plaintiffs filed a motion for class certification.

35

On May 14, 2009, MS&Co was named as one of several underwriter defendants in a purported class action lawsuit brought under Sections 11, 12 and 15 of the Securities Act which is now styled In re IndyMac Mortgage-Backed Securities Litigation and is pending in the SDNY. The claims against MS&Co relate to offerings of mortgage pass-through certificates issued by several trusts sponsored by affiliates of IndyMac Bancorp during 2006 and 2007. Plaintiff alleges, among other things, that the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates contained false and misleading information concerning the pools of residential loans that backed these securitizations. The plaintiffs seek, among other relief, class certification, unspecified compensatory and rescissionary damages, costs, interest and fees. The amount of the certificates underwritten by MS&Co at issue in the litigation was approximately $1.68 billion. On August 17, 2012, the court granted class certification with respect to one offering underwritten by MS&Co. On August 30, 2013, plaintiffs filed a motion to expand the certified class to include additional offerings. IndyMac Bank, which was the sponsor of these securitizations, filed for bankruptcy on July 31, 2008, and MS&Co’s ability to be indemnified by IndyMac Bank is limited.

On October 25, 2010, MS&Co, certain affiliates and Pinnacle Performance Limited, a special purpose vehicle (“SPV”), were named as defendants in a purported class action related to securities issued by the SPV in Singapore, commonly referred to as Pinnacle Notes. The case is styled Ge Dandong, et al. v. Pinnacle Performance Ltd., et al. and is pending in the SDNY. An amended complaint was filed on October 22, 2012. The court denied defendants’ motion to dismiss the amended complaint on August 22, 2013 and granted class certification on October 17, 2013. On October 30, 2013, defendants filed a petition for permission to appeal the court’s decision granting class certification. On January 31, 2014, plaintiffs filed a second amended complaint. The second amended complaint alleges that the defendants engaged in a fraudulent scheme to defraud investors by structuring the Pinnacle Notes to fail and benefited subsequently from the securities’ failure. In addition, the second amended complaint alleges that the securities’ offering materials contained material misstatements or omissions regarding the securities’ underlying assets and the alleged conflicts of interest between the defendants and the investors. The second amended complaint asserts common law claims of fraud, aiding and abetting fraud, fraudulent inducement, aiding and abetting fraudulent inducement, and breach of the implied covenant of good faith and fair dealing. Plaintiffs seek damages of approximately $138.7 million, rescission, punitive damages, and interest.

Other Litigation.    On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint against MS&Co and another defendant in the Superior Court of the State of Washington, styled Federal Home Loan Bank of Seattle v. Morgan Stanley & Co. Inc., et al. The amended complaint, filed on September 28, 2010, alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by MS&Co was approximately $233 million. The complaint raises claims under the Washington State Securities Act and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On October 18, 2010, defendants filed a motion to dismiss the action. By orders dated June 23, 2011 and July 18, 2011, the court denied defendants’ omnibus motion to dismiss plaintiff’s amended complaint and on August 15, 2011, the court denied MS&Co’s individual motion to dismiss the amended complaint.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed two complaints against MS&Co and other defendants in the Superior Court of the State of California. These actions are styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al., and Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al., respectively. Amended complaints were filed on June 10, 2010. The amended complaints allege that defendants made untrue statements and material omissions in connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by MS&Co in these cases was approximately $704 million and $276 million, respectively. The complaints raise claims under both the federal securities laws and California law and seek, among other things, to rescind the plaintiff’s purchase of such certificates. On August 11, 2011, plaintiff’s Securities Act claims were dismissed with prejudice. The defendants filed answers to the amended complaints on October 7, 2011. On February 9, 2012, defendants’ demurrers with respect to all other claims were overruled. On December 20, 2013, plaintiff’s negligent misrepresentation claims were dismissed with prejudice. A bellwether trial is currently scheduled to begin in September 2014. MS&Co is not a defendant in connection with the securitizations at issue in that trial.

On July 15, 2010, The Charles Schwab Corp. filed a complaint against MS&Co and other defendants in the Superior Court of the State of California, styled The Charles Schwab Corp. v. BNP Paribas Securities Corp., et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to one of plaintiff’s subsidiaries of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff’s subsidiary by MS&Co was approximately $180 million. The complaint raises claims under both the federal securities laws and California law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. Plaintiff filed an amended complaint on August 2, 2010. On September 22, 2011, defendants filed demurrers to the amended complaint. On October 13, 2011, plaintiff voluntarily dismissed its claims brought under the Securities Act. On January 27, 2012, the court, in a ruling from the bench, substantially overruled defendants’ demurrers. On March 5, 2012, the plaintiff filed a second amended complaint. On April 10, 2012, MS&Co filed a demurrer to certain causes of action in the second amended complaint, which the court overruled on July 24, 2012. MS&Co filed its answer to the second amended complaint on August 3, 2012. An initial trial of certain of plaintiff’s claims is scheduled to begin in July 2015.

36

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against MS&Co, which is styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated and is pending in the Supreme Court of NY. The Complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that MS&Co misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that MS&Co knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On March 10, 2011, MS&Co filed its answer to the complaint.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against MS&Co and other defendants in the Circuit Court of the State of Illinois, styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans and asserts claims under Illinois law. The total amount of certificates allegedly sold to plaintiff by MS&Co at issue in the action was approximately $203 million. The complaint seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On March 24, 2011, the court presiding over Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. granted plaintiff leave to file an amended complaint. MS&Co filed its answer on December 21, 2012. On December 13, 2013, the court entered an order dismissing all claims related to one of the securitizations at issue.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against MS&Co and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 19, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co or sold to plaintiff by MS&Co was approximately $385 million. The amended complaint raises claims under the Massachusetts Uniform Securities Act, the Massachusetts Consumer Protection Act and common law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On May 26, 2011, defendants removed the case to the United States District Court for the District of Massachusetts. On October 11, 2012, defendants filed motions to dismiss the amended complaint, which was granted in part and denied in part on September 30, 2013. The defendants filed an answer to the amended complaint on December 16, 2013.

On July 5, 2011, Allstate Insurance Company and certain of its affiliated entities filed a complaint against MS&Co in the Supreme Court of NY, styled Allstate Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on September 9, 2011 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued and/or sold to plaintiffs by MS&Co was approximately $104 million. The complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud and negligent misrepresentation and seeks, among other things, compensatory and/or rescissionary damages associated with plaintiffs’ purchases of such certificates. On March 15, 2013, the court denied in substantial part the defendants’ motion to dismiss the amended complaint, which order MS&Co appealed on April 11, 2013. On May 3, 2013, MS&Co filed its answer to the amended complaint.

On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against MS&Co and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by MS&Co was approximately $153 million. The amended complaint raises claims under the Ohio Securities Act, federal securities laws, and common law and seeks, among other things, to rescind the plaintiffs’ purchases of such certificates. MS&Co filed its answer on August 17, 2012. Trial is currently scheduled to begin in May 2015.

On November 4, 2011, the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Franklin Bank S.S.B, filed two complaints against MS&Co in the District Court of the State of Texas. Each was styled Federal Deposit Insurance Corporation, as Receiver for Franklin Bank S.S.B v. Morgan Stanley & Company LLC F/K/A Morgan Stanley & Co. Inc. and alleged that MS&Co made untrue statements and material omissions in connection with the sale to plaintiff of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly underwritten and sold to plaintiff by MS&Co in these cases was approximately $67 million and $35 million, respectively. The complaints each raised claims under both federal securities law and the Texas Securities Act and each seeks, among other things, compensatory damages associated with plaintiff’s purchase of such certificates. On March 20, 2012, MS&Co filed answers to the complaints in both cases. On June 7, 2012, the two cases were consolidated. On January 10, 2013, MS&Co filed a motion for summary judgment and special exceptions with respect to plaintiff’s claims. On February 6, 2013, the FDIC filed an amended consolidated complaint. On February 25, 2013, MS&Co filed a motion for summary judgment and special exceptions, which motion was denied in substantial part on April 26, 2013. On May 3, 2013, the FDIC filed a second amended consolidated complaint. Trial is currently scheduled to begin in November 2014.

37

On January 20, 2012, Sealink Funding Limited filed a complaint against MS&Co in the Supreme Court of NY, styled Sealink Funding Limited v. Morgan Stanley, et al. Plaintiff purports to be the assignee of claims of certain special purpose vehicles (“SPVs”) formerly sponsored by SachsenLB Europe. An amended complaint was filed on May 21, 2012 and alleges that defendants made untrue statements and material omissions in the sale to the SPVs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold by MS&Co was approximately $507 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, compensatory and/or rescissionary damages as well as punitive damages associated with plaintiffs’ purchases of such certificates. On March 20, 2013, plaintiff filed a second amended complaint. On May 3, 2013, MS&Co filed a motion to dismiss the second amended complaint.

On January 25, 2012, Dexia SA/NV and certain of its affiliated entities filed a complaint against MS&Co in the Supreme Court of NY, styled Dexia SA/NV et al. v. Morgan Stanley, et al. An amended complaint was filed on May 24, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold to plaintiffs by MS&Co was approximately $626 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, compensatory and/or rescissionary damages as well as punitive damages associated with plaintiffs’ purchases of such certificates. On October 16, 2013, the court granted the defendants’ motion to dismiss the amended complaint. On November 18, 2013, plaintiffs filed a notice of appeal of the dismissal and a motion to renew their opposition to defendants’ motion to dismiss.

On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against MS&Co and certain affiliates in the Superior Court of the State of New Jersey, styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co is approximately $1 billion. The complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud and tortious interference with contract and seeks, among other things, compensatory damages, punitive damages, rescission and rescissionary damages associated with plaintiffs’ purchases of such certificates. On October 16, 2012, plaintiffs filed an amended complaint which, among other things, increases the total amount of the certificates at issue by approximately $80 million, adds causes of action for fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On March 15, 2013, the court denied the defendants’ motion to dismiss the amended complaint. On April 26, 2013, the defendants filed an answer to the amended complaint.

On August 7, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-4SL and Mortgage Pass-Through Certificates, Series 2006-4SL (together, the “Trust”) against MS&Co. The matter is styled Morgan Stanley Mortgage Loan Trust 2006-4SL, et al. v. Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the Trust, which had an original principal balance of approximately $303 million, breached various representations and warranties. The complaint seeks, among other relief, rescission of the mortgage loan purchase agreement underlying the transaction, specific performance and unspecified damages and interest. On October 8, 2012, MS&Co filed a motion to dismiss the complaint.

On August 8, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-14SL, Mortgage Pass-Through Certificates, Series 2006-14SL, Morgan Stanley Mortgage Loan Trust 2007-4SL and Mortgage Pass-Through Certificates, Series 2007-4SL against MS&Co. The complaint is styled Morgan Stanley Mortgage Loan Trust 2006-14SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trusts, which had original principal balances of approximately $354 million and $305 million respectively, breached various representations and warranties. The complaint seeks, among other relief, rescission of the mortgage loan purchase agreements underlying the transactions, specific performance and unspecified damages and interest. On October 9, 2012, MS&Co filed a motion to dismiss the complaint. On August 16, 2013, the court granted in part and denied in part MS&Co’s motion to dismiss the complaint. On September 17, 2013, MS&Co filed its answer to the complaint. On September 26, 2013, and October 7, 2013, MS&Co and the plaintiffs, respectively, filed notices of appeal with respect to the court’s August 16, 2013 decision.

On August 10, 2012, the FDIC, as receiver for Colonial Bank, filed a complaint against MS&Co in the Circuit Court of Montgomery, Alabama styled Federal Deposit Insurance Corporation as Receiver for Colonial Bank v. Citigroup Mortgage Loan Trust Inc. et al.. The complaint alleges that MS&Co made untrue statements and material omissions in connection with the sale to Colonial Bank of a mortgage pass-through certificate backed by a securitization trust containing residential loans. The complaint raises claims under federal securities law and the Alabama Securities Act and seeks, among other things, compensatory damages. The total amount of the certificate allegedly sponsored, underwritten and/or sold by MS&Co to Colonial Bank was approximately $65 million. On September 13, 2013, the plaintiff filed an amended complaint. Defendants filed a motion to dismiss the amended complaint on November 12, 2013.

On September 28, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-13ARX against MS&Co styled Morgan Stanley Mortgage Loan Trust 2006-13ARX v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc., pending in the Supreme Court of NY. U.S. Bank filed an amended complaint on January 17, 2013, which asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $609 million, breached various representations and warranties. The amended complaint seeks, among other relief, declaratory judgment relief, specific performance and unspecified damages and interest. On March 18, 2013, MS&Co filed a motion to dismiss the complaint.

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On October 22, 2012, Asset Management Fund d/b/a AMF Funds and certain of its affiliated funds filed a complaint against MS&Co in the Supreme Court of NY, styled Asset Management Fund d/b/a AMF Funds et al v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $122 million. The complaint asserts causes of action against MS&Co for, among other things, common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, monetary and punitive damages. On December 3, 2012, MS&Co filed a motion to dismiss the complaint. On July 18, 2013, the court dismissed claims with respect to seven certificates purchased by the plaintiff. The remaining claims relate to certificates with an original balance of $10.6 million. On September 12, 2013, plaintiffs filed a notice of appeal concerning the court’s decision granting in part and denying in part the defendants’ motion to dismiss. Defendants filed a notice of cross-appeal on September 26, 2013.

On December 14, 2012, Royal Park Investments SA/NV filed a complaint against MS&Co, certain affiliates, and other defendants in the Supreme Court of NY, styled Royal Park Investments SA/NV v. Merrill Lynch et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans totaling approximately $628 million. On March 15, 2013, defendants filed a motion to dismiss the complaint. On June 17, 2013, the court signed a joint proposed order and stipulation allowing plaintiffs to replead their complaint and defendants to withdraw their motion to dismiss without prejudice. On October 24, 2013, plaintiff filed a new complaint against MS&Co in the Supreme Court of NY, styled Royal Park Investments SA/NV v. Morgan Stanley et al. The new complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $597 million. The complaint raises common law claims of fraud, fraudulent inducement, negligent misrepresentation, and aiding and abetting fraud and seeks, among other things, compensatory and punitive damages. On February 3, 2014, MS&Co filed a motion to dismiss the complaint.

On January 10, 2013, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-10SL and Mortgage Pass-Through Certificates, Series 2006-10SL against MS&Co. The complaint is styled Morgan Stanley Mortgage Loan Trust 2006-10SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $300 million, breached various representations and warranties. The complaint seeks, among other relief, an order requiring MS&Co to comply with the loan breach remedy procedures in the transaction documents, unspecified damages, and interest. On March 11, 2013, MS&Co filed a motion to dismiss the complaint.

On January 31, 2013, HSH Nordbank AG and certain affiliates filed a complaint against MS&Co, certain affiliates, and other defendants in the Supreme Court of NY, styled HSH Nordbank AG et al. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $524 million. The complaint alleges causes of action against MS&Co for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On April 12, 2013, defendants filed a motion to dismiss the complaint.

On February 14, 2013, Bank Hapoalim B.M. filed a complaint against MS&Co and certain affiliates in the Supreme Court of NY, styled Bank Hapoalim B.M. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $141 million. The complaint alleges causes of action against MS&Co for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On April 26, 2013, defendants filed a motion to dismiss the complaint.

On March 7, 2013, the Federal Housing Finance Agency filed a summons with notice on behalf of the trustee of the Saxon Asset Securities Trust, Series 2007-1, against MS&Co and an affiliate. The matter is styled Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Saxon Asset Securities Trust, Series 2007-1 v. Saxon Funding Management LLC and Morgan Stanley and is pending in the Supreme Court of NY. The notice asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $593 million, breached various representations and warranties. The notice seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, indemnity, and interest.

On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against MS&Co, certain affiliates, and other defendants in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $694 million. The complaint alleges causes of action against MS&Co for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On July 12, 2013, defendants filed a motion to dismiss the complaint.

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On May 17, 2013, plaintiff in IKB International S.A. in Liquidation, et al. v. Morgan Stanley, et al. filed a complaint against MS&Co and certain affiliates in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $132 million. The complaint alleges causes of action against MS&Co for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On July 26, 2013, defendants filed a motion to dismiss the complaint.

On July 2, 2013, the trustee, Deutsche Bank became the named plaintiff in Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC1 (MSAC 2007-NC1) v. Morgan Stanley ABS Capital I Inc., and filed a complaint in the Supreme Court of NY under the caption Deutsche Bank National Trust Company, as Trustee for the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC1 v. Morgan Stanley ABS Capital I, Inc. On February 3, 2014, the plaintiff filed an amended complaint, which asserts claims for breach of contract and breach of the implied covenant of good faith and fair dealing and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.25 billion, breached various representations and warranties. The amended complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, rescission and interest.

On July 8, 2013, plaintiff filed a complaint in Morgan Stanley Mortgage Loan Trust 2007-2AX, by U.S. Bank National Association, solely in its capacity as Trustee v. Morgan Stanley Mortgage Capital Holdings LLC, as successor-by-merger to Morgan Stanley Mortgage Capital Inc., and Greenpoint Mortgage Funding, Inc. The complaint, filed in the Supreme Court of NY, asserts claims for breach of contract and alleges, among other things, that the loans in the Trust, which had an original principal balance of approximately $650 million, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages and interest. On August 22, 2013, MS&Co filed a motion to dismiss the complaint.

On August 5, 2013, Landesbank Baden-Württemberg and two affiliates filed a complaint against MS&Co and certain affiliates in the Supreme Court of NY styled Landesbank Baden-Württemberg et al. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $50 million. The complaint alleges causes of action against MS&Co for, among other things, common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission based upon mutual mistake, and seeks, among other things, rescission, compensatory damages, and punitive damages. On October 4, 2013, defendants filed a motion to dismiss the complaint.

On August 16, 2013, plaintiffs in National Credit Union Administration Board v. Morgan Stanley & Co. Incorporated, et al. filed a complaint against MS&Co and certain affiliates in the United States District Court for the District of Kansas. The complaint alleges that defendants made untrue statements of material fact or omitted to state material facts in the sale to plaintiffs of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $567 million. The complaint alleges causes of action against MS&Co for violations of Section 11 and Section 12(a)(2) of the Securities Act of 1933, violations of the California Corporate Securities Law of 1968, and violations of the Kansas Blue Sky Law and seeks, among other things, rescissionary and compensatory damages. The defendants filed a motion to dismiss the complaint on November 4, 2013. On December 27, 2013, the court granted the motion to dismiss in substantial part. The surviving claims relate to one certificate purchased by the plaintiff for approximately $17 million.

On August 26, 2013, a complaint was filed against MS&Co and certain affiliates in the Supreme Court of NY, styled Phoenix Light SF Limited et al v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiffs, or their assignors, of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold to plaintiffs or their assignors by MS&Co was approximately $344 million. The complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud, negligent misrepresentation and rescission based on mutual mistake and seeks, among other things, compensatory damages, punitive damages or alternatively rescission or rescissionary damages associated with the purchase of such certificates. The defendants filed a motion to dismiss on December 13, 2013.

On September 23, 2013, plaintiffs in National Credit Union Administration Board v. Morgan Stanley & Co. Inc., et al. filed a complaint against MS&Co and certain affiliates in the SDNY. The complaint alleges that defendants made untrue statements of material fact or omitted to state material facts in the sale to plaintiffs of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $417 million. The complaint alleges causes of action against MS&Co for violations of Section 11 and Section 12(a)(2) of the Securities Act of 1933, violations of the Texas Securities Act, and violations of the Illinois Securities Law of 1953 and seeks, among other things, rescissionary and compensatory damages. The defendants filed a motion to dismiss the complaint on November 13, 2013. On January 22, 2014, the court granted defendants’ motion to dismiss with respect to claims arising under the Securities Act of 1933 and denied defendants’ motion to dismiss with respect to claims arising under Texas Securities Act and the Illinois Securities Law of 1953.

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On November 6, 2013, Deutsche Bank, in its capacity as trustee, became the named plaintiff in Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3 (MSAC 2007-NC3) v. Morgan Stanley Mortgage Capital Holdings LLC, and filed a complaint in the Supreme Court of NY under the caption Deutsche Bank National Trust Company, solely in its capacity as Trustee for Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3 v. Morgan Stanley Mortgage Capital Holdings LLC, as Successor-by-Merger to Morgan Stanley Mortgage Capital Inc. The complaint asserts claims for breach of contract and breach of the implied covenant of good faith and fair dealing and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.3 billion, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, rescission, interest and costs. On December 16, 2013, MS&Co filed a motion to dismiss the complaint.

On December 24, 2013, Commerzbank AG London Branch filed a summons with notice against MS&Co and others in the Supreme Court of NY, styled Commerzbank AG London Branch v. UBS AG et al. Plaintiff purports to be the assignee of claims of certain other entities. The notice alleges that defendants made material misrepresentations and omissions in the sale to plaintiff’s assignors of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $207 million. The notice identifies causes of action against MS&Co for, among other things, common-law fraud, fraudulent inducement, aiding and abetting fraud, civil conspiracy, tortious interference and unjust enrichment. The notice identifies the relief sought to include, among other things, monetary damages of at least approximately $207 million and punitive damages.

On December 30, 2013, Wilmington Trust Company, in its capacity as trustee for Morgan Stanley Mortgage Loan Trust 2007-12, filed a complaint against MS&Co. The matter is styled Wilmington Trust Company v. Morgan Stanley Mortgage Capital Holdings LLC et al. and is pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $516 million, breached various representations and warranties. The complaint seeks, among other relief, unspecified damages, interest and costs.

On January 15, 2014, the FDIC, as receiver for United Western Bank filed a complaint against MS&Co and others in the District Court of the State of Colorado, styled Federal Deposit Insurance Corporation, as Receiver for United Western Bank v. Banc of America Funding Corp., et al. The complaint alleges that MS&Co made untrue statements and material omissions in connection with the sale to United Western Bank of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sponsored, underwritten and/or sold to United Western Bank by MS&Co was approximately $75 million. The complaint raises claims under both federal securities law and the Colorado Securities Act and seeks, among other things, compensatory damages associated with plaintiff’s purchase of such certificates.

Other Matters.    On a case-by-case basis MS&Co has entered into agreements to toll the statute of limitations applicable to potential civil claims related to RMBS, CDOs and other mortgage-related products and services when MS&Co has concluded that it is in its interest to do so.

On October 18, 2011, MS&Co received a letter from Gibbs & Bruns LLP (the “Law Firm”), which is purportedly representing a group of investment advisers and holders of mortgage pass-through certificates issued by RMBS trusts that were sponsored or underwritten by MS&Co. The letter asserted that the Law Firm’s clients collectively hold 25% or more of the voting rights in 17 RMBS trusts sponsored or underwritten by MS&Co and that these trusts have an aggregate outstanding balance exceeding $6 billion. The letter alleged generally that large numbers of mortgages in these trusts were sold or deposited into the trusts based on false and/or fraudulent representations and warranties by the mortgage originators, sellers and/or depositors. The letter also alleged generally that there is evidence suggesting that MS&Co has failed prudently to service mortgage loans in these trusts. On January 31, 2012, the Law Firm announced that its clients hold over 25% of the voting rights in 69 RMBS trusts securing over $25 billion of RMBS sponsored or underwritten by MS&Co, and that its clients had issued instructions to the trustees of these trusts to open investigations into allegedly ineligible mortgages held by these trusts. The Law Firm’s press release also indicated that the Law Firm’s clients anticipate that they may provide additional instructions to the trustees, as needed, to further the investigations. On September 19, 2012, MS&Co received two purported Notices of Non-Performance from the Law Firm purportedly on behalf of the holders of significant voting rights in various trusts securing over $28 billion of residential mortgage backed securities sponsored or underwritten by MS&Co. The Notice purports to identify certain covenants in Pooling and Servicing Agreements (“PSAs”) that the holders allege that the Servicer and Master Servicer failed to perform, and alleges that each of these failures has materially affected the rights of certificateholders and constitutes an ongoing event of default under the relevant PSAs. On November 2, 2012, MS&Co responded to the letters, denying the allegations therein.

Commercial Mortgage Related Matter.

On January 25, 2011, MS&Co was named as a defendant in The Bank of New York Mellon Trust, National Association v. Morgan Stanley Mortgage Capital, Inc., a litigation pending in the SDNY. The suit, brought by the trustee of a series of commercial mortgage pass-through certificates, alleges that MS&Co breached certain representations and warranties with respect to an $81 million commercial mortgage loan that was originated and transferred to the trust by MS&Co. The complaint seeks, among other things, to have MS&Co repurchase the loan and pay additional monetary damages. On June 27, 2011, the court denied MS&Co’s motion to dismiss, but directed the filing of an amended complaint. On July 29, 2011, MS&Co filed its answer to the first amended complaint. On June 20, 2013, the court granted in part and denied in part MS&Co’s motion for summary judgment, and denied the plaintiff’s motion for summary judgment. On October 30, 2013, MS&Co filed a supplemental motion for summary judgment.

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Matters Related to the CDS Market.

On July 1, 2013, the European Commission (“EC”) issued a Statement of Objections (“SO”) addressed to twelve financial firms (including MS&Co), the International Swaps and Derivatives Association, Inc. (“ISDA”) and Markit Group Limited (“Markit”) and various affiliates alleging that, between 2006 and 2009, the recipients breached European Union competition law by taking and refusing to take certain actions in an effort to prevent the development of exchange traded credit default swap (“CDS”) products. The SO indicates that the EC plans to impose remedial measures and fines on the recipients. MS&Co and the other recipients filed a response to the SO on January 21, 2014. MS&Co and others have also responded to an investigation by the Antitrust Division of the United States Department of Justice related to the CDS market.

Beginning in May 2013, twelve financial firms (including MS&Co), as well as ISDA and Markit, were named as defendants in multiple purported antitrust class actions now consolidated into a single proceeding in the SDNY styled In Re: Credit Default Swaps Antitrust Litigation. Plaintiffs allege that defendants violated United States antitrust laws from 2008 to present in connection with their alleged efforts to prevent the development of exchange traded CDS products. The complaints seek, among other relief, certification of a class of plaintiffs who purchased CDS from defendants in the United States, treble damages and injunctive relief.

The following matters were terminated during or following the quarter ended December 31, 2013:

In re: Lehman Brothers Equity/Debt Securities Litigation, which had been pending in the SDNY, related to several offerings of debt and equity securities issued by Lehman Brothers Holdings Inc. during 2007 and 2008. A group of underwriter defendants, including MS&Co, settled the main litigation on December 2, 2012. The remaining opt-out claims and appeals have now been resolved.

Stichting Pensioenfonds ABP v. Morgan Stanley, et al., which had been pending in the Supreme Court of NY, involved allegations that the defendants made untrue statements and material omissions to plaintiff in connection with the sale of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. On November 15, 2013, the parties entered into an agreement to settle the litigation. On December 3, 2013, the court dismissed the action.

Bayerische Landesbank, New York Branch v. Morgan Stanley, et al., which had been pending in the Supreme Court of NY, involved allegations that the defendants made untrue statements and material omissions to plaintiff in connection with the sale of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. On December 6, 2013, the parties entered into an agreement to settle the litigation. On January 2, 2014, the court dismissed the action.

Seagull Point, LLC, individually and on behalf of Morgan Stanley ABS Capital I Inc. Trust 2007 HE-5 v. WMC Mortgage Corp., et al., which had been pending in the Supreme Court of NY, involved allegations that the loans in the trust breached various representations and warranties. On January 9, 2014, plaintiff filed a notice of discontinuance, dismissing the action against all defendants.

Federal Home Loan Bank of Chicago v. Bank of America Securities LLC, et al., which had been pending in the Superior Court of the State of California, involved allegations that the defendants made untrue statements and material omissions to plaintiff in connection with the sale of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. On December 6, 2013, plaintiff filed a request for dismissal of all of its claims against MS&Co. On January 27, 2014, the court dismissed the action.

Metropolitan Life Insurance Company, et al. v. Morgan Stanley, et al., which had been pending in the Supreme Court of NY, involved allegations that the defendants made untrue statements and material omissions to plaintiffs in connection with the sale of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. On January 23, 2014, the parties reached an agreement in principle to settle the litigation.

Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al., which had been pending in the Superior Court of the Commonwealth of Massachusetts, involved allegations that the defendants made untrue statements and material omissions to plaintiff in connection with the sale of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. On February 11, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al., which had been pending in the SDNY, involved allegations that the defendants made untrue statements and material omissions to plaintiff in connection with the sale of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. On February 7, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

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On December 12, 2013, MS&Co entered into an agreement with American International Group, Inc. (“AIG”) to resolve AIG’s potential claims against MS&Co related to AIG’s purchases of certain mortgage pass-through certificates sponsored or underwritten by MS&Co backed by securitization trusts containing residential mortgage loans.

CFTC Administrative Action

On June 5, 2012, MS&Co consented to and became the subject of an Order Instituting Proceedings Pursuant to Sections 6(c) and 6(d) of the Commodity Exchange Act, as amended, Making Findings and Imposing Remedial Sanctions by the Commodity Futures Trading Commission (“CFTC”) to resolve allegations related to the failure of a salesperson to comply with exchange rules that prohibit off-exchange futures transactions unless there is an Exchange for Related Position (“EFRP”).  Specifically, the CFTC found that from April 2008 through October 2009, MS&Co violated Section 4c(a) of the Commodity Exchange Act and Commission Regulation 1.38 by executing, processing and reporting numerous off-exchange futures trades to the Chicago Mercantile Exchange (“CME”) and Chicago Board of Trade (“CBOT”) as EFRPs in violation of CME and CBOT rules because those trades lacked the corresponding and related cash, OTC swap, OTC option, or other OTC derivative position.  In addition, the CFTC found that MS&Co violated CFTC Regulation 166.3 by failing to supervise the handling of the trades at issue and failing to have adequate policies and procedures designed to detect and deter the violations of the Act and Regulations.  Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, MS&Co accepted and consented to entry of findings and the imposition of a cease and desist order, a fine of $5,000,000, and undertakings related to public statements, cooperation and payment of the fine.  MS&Co entered into corresponding and related settlements with the CME and CBOT in which the CME found that MS&Co violated CME Rules 432.Q and 538 and fined MS&Co $750,000 and CBOT found that MS&Co violated CBOT Rules 432.Q and 538 and fined MS&Co $1,000,000.

Litigation Disclosure – ADMIS

     Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on September 30, 2013. In the September 30, 2013 order, the CFTC found that prior to July, 2011, ADMIS combined the funds of certain ADM affiliates with the funds of customers in violation of Section 4d(a)(2) of the Commodity Exchange Act and Commission Regulation 1.20(c). The order imposed a civil monetary penalty of $425,000.

Litigation Disclosure – TEF

     From time to time TEF (in its capacity as an Execution Broker) and its principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, TEF has advised the Sponsor that during the five (5) years preceding the date of this prospectus there has been no material administrative, civil, or criminal action against TEF or any of its principals.

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THE ADMINISTRATOR

The Sponsor, on behalf of the Fund, has appointed Bank of New York Mellon as the Fund’s Administrator and has entered into an Administrative Services Agreement in connection therewith.  The Administrator is a banking corporation with corporate trust powers organized under the laws of the State of New York.  Bank of New York Mellon has a trust office at One Wall Street, New York, New York 10286.  The Administrator can be contacted at (715) 315-4412. The Administrator is a participant in DTC and is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System.

Investors may obtain information regarding the NAV, creation and redemption transaction fees, certain tax information with respect to the Fund and the names of the Authorized Participants that have executed a Participant Agreement with the Fund by contacting the Administrator at the contact information described above.

The Administrator will serve as the registrar and transfer agent of the Fund, and as such, will keep a register of the Shareholders. The Administrator will retain certain financial books and records on behalf of the Fund, including:

●	fund accounting records;

●	ledgers with respect to assets, liabilities, capital, income and expenses; and

●	trading and related documents received from futures commission merchants.

The Administrator will also calculate the NAV once each NYSE Arca trading day.

The Administrator’s monthly fees are paid by the Sponsor.  See “Charges—Fees and Expenses—Fees Payable to Service Providers” for a description of the fees and expenses payable to the Administrator.  The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

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THE MARKETING AGENT

General

The Sponsor, on behalf of the Fund, has appointed ALPS Distributors, Inc. as the Fund’s Marketing Agent.  The Marketing Agent is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.  Investors may contact the Marketing Agent at 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (800) 320-2577.

The Sponsor will pay the Marketing Agent’s fees and ordinary expenses for services provided to the Fund. See “Charges—Fees and Expenses—Fees Payable to Service Providers” for a description of the fees and expenses payable to the Marketing Agent.  If the aggregate net assets of the Fund were to equal $390 million, the maximum fees payable to the Marketing Agent would represent 0.07% per annum of the offering proceeds and 0.22% of the offering proceeds for the three (3) years following the date of this prospectus.  The Fund will advise the Marketing Agent if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

Pursuant to the liquidity track record requirements of FINRA Rule 2310(b)(3)(D), the Marketing Agent has informed the Sponsor that it has not offered any prior investment programs for which the prospectus disclosed a date or time period when the program might be liquidated.

Marketing Services

The Marketing Agent will provide assistance to the Sponsor with respect to certain marketing-related functions and duties, including but not limited to:

●	consulting with the Sponsor and its affiliates with respect to marketing and sales strategies;

●	reviewing marketing-related legal documents and contracts;

●	reviewing and consulting on sales and marketing materials;

●	providing support to national account managers and wholesalers, including assistance with the implementation of sales strategy;

●	consulting with the Sponsor and its affiliates with respect to FINRA and SEC compliance; and

●	maintaining books and records related to the Marketing Agent’s marketing-related services provided to the Fund.

Distribution Services

The Marketing Agent will assist the Sponsor and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including but not limited to:

●	reviewing distribution-related legal documents and contracts;

●	coordinating the processing of Basket creations and redemptions; and

●	coordinating and assisting with the maintenance of creation and redemption records.

See “Creation and Redemption of Shares.”  The Marketing Agent will not open or maintain customer accounts or handle orders for the Fund.

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DESCRIPTION OF THE SHARES

The following summary briefly describes the Shares and certain aspects of the operation of the Fund. Prospective investors should carefully review the Trust Agreement and consult with their own advisers concerning an investment in a Delaware statutory trust.

General

The Fund is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Fund will create Shares only in Baskets and only upon the order of an Authorized Participant. See “Creation and Redemption of Shares.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.  Neither the Fund nor the Sponsor can guarantee the registration of additional Shares on a timely basis or at all, which may adversely affect an investment in the Shares.  See “Risk Factors.”

Description of Limited Rights

Investors should not view the Shares as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Investors will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppressive” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the Shareholder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. See “The Trust Agreement.” The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

The Fund will make distributions on the Shares at the discretion of the Sponsor. Because the Sponsor does not presently intend to make ongoing distributions, an investor’s income tax liability on its pro rata share of the Fund’s income and gain on the Shares held will, in all likelihood, exceed any distributions from the Fund. See “Certain Material U.S. Federal Income Tax Considerations.”

If the Fund is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Fund and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. See “The Trust Agreement—Termination Events.” Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights, except in limited circumstances.   Certain amendments to the Trust Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust Agreement.  In addition, shareholders will have certain limited voting rights under the Delaware Statutory Trust Act, including but not limited to voting rights associated with the continuation of the Fund in the context of a pending dissolution, and in connection with a conversion, merger, consolidation, transfer or domestication. See “The Trust Agreement—Management; Voting by Shareholders.”

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Baskets. See “Creation and Redemption of Shares” for details on the redemption of the Shares.  The Shares are subject to mandatory redemption by the Fund.  See  “The Trust Agreement—Mandatory Redemption.”

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CREATION AND REDEMPTION OF SHARES

The following description of the procedures for the creation and redemption of Shares is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for additional detail.

Overview

The Fund will create and redeem Shares from time to time, but only in one or more Baskets of 25,000 Shares. Authorized Participants are the only persons that may place orders to create and redeem Baskets. See “Authorized Participants.” Investors not qualified as Authorized Participants will not be able to place orders to create and redeem Baskets; however, Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order. Authorized Participants who purchase Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to affect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities, depending on the relevant facts and circumstances, may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”), as described in “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.  An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients.

Under the Participant Agreement, the Sponsor has agreed to indemnify an Authorized Participant against certain liabilities, including liabilities under the Securities Act.

Creation Procedures

General

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more Baskets. Creation orders will be accepted only on a “business day” during which the NYSE Arca is open for regular trading. Purchase orders must be placed no later than 10:00 a.m., New York time, on each business day the NYSE Arca is open for regular trading. The day on which the Marketing Agent receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of the applicable Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is the NAV of 25,000 Shares on the purchase order date, but only if the required payment is timely received. To calculate the NAV, the Administrator will use the CME settlement price (typically determined after 5:00 p.m. New York time) for the Coal Futures traded on the CME.

Because orders to purchase Baskets must be placed no later than 10:00 a.m., New York time, but the total payment required to create a Basket typically will not be determined until after 5:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order. The NAV and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Delivery of Required Payment

An Authorized Participant who places a purchase order shall transfer to the Administrator the required amount of U.S. Treasuries and/or cash by the end of the next business day following the purchase order date.  Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account on the next business day following the purchase order date.

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Suspension of Purchase Orders

The Sponsor acting by itself or through the Administrator or the Marketing Agent may suspend the right of purchase, or postpone the purchase settlement date, for any period during which the NYSE Arca or other exchange on which the Shares are listed is closed, other than for customary holidays or weekends, or when trading is restricted or suspended. None of the Sponsor, the Marketing Agent or the Administrator will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Administrator or the Marketing Agent may reject a purchase order if (1) it determines that the purchase order is not in proper form, (2) circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Baskets, such as during force majeure events, or (3) the Sponsor believes that it or the Fund would be in violation of any securities or commodities rules or regulations regarding position limits or otherwise by accepting a creation.  None of the Administrator, the Marketing Agent or the Sponsor will be liable for the rejection of any purchase order.

Redemption Procedures

General

The approved procedures by which an Authorized Participant can redeem one or more Baskets will mirror in reverse the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more Baskets. Redemption orders must be placed no later than 10:00 a.m., New York time, on each business day. The day on which the Marketing Agent receives a valid redemption order is the redemption order date. Redemption orders are irrevocable.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than 12:00 p.m., New York time, on the next business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of a cash redemption amount equal to the NAV of the number of Baskets requested in the Authorized Participant’s redemption order on the redemption order date. To calculate the NAV, the Administrator will use the CME settlement price (typically determined after 5:00 p.m. New York time) for the Coal Futures traded on the CME.

Because orders to redeem Baskets must be placed no later than 10:00 a.m., New York time, but the total amount of redemption proceeds typically will not be determined until after 5:00 p.m., New York time, on the date the redemption order is received, Authorized Participants will not know the total amount of the redemption proceeds at the time they submit an irrevocable redemption order.  The NAV and the total amount of redemption proceeds could rise or fall substantially between the time an irrevocable redemption order is submitted and the time the amount of redemption proceeds in respect thereof is determined.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund will be delivered to the Authorized Participant at 12:00 p.m., New York time, on the next business day immediately following the redemption order date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 12:00 p.m., New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Sponsor may cause the redemption distribution to be delivered notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 12:00 p.m., New York time, on the next business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor may from time to time determine.

Suspension of Redemption Orders

The Sponsor acting by itself or through the Administrator or the Marketing Agent may suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed, other than customary weekend or holiday closings, or for any period when trading on the NYSE Arca is suspended, (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) in the event any price limits imposed by the CME or the CFTC are reached and the Sponsor believes that permitting redemptions under such circumstances may adversely impact investors. None of the Sponsor, the Marketing Agent or the Administrator will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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Rejection of Redemption Orders

The Sponsor acting by itself or through the Marketing Agent or the Administrator may reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of the Sponsor’s counsel, might be unlawful.  None of the Administrator, the Marketing Agent or the Sponsor will be liable for the rejection of any redemption order.

Creation and Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a non-refundable transaction fee to the Fund of $500 per order. In turn, the Fund pays this transaction fee to the Administrator. The transaction fee may be reduced, increased or otherwise changed by the Administrator with the consent of the Sponsor but without the consent of or prior notice to any Authorized Participant or Shareholder. The Administrator shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Manager, the Marketing Agent, the Administrator, the Trustee and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

NYSE Arca Dissemination of Indicative Fund Value

To provide updated information relating to the Fund for use by investors and market professionals, the Sponsor expects that the NYSE Arca will calculate and disseminate throughout the trading day an updated “indicative fund value.” The indicative fund value will be calculated by using the prior day’s closing NAV per Share as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s Coal Futures during the trading day. Changes in the value of U.S. Treasuries and cash equivalents will not be included in the calculation of indicative fund value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV will be calculated only once at the end of each trading day.

The indicative fund value will be disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. New York time to 4:00 p.m. New York time.  The normal trading hours for Coal Futures on the CME Globex and CME ClearPort systems are 6:00 p.m. New York time Sunday through 6:00 pm. New York time Friday with a 45 minute break each day from 5:15 p.m. to 6:00 p.m.  NYSE Arca will disseminate the indicative fund value through the facilities of Consolidated Tape Association.  In addition, the indicative fund value will be published on the NYSE Euronext Global Index Feed and will be available through on-line information services such as Bloomberg and Reuters.

The Sponsor expects that the NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the Sponsor expects that the indicative fund value will be published on the NYSE Arca’s website and available through on-line information services such as Bloomberg and Reuters.

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AUTHORIZED PARTICIPANTS

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into a Participant Agreement with the Fund and the Sponsor, a form of which is available from the Sponsor, Administrator or Marketing Agent. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and the delivery of cash required for such creations or redemptions. See “Creation and Redemption of Shares.”  A list of the current Authorized Participants can be obtained from the Administrator.  Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures and internal controls as it determines is appropriate in light of its own regulatory regime.

Authorized Participants, in addition to the initial Authorized Participant, are cautioned that some of their activities, depending on the relevant facts and circumstances, may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

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THE TRUST AGREEMENT

The following summary briefly describes the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement and consult with their own advisers concerning an investment in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

Principal Office; Location of Records

The Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund is managed by the Sponsor.

The books and records of the Fund will be maintained as follows:

●	all marketing materials will be maintained at the offices of the Marketing Agent;

●
creation and redemption books and records and certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) will be maintained by the Administrator; and

●
all other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Brokers and counterparties) will be maintained by the Sponsor.

The books and records of the Fund are located at the applicable office set forth below, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours.

Marketing Agent:	ALPS Distributors, Inc. 1290 Broadway, Suite 1100 Denver, Colorado 80203 (800) 320-2577
Administrator:	Bank of New York Mellon One Wall Street New York, New York 10286 (718) 315-4412
Sponsor:	GreenHaven Coal Services, LLC 3340 Peachtree Road, Suite 1910 Atlanta, Georgia 30326 (404) 239-7941

The Sponsor will maintain and preserve the books and records of the Fund for a period of not less than six (6) years.

The Trustee

The rights and duties of the Trustee, the Sponsor and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement.

The Trustee serves as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the Sponsor or the Shareholders.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund, provided that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trust Agreement provides that the Trustee is compensated by the Fund and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

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Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Fund’s business. The Trustee will have no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor

In the course of its management of the business and affairs of the Fund, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary for the efficient operation of the Fund.

The Sponsor, in the management of the Fund, will only be liable under the terms of the Trust Agreement. The Trust Agreement specifically does not impose any general fiduciary duties on the Sponsor. For a general description of the Sponsor’s role concerning the Fund, see “The Sponsor—Authority.”  Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the sole member of the Sponsor, GreenHaven Group, LLC, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Indemnified Parties”), if the Sponsor Indemnified Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Indemnified Parties. The Fund will indemnify the Sponsor Indemnified Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

For a general description of the fees and expenses of the Fund payable by the Sponsor, see “Charges—Fees and Expenses.”

Ownership or Beneficial Interest in the Fund

The Sponsor has made an investment of $1,500, or 50 Shares, in the Fund. Principals of the Sponsor do not currently have any ownership of Shares in the Fund.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund.

The Sponsor has the right unilaterally to amend the Trust Agreement; provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca or other applicable national securities exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments, and investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares are expected to trade on the NYSE Arca. Following the listing of the Shares on the NYSE Arca, the Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Reports to Shareholders

The Sponsor will furnish an annual report for the Fund in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accounting firm, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, will be posted at www.greenhavenfunds.com.

The Sponsor will notify Shareholders of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a current report on Form 8-K, which will be publicly available at www.sec.gov and at www.greenhavenfunds.com. Any such notification will include a description of Shareholders’ voting rights.

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Shareholders of record also will be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to Shares held.

Fund Termination Events

The Fund may be dissolved at any time and for any reason, or for no reason at all, by the Sponsor with written notice to the Shareholders. Any termination by the Fund will result in the compulsory redemption of all outstanding Shares.

Mandatory Redemption

As discussed in the Trust Agreement, if the Sponsor gives at least fifteen (15) days’ written notice to a Shareholder, then the Sponsor may for any reason, in its sole discretion, require the mandatory redemption of all or part of the Shares held by any such Shareholder at the NAV per Share calculated as of the date of redemption; provided, however, that the provision of the written notice to a Shareholder does not obligate the Fund to affect any redemption.  If the Sponsor does not give at least fifteen (15) days’ written notice to a Shareholder, then it may only require mandatory redemption of all or any portion of the Shares held by any such Shareholder in the following circumstances:

(i)	the Shareholder made a misrepresentation to the Fund or the Sponsor in connection with its purchase of Shares; or

(ii)	the Shareholder’s ownership of Shares would result in the violation of any law or regulation applicable to the Fund or a Shareholder.

The primary purpose of this mandatory redemption authority is to ensure that the Fund complies with applicable regulatory and listing requirements, including CFTC or futures position limits, that may restrict the size of the Fund and the investment portfolio.  The Sponsor anticipates that it will exercise this authority only to the extent that it reasonably believes is necessary or appropriate for the Fund to comply with applicable legal and listing requirements and only after first exercising commercially reasonable efforts to comply with the applicable requirements without exercise of such redemption authority.  The Fund may also use the mandatory redemption right in the context of a general liquidation of the Fund’s assets.

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THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

The following summary briefly describes the securities depository for the Shares and the evidence of ownership for the Shares. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them under the Trust Agreement.

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Fund on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to the Shares by giving notice to the Fund and the Sponsor. Under such circumstances, the Sponsor may find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Fund is newly formed and has no operating history.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with Generally Accepted Accounting Principles (“GAAP”) requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments, and actual results may differ from the estimates used. The Fund expects to have significant exposure to Coal Futures. Assets of the Fund not invested in Coal Futures will be invested in U.S. Treasuries, cash and/or cash equivalents, each of which will be held at fair value.

Results of Operations

As of the date of this prospectus, the Fund has not yet commenced investment activities or issued Shares. The Fund has not purchased or owned any Coal Futures during the period from its formation to the date of this prospectus. The Fund has not received any revenue, capital gains (losses), or incurred any expenses, excluding organization and offering costs, during this time period.

Liquidity and Capital Resources

As of the date of this prospectus, the Fund has not begun trading activities. A significant portion of the NAV is likely to be held in U.S. Treasuries, cash and/or cash equivalents as described above. A portion of these investments will be used as margin for the Fund’s trading in Coal Futures. The percentage that U.S. Treasuries, cash and/or cash equivalents will bear to the NAV will vary from period to period as the market values of the underlying Coal Futures change.

The Fund’s Coal Futures will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, various commodity exchange rules impose speculative position and accountability limits on market participants trading in certain commodities. In addition, exchanges may also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached with respect to a particular futures contract, no trades may be made at a price beyond that limit. The Fund intends to invest all of its assets to the greatest extent possible in Coal Futures.  If the Fund encounters accountability levels, position limits or price fluctuation limits for these contracts, it may not be able to create the Baskets necessary to accomplish its stated investment objective.

Market Risk

Trading in Coal Futures will involve the Fund having to go through the financial settlement process at the CME, should it hold such Coal Futures into the delivery period.

The Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements, and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain service providers of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Sponsor, certain service providers and with any counterparty to a Coal Future. Sponsor Fee payments made to the Sponsor are calculated as a fixed percentage of the NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations of the purchase, ownership and disposition of Shares as of the date of this prospectus by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). This discussion is applicable to a Shareholder who purchases Shares in the offering to which this prospectus relates, including a Shareholder who purchases Shares from an Authorized Participant. Except where noted otherwise, the discussion addresses only the U.S. federal income tax consequences with respect to Shares that are held as a capital asset by a Shareholder and does not address the U.S. federal income tax consequences that may apply to Shareholders that are subject to certain special tax provisions including, without limitation, Shareholders that are dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction, or traders in securities or commodities that elect to use a mark-to-market method of accounting or whose “functional currency” is not the U.S. dollar.  Shareholders subject to these and other special tax provisions should consult their own tax advisers concerning the U.S. federal income tax consequences of owning Shares in light of their particular circumstances.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.  Persons considering an investment in Shares should consult their own tax advisers concerning the U.S. federal income tax consequences of purchasing, owning and disposing of Shares in light of their particular circumstances, as well as any consequences arising under the laws of any other taxing jurisdiction.

For purposes of the discussion herein, a “U.S. Shareholder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (a) is subject to the primary supervision of a court located within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares in the Fund that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Investors serving as a partner of a partnership holding Shares are urged to consult a tax adviser.

The Fund has received the opinion of Bryan Cave LLP, counsel to the Fund, that the material U.S. federal income tax consequences to the Fund, and to U.S. Shareholders and Non-U.S. Shareholders, will be as described below. In rendering its opinion, Bryan Cave LLP has relied on the facts described in this prospectus as well as certain representations made by the Fund, the Trustee, and the Sponsor. The opinion of Bryan Cave LLP is not binding on the United States Internal Revenue Service, or the IRS, and, as a result, the IRS may not agree with the tax positions taken by the Fund. If challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT A TAX ADVISER CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES, AS WELL AS ANY PERSONAL CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Status of the Fund

An entity such as the Fund that does not elect to be taxed as a corporation is classified as a partnership for U.S. federal income tax purposes.  Generally, a partnership is not subject to income taxation.  Instead, all of its income is passed through and taxable to its partners (in the Fund’s case, its Shareholders) for U.S federal income tax purposes.  However, there is an exception in the Code that applies to a publicly traded partnership (“PTP”) which provides that generally a PTP will be taxed as a corporation unless 90% or more of a PTP’s gross income during each taxable year consists of “qualifying income.”  Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its respective gross income for each taxable year will constitute qualifying income as that term is defined the Code.

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Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of Bryan Cave LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Bryan Cave LLP has relied are: (i) the Fund has not elected and will not elect to be taxed as a corporation for U.S. federal income tax purposes; (ii) for each taxable year, more than 90% of the Fund’s gross income will be qualifying income; and (iii) the Fund is organized and will be operated in accordance with its governing instruments and applicable law, which instruments include such terms, provisions and limitations that are intended to restrict the operation of the Fund so as to comply with the representation in (ii) above.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations will generate sufficient “qualifying income” to avoid classification as a PTP.  Whether the Fund will be able to operate so as to meet the qualifying income exception is a matter that will be determined only by the Fund’s actual operations in the future. However, the Sponsor has represented that it will use its best efforts to cause the operations of the Fund to meet the exception from corporate income taxation by satisfying the requirement that at least 90% of its annual income consist of qualifying income as that term is defined in the Code.  If the Fund were to be deemed taxable as a corporation, such determination would likely have a material adverse effect on an investment in the Shares.

The discussion below is based on Bryan Cave LLP’s opinion that the Fund will be classified as a partnership, and not as a corporation subject to entity level income taxation, for U.S. federal income tax purposes.

U.S. Shareholders

Taxation of Fund Income and Gain

A partnership generally is not subject to U.S. federal income taxation on its taxable income. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership.  Accordingly, each Shareholder will be required to include in its taxable income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year.  In determining a Shareholder’s U.S. federal income tax liability, each Shareholder’s allocable share of such items of income, gain, loss, deduction and other items  must be included in taxable income, regardless of whether cash distributions are made by the Fund to the Shareholder.  Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions.  Because the Trustee currently does not intend to make distributions, it is likely that in any year the Fund realizes net income and/or gain, a U.S. Shareholder will be required to pay taxes on its allocable share of such income or gain from the Fund with cash from sources other than Fund distributions.  Certain individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing a joint return), and certain trusts and estates, will be subject to the Medicare Contribution Tax at the rate of 3.8% of their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, rents and capital gains (other than certain amounts earned in connection with trade or business activities).  A substantial portion, if not all, of the Fund’s net income is likely to be considered “net investment income.”

The Fund’s taxable year will end on December 31 unless otherwise required by law.  The Fund will use the accrual method of accounting for U.S. federal income tax purposes.  In addition, there are a number of special tax accounting methods that are likely to apply to certain of the investments made by the Fund that will impact the determination and timing of when the Fund must include income or gain from these assets in its taxable income and, thus, the timing of when the Fund’s Shareholders must pay income tax on this income generated by this investment.  For example, the Fund may invest in, and the Fund’s Shareholders will be taxable on their respective portion of Shares of, ordinary income realized by the Fund from accruals of interest on U.S. Treasuries held in the Fund’s portfolio that were purchased with “original issue discount.”  Under the Code, interest income on a debt instrument purchased with original issue discount is taxable as the discount accrues even though the interest income on such debt instrument is not currently payable.  The Fund may hold other assets where the income earned with respect to the assets is required to be included in the Fund’s taxable income (and, thus, taxable to the Fund’s Shareholders) prior to the time such income is realized in cash by the Fund.  As a result, an investment in these types of assets by the Fund could result in the Fund’s Shareholders being subject to income taxation with respect to the earnings accruing with respect to these assets, even though the Fund has not received any cash reflective of these earnings.  Accordingly, the Fund may not be in a position to make distributions to its Shareholders that are reflective of the earnings included in taxable income and Shareholders may be required to use cash from other sources to pay any income taxes due with respect to this taxable income.

Other methods of accounting applicable to the Fund may require the recognition of gain or loss by the Fund prior to a realization event with respect to certain assets owned by the Fund.  For example, the Code generally requires the use of the “mark-to-market” method of accounting, which requires the inclusion in the computation of taxable income of certain gains and losses, with respect to any regulated futures contracts, foreign currency contract, non-equity option, dealer equity option, and dealer securities futures contract, otherwise referred to as Section 1256 Contracts.  It is expected that the futures contracts held by the Fund will be considered Section 1256 Contracts for U.S. federal income tax purposes.  The mark-to-market method of accounting applicable to Section 1256 Contracts requires that, as of the end of the Fund’s taxable year, the Fund treat the Section 1256 Contracts as if they were sold by the Fund at their fair market value.  The net gain or loss, if any, resulting from these deemed sales, together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.  Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses.  Thus, Shareholders of the Fund will take into account annually in computing their taxable income for a year their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund.  Likewise, the Fund may not be in a position to make distributions to its Shareholders that are reflective of the gains reported for income tax purposes using the mark-to-market method of accounting and Shareholders may be required to use cash from other sources to pay any income taxes due with respect to these gains.

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Limitations on Deductibility of Losses and Certain Expenses

A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to a Shareholder by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund will be limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities.  In general, the amount at risk will be a Shareholder’s invested capital plus such Shareholder’s share of any recourse debt of the Fund for which such Shareholder is liable.  Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which the Shareholder is permitted to offset such carryover losses, or until additional capital is invested or otherwise placed at risk by such Shareholder.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract losses in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. In addition, for non-corporate taxpayers whose adjusted gross income exceeds a certain threshold amount, all itemized deductions, including investment-related expenses in excess of the 2% threshold, are subject to a reduction equal to the lesser of (i) 3% of the taxpayer’s adjusted gross income in excess of a such threshold amount and (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment-related expenses generally are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Although the matter is not free from doubt, the Fund believes that the Sponsor Fee paid to the Sponsor constitutes investment-related expenses subject to the miscellaneous itemized deduction limitation and are not expenses incurred in connection with the carrying on of a trade or business.  The Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return.  A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year.

Noncorporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

Under the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months.  The Fund has not yet determined whether it will make such an election. A U.S. Shareholder’s distributive share of such organizational expenses would constitute miscellaneous itemized deductions.  Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

To the extent that a Shareholder is allocated losses or expenses of the Fund that must be deferred or disallowed as a result of these or other limitations in the Code, a Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares. As one example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that it cannot deduct currently because it has insufficient capital gains against which to offset the loss.  As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year, but be unable to deduct some or all of its share of Sponsor Fees and/or margin account interest incurred by it with respect to its Shares.  Shareholders are urged to consult their own professional tax advisers regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Neither the Fund nor any Shareholder is entitled to any deduction for syndication expenses, such as brokerage fees, nor can these expenses be amortized by the Fund or any Shareholder. Any selling commissions paid to placement agents will be characterized as a non-deductible syndication expense.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Fund’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership” as those terms are defined for U.S. federal income tax purposes.  Subject to the discussion below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

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If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the agreement could increase or reduce, or the character of the income or loss could be different than was reported by the Fund in its annual tax return.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear.  Additionally, the rules generally were not written for and in some respects are difficult to apply to PTPs in the case where Shares in the Fund may change hands numerous times during a taxable year.  The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations.  It is possible therefore that the IRS could successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and require that tax items reported by the Fund to its Shareholders be adjusted or reallocated in a manner that could adversely impact the Shareholders.

Monthly Allocation and Revaluation Conventions

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the Shareholder owning Shares as of the close of the last trading day of a month will be treated, for U.S. federal income tax purposes, as owning those Shares until immediately before close of the last trading day of the following month.  As a result, a Shareholder will be allocated for U.S. federal income tax purposes a proportionate share of all items of income, gain, loss, deduction and credit that reportable for U.S. federal income tax purposes in such following month even if such Shareholder has disposed of its Shares prior to the close of the last trading day of such following month.

In addition, for any month in which an issuance or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets.  This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the lowest trading price of the Fund’s assets during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition.  Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment.  The Code and regulations do not contemplate monthly allocation or revaluation conventions that will be employed by the Fund. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of some Shareholders. The Sponsor is authorized to revise the Fund’s allocation and revaluation methods to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

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Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code.  Such an election is irrevocable without the consent of the IRS.  By making a Section 754 election, in the case of any purchase of Shares by a Shareholder, the Fund generally will be required by Section 743(d), to track differences between a Shareholder’s proportionate share of basis in the Fund’s assets, or the inside basis and the fair market value of the Fund’s assets (using the purchase price for Shares or other information obtained from such Shareholder to determine the difference) and supply the Shareholder with supplemental tax information to be used in determining the Shareholder’s overall taxable income, gain, loss, deduction, or credit to be reported by such Shareholder with respect to such Shareholder’s ownership of the Shares. In addition to the adjustment required by Section 743(b), the Fund also is required to adjust its tax basis in its assets in respect of a transferee Shareholder in the case of a sale or exchange of Shares, or a transfer upon death, when there exists a “substantial built-in loss” (i.e., in excess of $250,000) in respect of Fund property immediately after the transfer (a Section 734(d) adjustment).

The Section 743(b) nor the Section 734(d) adjustments do not result in an adjustment to the bases of the assets held by the Fund nor are such adjustments taken into account by the Fund in computing its taxable income, gain, loss deductions, or credits when computing its taxable income to be reported and allocated to the Shareholders for a taxable year.  Instead, the Section 743(b) adjustment is separately tracked and reported solely to the owner of Shares to which such adjustment applies and is taken into account independently by such Shareholder along with the taxable income, gain, loss, deduction, or credits, in determining the overall amount of taxable income, gain, loss, deduction, or credit to be reported by the Shareholder for U.S. federal income tax purposes with respect to the Shares owned by such Shareholder for any taxable year.  Depending on the relationship between a Shareholder’s purchase price for Shares and the Shareholder’s share of the Fund’s unadjusted inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculation of the adjustments required by Section 743(b) and Section 734(d) are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of PTPs. Therefore, the Fund will apply certain conventions in determining and allocating the Section 743 and 734 basis adjustments to help reduce the complexity of those calculations that Shareholders otherwise might be required to make on their own and to help reduce the resulting administrative costs to the Fund of responding to multiple Shareholder inquiries for information regarding the Fund’s basis in its assets that otherwise would be needed by Shareholders to make such computations.  It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require that different basis adjustments be made.

To make the basis adjustments permitted by Section 743 and 734, the Fund is required to obtain information regarding each holder’s secondary market transactions in Shares as well as issuances and redemptions of Shares.  The Fund will solicit such information directly from Shareholders of record, and, otherwise obtain such information from Shareholder purchases and redemptions of Shares directly from the Fund.  Each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares.  Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and such Shareholder’s share of unadjusted inside basis, which can affect the computation of and amount of income, gain, loss, deduction or credit that a Shareholder may be required to take into account in computing its taxable income resulting from the Shareholder ownership of Shares in the Fund.  In addition, the Fund will require (i) a Shareholder who receives a distribution from the Fund in connection with a complete withdrawal, (ii) a transferee of Shares (including a transferee in case of death) and (iii) any other Shareholder in appropriate circumstances to provide the Fund with information regarding its adjusted tax basis in its Shares.

Constructive Termination

The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the Fund’s total Shares within a 12-month period.  A constructive termination results in the closing of the Fund’s taxable year for all Shareholders.  In the case of a Shareholder of Shares reporting on a taxable year other than a fiscal year ending December 31, the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such Shareholder’s taxable income for the year of termination.  The Fund would be required to make new tax elections after a termination, including a new election under Section 754.  A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return.  A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase.  In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

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A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain, (b) its share of the Fund’s income, if any, that is exempt from tax, (c) any increase in its share of the Fund’s liabilities, and (d) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses, (b) its allocable share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account, (b) any distributions by the Fund to the Shareholder, and (c) any decrease in its share of the Fund’s liabilities.  Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns (rather than different basis for Shares acquired at different prices at different times, as in the cases of shares of stock in a corporation). As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold.  Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Distributions

Non-liquidating distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the Shares it owns. Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “—Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to the Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the a sale or disposition of portfolio assets by the Fund.

Disposition of Shares

A U.S. Shareholder will recognize capital gain or loss on the sale of its Shares.  The amount of gain or loss generally will equal the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in its Shares, which would include any adjustment for (i) the amount of income, gain loss, deduction, or credit taxable to the Shareholder in the year of disposition, and (ii) contributions and distributions made to or received from the Fund by the Shareholder with respect for the taxable year of disposition.  The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale.  The gain or loss recognized will generally be taxable as capital gain or loss.  Net capital gain recognized non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year.  Net capital gain of corporate U.S. Shareholders is taxed at the same rates as ordinary income.  Net capital loss recognized by any U.S. Shareholder on a sale of Shares generally may be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per taxable year of ordinary income with net capital loss.

A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares.  If so, such Shareholder would no longer be a beneficial owner of those Shares during the period of the loan and may recognize gain or loss from the disposition.  As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income.  Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from the Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Tax on Net Investment Income

In addition to regular income taxation and alternative minimum income taxation, the 3.8% Medicare Contribution Tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a non-corporate Shareholder’s share of Fund income will be net investment income. In addition, certain Fund expenses may not be deducted in determining the amount of income of a non-corporate Shareholder’s net investment income subject to the Medicare Contribution Tax.

Tax Reporting by the Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Shares.  The Fund will file partnership returns with the IRS and the Fund will issue a Schedule K-1 to each of the Shareholders.  If Shares are held through a nominee (such as a broker), the Fund anticipates that the nominee will provide the investor with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that the Fund will make available directly to the investor at a later date, but in time for the investor to prepare its federal income tax return.  Each Shareholder hereby agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

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Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level.  The Code provides for one partner to be designated as the “tax matters partner” as the person to represent the partnership in the conduct of such a challenge or audit by the IRS.  Pursuant to the Trust Agreement, the Sponsor will be appointed the “tax matters partner” of the Fund.

A U.S. federal income tax audit of the Fund’s information returns may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund related items.  In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund.  A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments.  Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to the Fund or paid by the Fund on behalf of its Shareholders.  If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for U.S. federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the Fund.  U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes paid or withheld.  Alternatively, a U.S. Shareholder may treat such foreign taxes as deductions from gross income.  However, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations.  Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income.  U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

In certain circumstances the Code and Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return.  In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request.  These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits.  They could require disclosure by the Fund or Shareholders (1) if a Shareholder incurs a loss in excess a specified threshold from a sale or redemption of its Shares, (2) if the Fund engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances.  While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass through entity, such as the Shares in the Fund, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid.  In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements.  U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Tax-Exempt Organizations

Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on their “unrelated business taxable income” (“UBTI”) to the extent that its UBTI from all sources exceeds $1,000 in any taxable year.  Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the exempt organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the exempt organization directly or indirectly through a partnership (such as the Fund) in which it is a partner.  This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.”  This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

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To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year.  In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account.  In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization.  However, while it is not expected that an investment in the Fund will generate UBTI for a tax-exempt entity, if the Shareholder is a charitable remainder trust and the Fund did generate UBTI, an excise tax would be imposed on the trust in an amount equal to 100% of such UBTI.  The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS.  An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies

Interests in and income from “qualified” PTPs satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status.  A RIC may invest up to 25% of its assets in interests in qualified PTPs.  The determination of whether a PTP such as the Fund is a qualified PTP is made on an annual basis.  The Fund expects to operate so as to be a qualified PTP in each of its taxable years.  However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income.  The first category consists of amounts that are fixed, determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”).  The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”).  FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the United States and the recipient’s country of residence.  In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return.  Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a current rate of 39.6% for non-U.S. Shareholder and 35% in the case of a corporate non-U.S. Shareholders.

Withholding on Allocations and Distributions

The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered (or deemed) to be engaged in the same U.S. trade or business as the partnership for such partner’s taxable year.  Classifying an activity by a partnership as an investment or an operating business is a factual determination.  Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities.  This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place.  Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund do not result in the Fund being engaged in a trade or business within the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Section 1 of the Code (currently 39.6%) on allocations of the Fund’s income to non-U.S. Shareholders other than corporations and the highest rate specified in Section 11(b)(1) of the Code (also currently 35%) on allocations of the Fund’s income to corporate Non-U.S. Shareholders, when such income is distributed.  A non-U.S. Shareholder with ECI generally will be required to file a U.S. federal income tax return, and the return will provide the non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability.

If the Fund is not treated as engaged in a U.S. trade or business, a non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of the Fund income.  Amounts withheld on behalf of a non-U.S. Shareholder will be treated as being distributed to such Shareholder.

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Any amount withheld by the Fund on behalf of a non-U.S. Shareholder will be treated as a distribution to the non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. Shareholder, which may result in such cost being borne by the Fund, generally, and accordingly, by all Shareholders.

To the extent that any interest income allocated to a non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form.  In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Fund anticipates that most of the Fund’s income, other than gains from trades in securities, should constitute interest income that qualifies as “portfolio interest.”  For the Fund to avoid withholding on any interest income allocable to non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).  If a non-U.S. Shareholder fails to provide a properly completed Form W-8BEN, the Sponsor may request that the non-U.S. Shareholder provide, within 15 days after the request by the Sponsor, a properly completed Form W-8BEN.  If a non-U.S. Shareholder fails to comply with this request, the Shares owned by such non-U.S. Shareholder will be subject to redemption.

Gain from Sale of Shares

Gain from the sale or exchange of the Shares may be taxable to a non-U.S. Shareholder if the non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year.  In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders

In addition to the taxes noted above, any non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%.  The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business (i.e., ECI income) but are not reinvested in a U.S. business.  This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. Shareholder is a “qualified resident.”

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that an owner of the Shares held through a foreign financial institution is not a United States person in order to avoid information reporting and backup withholding with respect to certain types of income earned through the Fund or in the case of a disposition of the Shares.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISER WITH REGARD TO THESE AND OTHER ISSUES UNIQUE TO NON-U.S. SHAREHOLDERS.

Backup Withholding

The Fund is required in certain circumstances to backup withhold (currently at 28%) on certain payments paid to noncorporate Shareholders of Fund Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain other certifications, or who are otherwise subject to backup withholding.  Backup withholding is not an additional tax.  Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

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Other Tax Considerations

In addition to U.S. federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside.  Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund.  It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.  Bryan Cave LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

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ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each of the foregoing referred to as a Plan, and (d) persons who have certain specified relationships to such Plans (referred to as “Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

Acquisition of Shares

The Sponsor, the Trustee, the Administrator and the Authorized Participants may be Parties in Interest or Disqualified Persons with respect to a number of Plans. Accordingly, the purchase of Shares by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by Party in Interest or Disqualified Person of assets of a Plan). Such transactions may be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption, or PTCE, 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;” PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.” Even if all of the conditions specified in one of the foregoing exemptions were satisfied, however, there can be no assurance that such exemption would apply to all of the prohibited transactions that could be deemed to arise in connection with a Plan’s purchase of Shares.

Plan Asset Rules

Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (the “DOL”) at 29 C.F.R. Section 2510.3-101 (together with Section 3(42) of ERISA, referred to as the “Plan Asset Rules”), as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an “equity interest” will be deemed for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Rules define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Shares should be treated as “equity interests” for purposes of these rules.

One exception provides that an investing Plan’s assets will not include any of the underlying assets of an entity if the equity interest acquired by the Plan is a “publicly-offered security.” A publicly-offered security is defined in the Plan Asset Rules as a security that (a) is freely transferable, (b) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (c) either (i) part of a class of securities registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the public offering occurred.

It is anticipated that the Shares will constitute publicly-offered securities under the Plan Asset Rules. Accordingly, Shares purchased by a Plan, but not the assets held in the Fund, should be treated as assets of the Plan for purposes of applying the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

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General Investment Considerations

Any Plan fiduciary that proposes to cause a Plan to purchase Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions to or exemptions from the prohibited transaction provisions of ERISA and the Code are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the Shares. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.

Certain employee benefit plans, including non-U.S. pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code. Also, some non-U.S. plans and governmental plans may be subject to non-U.S. laws, or U.S. federal, state or local laws, that are, to a material extent, similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to such a similar law should make its own determination as to whether an investment in the Shares complies with all applicable requirements under such law.

The sale of Shares to a Plan is in no respect a representation by the Fund, the Sponsor, an Authorized Participant or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

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PLAN OF DISTRIBUTION

General

In addition to and independent of the initial purchases by the initial Authorized Participant, the Fund will offer Shares in Baskets to Authorized Participants on a continuous basis through the Marketing Agent. See “Creation and Redemption of Shares.” Pursuant to the marketing agency agreement with the Fund (the “Marketing Agent Agreement”), the Sponsor will pay to the Marketing Agent a fee of approximately $50,000 and 0.06% of the average annual NAV per annum, plus the reasonable out-of-pocket expenses incurred and advances made by the Marketing Agent with respect to its performance of distribution and marketing services to the Fund.  Registered personnel of the Marketing Agent will be compensated out of proceeds of the Marketing Agent Fee.  The Fund is not responsible for the payment of any amounts to the Marketing Agent.  For a description of the services provided by the Marketing Agent, see “The Marketing Agent.”

The offering of the Shares is a best efforts offering.  The Fund will not issue fractions of a Basket. The Shares are expected to trade on the NYSE Arca under the symbol “TONS.”  All Authorized Participants pay a $500 fee per order for creation or redemption of Baskets.  Investors that purchase Shares through a commission or fee-based brokerage account may pay commissions or fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Authorized Participants

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

By executing a Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create. Authorized Participants that offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.  A list of Authorized Participants will be available from the Administrator.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities, depending on the relevant facts and circumstances, may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to its purchase of Initial Baskets; and, further, a broker-dealer firm or its client could be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all of the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in certain states selected by the Sponsor and anticipates that the purchase of Shares from Authorized Participants will be made through broker-dealers who are members of FINRA. Investors intending to purchase Shares through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal adviser regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

 Initial Authorized Participant

It is expected that after the date of this Prospectus, Credit Suisse Securities (USA) LLC, as the initial Authorized Participant , will, subject to certain conditions, purchase at least an aggregate of 200,000 Shares in eight Initial Baskets at an initial purchase price of $30.00 per Share, or $ 6,000,000 in the aggregate. It is expected that the initial Authorized Participant will reoffer the Initial Baskets at a per Share offering price that will vary, depending on, among other factors, the trading price of the Shares. As a result, in the context of the distribution of such Shares, depending on the facts and circumstances, the initial Authorized Participant may be deemed to be an underwriter. The initial Authorized Participant will not receive from the Fund, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the Shares.

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CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares, consented to the conflicts of interest described below in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The Sponsor has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the directors, officers and employees of the Sponsor also service other affiliates of the Sponsor, including the managing owner of the GCC Index Fund, and their respective clients. Although the Sponsor and its directors, officers and employees cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Sponsor intends to devote, and to cause its directors, officers and employees to devote, sufficient time and resources to properly manage the business and affairs of the Fund consistent with its or their respective duties to the Fund and others.

Commodity Brokers and Execution Brokers

A Commodity Broker or Execution Broker may act from time to time as a broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by a Commodity Broker or Execution Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through a Commodity Broker or Execution Broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund for the same positions. A Commodity Broker or Execution Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Sponsor, however, will not retain any Commodity Broker or Execution Broker for the Fund which the Sponsor has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

A Commodity Broker or Execution Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that a Commodity Broker or Execution Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of a Commodity Broker or Execution Broker may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Tradition Financial Services Inc.

TEF, an affiliate of TFS, is the Fund’s initial non-exclusive Execution Broker.  The Fund is not obligated or bound in any way to exclusively contract with TEF for its services as Execution Broker.  TFS has agreed to loan certain amounts to GreenHaven Group, LLC, the Sponsor’s sole member, to fund certain of the Sponsor’s costs and expenses incurred in connection with the formation of the Fund and the offering of the Shares.  Accordingly, TFS and TEF each have a vested interest in the performance of the Fund.  A conflict of interest may arise with respect to the performance by TEF or TFS of its services to the Fund, as TEF or TFS may act in its own interests in performing its services, which may be counter to the interests of the Fund or the Fund’s investment objective.

Proprietary Trading/Other Clients

The Sponsor, the Commodity Brokers, TEF, TFS and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders. Internal written trading policies will also not be available for inspection by Shareholders.

69

Because the Sponsor, the Commodity Brokers, TEF, TFS and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Fund. In view of the Fund’s objective of seeking significant capital appreciation, the Sponsor currently does not intend to make any distributions, but, has the sole discretion to do so from time to time. Greater Sponsor Fees will be generated to the benefit of the Sponsor if the Fund’s assets are not reduced by distributions to the Shareholders.

70

LEGAL MATTERS

The validity of the Shares was passed upon for the Sponsor by Young Conaway Stargatt & Taylor, LLP.  Bryan Cave, LLP, Atlanta, Georgia, as special U.S. tax counsel to the Fund, will render an opinion regarding the material U.S. federal income tax consequences relating to the Shares.

EXPERTS

The financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which may be inspected, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtained at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the Shares can also be obtained at www.greenhavenfunds.com. All internet addresses included in this prospectus are provided as a convenience to the public to allow the public to access such website, and the information contained on or connected to such websites is not part of this prospectus or the registration statement of which this prospectus is a part.

The Fund is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Fund, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Fund pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. Copies of such material may also be obtained from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. More information concerning the operation of the public reference facilities of the SEC may obtained by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

71

GREENHAVEN COAL FUND

2014 and 2013 Audited Financial Statements

F-1

GREENHAVEN COAL FUND

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-3
Statements of Financial Condition as of December 31, 2014 and 2013	F-4
Notes to the Financial Statements	F-5

F-2

Report of Independent Registered Public Accounting Firm

To the Board of Managers and Shareholder of

GreenHaven Coal Fund

We have audited the accompanying statements of financial position of GreenHaven Coal Fund, a Delaware statutory trust, (the "Fund") as of December 31, 2014 and 2013. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenHaven Coal Fund as of December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Atlanta, Georgia
January 21, 2015

F-3

GreenHaven Coal Fund
Statements of Financial Condition
December 31, 2014 and 2013

	2014	2013
Assets
Cash	$1,500	$1,500
Total assets	$1,500	$1,500

Shareholder’s equity
50 shares	$1,500	$1,500
Total shareholder’s equity	$1,500	$1,500

Net asset value per share	$30.00	$30.00

The accompanying notes are an integral part of these financial statements.

F-4

GREENHAVEN COAL FUND

Notes to Financial Statements

1. Organization

The GreenHaven Coal Fund (the “Fund”), formerly the GreenHaven Coal Index Fund, was formed as a Delaware statutory trust on June 18, 2012, and has not yet commenced operations.  The Fund will offer common units of beneficial interest in the Fund (the “Shares”) in minimum blocks of 25,000 Shares (“Baskets”).  The Fund’s sponsor is GreenHaven Coal Services, LLC (the “Sponsor”), a Georgia limited liability company. The Sponsor serves as the Fund’s commodity pool operator and sponsor under the Fund’s trust agreement, and is responsible for the day-to-day operations of the Fund.  The Fund’s trustee is Christiana Trust, a division of Wilmington Savings Fund Society, FSB. The success of the Fund will depend on its ability to acquire seed capital and subsequently launch an initial public offering of its Shares on NYSE Arca stock exchange under the symbol “TONS”.

The Fund’s investment objective is to provide its investors (“Shareholders”) with exposure to daily changes in the price of Rotterdam Coal futures contracts (“Coal Futures”), before Fund liabilities and expenses. The Fund intends to achieve this objective by investing substantially all of its assets in Coal Futures traded on the Chicago Mercantile Exchange (the “CME”). The Fund will also invest a portion of its net assets in U.S. Treasury securities for deposit with the Fund’s commodity brokers as margin.

The CME lists Coal Futures under the symbol “MTF.” The CME Coal Futures contract is cash settled with a trading unit of 1,000 tons. Additional specifications for CME Coal Futures can be found at the CME’s website: www.cmegroup.com.

The Sponsor and the Shareholders will share in Fund profits and losses in proportion to their respective holdings. The Sponsor anticipates redeeming its 50 Shares following the Fund’s commencement of trading operations.

The Sponsor and the Fund will retain the services of third party service providers to operate the ongoing operations of the Fund (see Note 6).

2. Summary of Significant Accounting Policies

(a) Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“ GAAP”) requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

(b) Cash and cash equivalents

The Fund defines cash and cash equivalents to be cash and highly liquid investments with original maturities of three months or less when acquired.

(c) Income taxes

The Fund is classified as a grantor trust and a partnership for U.S. federal income tax purposes. The Fund is not subject to federal, state, or local income taxes. No provision for federal, state, or local income taxes has been made in the accompanying consolidated financial statements, as Shareholders are individually liable for income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

The Fund accounts for uncertainty in income taxes pursuant to the applicable accounting standard, which provides measurement, presentation and disclosure guidance related to uncertain tax positions. The guidance addresses how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this topic, the Fund recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Fund’s reassessment of its tax positions has not had a material impact on the Fund’s financial condition, results of operations or liquidity in any year presented.

F-5

3. The Offering of the Shares

Following the date of the Fund’s prospectus, it is expected that an initial Authorized Participant (as defined below) will purchase at least 200,000 Shares at a per Share price of $30.00, and that the initial Authorized Participant will then reoffer these Shares at a per Share offering price on the NYSE Arca that will vary, depending on, among other factors, the trading price of the Shares.

Following the purchase of the minimum amount by the initial Authorized Participant and the subsequent commencement of the Fund’s trading operations, the Fund intends to continuously offer Baskets of 25,000 Shares to certain eligible financial institutions (“Authorized Participants”) at a price based on the NAV (as defined below) per Share.  Authorized Participants are the only persons that may place orders to create and redeem Baskets. Prospective investors that do not meet the Fund’s requirements for an Authorized Participant will not be able to place orders to create and redeem Baskets. However, Authorized Participants may re-sell their Shares to other investors.  The process describing the creation and redemption of Shares is presented in further detail in the Fund’s prospectus.

The net asset value of the Fund (the “NAV”) equals the market value of the Fund’s total assets less total liabilities calculated in accordance with GAAP.  Under the Fund’s current operational procedures, the Fund’s administrator will calculate the NAV once each NYSE Arca trading day.

The Shares are classified as “Redeemable Capital Shares” for financial statement purposes, since they are subject to redemption at the option of Authorized Participants. Outstanding Shares are reflected at redemption value, which represents the Fund’s maximum obligation (based on NAV per Share).

4. Fees and Expenses

a)	Ordinary Fees and Expenses

As of January 21, 2015, the Sponsor and its parent holding company, GreenHaven Group, LLC, incurred fees and expenses in connection with the organization of the Fund and the offering described in the prospectus equal to $362,426.71. These organizational and offering fees and expenses are subject, under certain circumstances, to reimbursement by the Fund in the future. After the Fund’s commencement of operations, all of the routine operational, administrative and other ordinary expenses of the Fund will be paid by the Sponsor, including, but not limited to computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, fees in connection with fund administration, and printing, mailing and duplication costs. The Sponsor, under certain circumstances, may be reimbursed by the Fund in the future in connection with the payment of such fees and expenses.

The Fund will pay the ongoing Sponsor Fee of 0.95% per annum of the NAV as well as the Fund’s brokerage fees and expenses incurred in connection with the purchase and sale of Coal Futures and Treasuries. The Fund’s brokerage fees and expenses are accrued at a rate of 0.30% per annum in the aggregate. Of the amounts so accrued, the Fund first pays the brokerage fees and expenses, and secondly from the remainder of the amounts so accrued, reimburses the Sponsor for certain Fund organizational, offering and ongoing operating expenses as further outlined in the prospectus.

b)	Unusual Fees and Expenses

The Fund will generally pay all of its unusual fees and expenses, if any, as determined by the Sponsor. Unusual fees and expenses include but are not limited to non-recurring fees such as legal claims and liabilities, litigation costs and any permitted indemnification payments related thereto. Unusual fees and expenses also include material expenses that are not currently anticipated obligations of the Fund or of managed futures funds in general.

5. Termination

The term of the Fund is perpetual, but the Fund may be dissolved at any time and for any reason, or for no reason at all, by the Sponsor with written notice to the Shareholders. Any termination of the Fund will result in the compulsory redemption of all outstanding Shares.

6. Service Providers and Related Party Agreements

(a) “Trustee” — Christiana Trust, a division of Wilmington Savings Fund Society, FSB, is the trustee for the Fund. Christiana Trust is headquartered in Wilmington, Delaware.

F-6

(b) “Sponsor” — GreenHaven Coal Services is the Fund’s Sponsor and is responsible for the day to day operations of the Fund as described in the Fund’s Trust Agreement. The Sponsor charges the Fund a management fee for its services. GreenHaven Coal Services is a Georgia limited liability company with operations in Atlanta, Georgia.

 (c) “Administrator” — The Sponsor, on behalf of the Fund, has appointed Bank of New York Mellon Corporation as the administrator, custodian and transfer agent of the Fund, and has entered into separate administrative, custodian, transfer agency and service agreements (collectively referred to as the “Administration Agreement”). Pursuant to the Administration Agreement, the Administrator performs or supervises the services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving net asset value calculations, accounting and other fund administrative services. As the Fund’s transfer agent, the Administrator processes creations and redemptions of Shares. These transactions are processed on Depository Trust Company’s (“DTC”) book entry system. The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details, and trading and related documents received from futures commission merchants. The Bank of New York Mellon Corporation is based in New York, New York.

(d) “Commodity Brokers” — The Sponsor, on behalf of the Fund, has appointed Morgan Stanley & Co. Incorporated (“MS&Co.”) and ADM Investor Services (“ADMIS”), Inc. as the Fund’s Commodity Brokers. The Commodity Brokers execute and clear each of the Fund’s futures transactions and perform certain administrative services for the Fund. MS&Co. and ADMIS are based in New York, New York.

(e) “Execution Broker” — The Sponsor, on behalf of the Fund, has appointed TFS Energy Futures LLC (“TEF”) as the Fund’s initial Execution Broker. The Execution Broker will execute certain of the Fund’s over-the-counter transactions and perform certain administrative services to the Fund. TEF is based in New York, New York.

(f) “Distributor” — The Sponsor, on behalf of the Fund, has appointed ALPS Distributors, Inc. as the Distributor to assist the Sponsor and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including receiving and processing orders from Authorized Participants to create and redeem Baskets, coordinating the processing of such orders and related functions and duties. The Distributor retains all marketing materials and Basket creation and redemption books and records at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203; Telephone number (303) 623-2577. Investors may contact the Distributor toll-free in the U.S. at (800) 320-2577. The Fund has entered into a Distribution Services Agreement with the Distributor.

The Distributor is affiliated with ALPS Mutual Fund Services, Inc., a Denver, Colorado-based service provider of administration, fund accounting, transfer agency and shareholder services for mutual funds, closed-end funds and exchange-traded funds.

(g) “Authorized Participant” — Authorized Participants may place orders with the Fund to create or redeem Baskets. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company, or DTC, and (3) have entered into a participant agreement with the Fund and the Sponsor (a “Participant Agreement”). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator.

7. Financial Instrument Risk

In the normal course of its business, the Fund will be a party to futures contracts with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund’s positions in futures contracts will have values based upon an underlying asset and generally represent future commitments that have a reasonable possibility to be settled in cash or through physical delivery. These futures contracts will be traded and cleared on an exchange and are standardized contracts.

The Fund’s positions in futures contracts will be exposed to a market risk that the value of such contracts will decrease based on changing market conditions, such as fluctuations in the price of the underlying commodity.  If changing market conditions result in a decrease in value of the Fund’s positions in futures contracts, and the Sponsor is unable to offset such positions, then the Fund could experience substantial losses.

F-7

The Fund is exposed to a credit risk that it will experience losses due to the failure of a counterparty to perform according to the terms of the Fund’s futures contracts.  The Fund’s credit risk will be reduced to the extent that its futures contracts are traded on an exchange or cleared through a clearinghouse.

8. Indemnification

Under the Trust Agreement, each of the Trustee (and its directors, employees and agents) and the Sponsor (and its members, managers, directors, officers, employees, affiliates) is indemnified against any liability, cost or expense it incurs without gross negligence, bad faith or willful misconduct on its part and without reckless disregard on its part of the Trustee’s and Sponsor’s obligations and duties under the Fund’s organizational documents. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

9. Subsequent Events

For purposes of disclosure in the financial statements the Fund has evaluated events occurring through January 21, 2015, the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

F-8

GREENHAVEN COAL SERVICES, LLC

2014 and 2013 Audited Financial Statements

F-9

GREENHAVEN COAL SERVICES, LLC

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-11
Statements of Financial Condition as of December 31, 2014 and 2013	F-12
Statements of Income and Expenses for the years ended December 31, 2014, 2013, and the period from March 14, 2012 (inception) through December 31, 2012	F-13
Statements of Changes in Member’s Equity as of December 31, 2014, 2013, and 2012	F-14
Statements of Cash Flows for the years ended December 31, 2014, 2013, and the period from March 14, 2012 (inception) through December 31, 2012	F-15
Notes to the Financial Statements	F-16

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
GreenHaven Coal Services, LLC

We have audited the accompanying statements of financial condition of GreenHaven Coal Services, LLC, a Georgia Limited Liability Company (the "Company") as of December 31, 2014 and 2013, and the related statements of income and expenses, changes in member's equity, and cash flows for the years ended December 31, 2014 and 2013 and the period from March 14, 2012 (inception) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenHaven Coal Services, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014 and 2013 and the period from March 14, 2012 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Atlanta, Georgia
January 21, 2015

F-11

GREENHAVEN COAL SERVICES, LLC
Statements of Financial Condition
December 31, 2014 and 2013

	2014	2013
Assets
Cash	$440	$495
Investment in GreenHaven Coal Fund	1,500	1,500
Total assets	$1,940	$1,995

Liability
Accounts payable to related party	600	600
Total liability	$600	$600

Member’s equity
Member contributions	$51,545	$51,545
Retained earnings	(50,205)	(50,150)
Total member’s equity	$1,340	$1,395

Total liability and member’s equity	$1,940	$1,995

The accompanying notes are an integral part of these financial statements.

F-12

GREENHAVEN COAL SERVICES, LLC
Statements of Income and Expense
For the years ended December 31, 2014, 2013, and from March 14, 2012 (inception) through December 2012

	2014	2013	2012
Revenues	$-	$-	$-

Expenses
Attorney fees	-	50,000	-
Bank charges	55	105	45
Total expenses	55	50,105	45

Net loss	$(55)	$(50,105)	$(45)

The accompanying notes are an integral part of these financial statements.

F-13

GREENHAVEN COAL SERVICES, LLC
Statements of Changes in Member’s Equity
For the years ended December 31, 2014, 2013, and from March 14, 2012 (inception) through December 2012
	Member’s Contribution	Retained Earnings	Total Member’s Equity
March 14, 2012	-	-	-
Net loss	-	(45)	(45)
Capital contribution	1,545	-	1,545
December 31, 2012	1,545	(45)	1,500
Net loss	-	(50,105)	(50,105)
Capital contribution	50,000	-	50,000
December 31, 2013	51,545	(50,150)	1,395
Net loss	-	(55)	(55)
December 31, 2014	51,545	(50,205)	1,340

The accompanying notes are an integral part of these financial statements.

F-14

GREENHAVEN COAL SERVICES, LLC
Statements of Cash Flows
For the years ended December 31, 2014, 2013, and the period from March 14, 2012 through December 31, 2012

	2014	2013	2012
Cash flows from operating activities:
Net loss	$(55)	$(50,105)	$(45)
Changes in accounts payable to related party	-	600	-
Net cash used in operating activities	(55)	(49,505)	(45)

Cash flows from investing activities:
Investment in GreenHaven Coal Fund	-	-	(1,500)
Net cash used in investing activities	-	-	(1,500)

Cash flows from financing activities:
GreenHaven Group capital contribution	-	50,000	1,545
Net cash provided by financing activities	-	50,000	1,545

Net increase (decrease) in cash	(55)	495	-
Cash balance at beginning of period	495	-	-
Cash balance at end of period	$440	$495	$-

The accompanying notes are an integral part of these financial statements.

F-15

GREENHAVEN COAL SERVICES, LLC
(A Wholly Owned Subsidiary of GreenHaven Group, LLC)
Notes to Financial Statements for the year ended December 31, 2014

1. Organization and Basis of Presentation

GreenHaven Coal Services, LLC (the “Company” or the “Sponsor”), a Georgia limited liability company, was formed on March 14, 2012, and is a wholly owned subsidiary of GreenHaven Group, LLC. The Company is registered as a Commodity Pool Operator (“CPO”) with the Commodity Futures Trading Commission and became a member of the National Futures Association (“NFA”) on June 12, 2012. The Company serves as the Sponsor and CPO of GreenHaven Coal Fund (the “Fund”), a Delaware statutory trust.

As Sponsor, the Company is responsible for managing the day to day operations of the Fund and charges the Fund a management fee for its services.

The Company’s investment in the Fund consists of capital contributions in the general shares.

Upon establishment of the Fund, the Company’s investment represents 100% ownership. Upon commencement of the Fund’s investment operations and issuance of the Fund’s shares, the Company’s general share ownership is recorded as a capital contribution in the financial statements of the Fund.

The Company accounts for its investment in the Fund under the equity method of accounting and accordingly, the initial capital contribution is reported as an equity investment in the Statement of Financial Condition. There was no activity in the Fund during the reporting period.  The Company intends, but is not obligated to redeem its $1500 investment in the Fund once the Fund commences its trading operations.

The Fund’s investment objective is to provide its investors with exposure to daily changes in the price of Rotterdam coal futures contracts (“Coal Futures”), before Fund liabilities and expenses.

2. Summary of Significant Accounting Policies

a) Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“ GAAP”) requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

b) Cash and cash equivalents

The Company defines cash and cash equivalents to be cash and highly liquid investments with original maturities of three months or less when acquired.

c) Income Taxes

The Fund is classified as a grantor trust and a partnership for federal income tax purposes. The Fund is not subject to federal, state, or local income taxes. No provision for federal, state, or local income taxes has been made in the accompanying consolidated financial statements, as investors are individually liable for income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

The Fund accounts for uncertainty in income taxes pursuant to the applicable accounting standard, which provides measurement, presentation and disclosure guidance related to uncertain tax positions. The guidance addresses how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this topic, the Fund recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Fund’s reassessment of its tax positions has not had a material impact on the Fund’s financial condition, results of operations or liquidity in any year presented.

F-16

d) Revenue Recognition

The Company recognizes revenue in the period earned under the terms of its management agreement with the Fund referenced in the Fund’s trust agreement. The Company is responsible for investing the assets of the Fund in accordance with the Fund’s stated objectives and policies. In addition, the Company has arranged for third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay the Company a management fee of 0.95%, which is paid monthly and accrued daily, based on the average daily net assets of the Fund.

The Sponsor and the Shareholders share in any Fund profits and losses in proportion to their respective holdings. Distributions may be made at the sole discretion of the Sponsor on a pro rata basis in accordance with the respective capital balances of the shareholders.

3. Related Party Transactions and Agreements

Upon commencement of operations, the Fund will pay the Company a management fee equal to 0.95% per annum of the net asset value of the Fund in exchange for the Company’s management services.

Expenses incurred in connection with organizing the Fund and the offering of the Shares as well as the Fund’s ordinary fees and expenses will be paid by the Sponsor and will be subject to reimbursement by the Fund under certain circumstances.

Upon inception of the Fund, 50 units of ownership (“Shares”) were issued to the Company in exchange for a capital contribution of $1,500 to the Fund.

The Company is party to a marketing agent agreement with ALPS Distributors Inc. (“ALPS”) a Colorado corporation, pursuant to which ALPS has agreed to provide certain marketing services to the Fund.

The Company is also a party to a Fund Administrator agreement with the Bank of New York Mellon, (“BNYMellon”), pursuant to which BNYMellon has agreed to serve as the Fund’s Transfer agent and Fund Accountant.

The Company has entered into brokerage agreements on the Fund’s behalf with Morgan Stanley & Co. Incorporated and ADM Investor Services as the commodity brokers for the Fund.

4. Subsequent Events

For purposes of disclosure in the financial statements the Company has evaluated events occurring through January 21, 2015, the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

F-17

PROSPECTUS

GreenHaven Coal Fund
13,000,000 Shares

Until                          , 2015 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                , 2015

STATEMENT OF ADDITIONAL INFORMATION

GREENHAVEN COAL FUND

This statement of additional information is the second part of a two part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. Before deciding whether to invest, prospective investors should read the entire prospectus carefully and consider the risk factors described under “Risk Factors” and elsewhere in the disclosure document

This statement of additional information and accompanying disclosure document are both dated                 , 2015.

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GREENHAVEN COAL FUND

TABLE OF CONTENTS

The Futures Markets	SAI-3

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THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2015 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2015 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the Commodity Futures Trading Commission (the “CFTC”) or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the Intercontinental Exchange.

Each futures exchange in the United States has an associated clearing house. Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers of members of the futures exchange. If a member firm goes bankrupt, customers could lose money.

Position and Accountability Limits

U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures contracts. In addition, U.S. futures exchanges have established accountability limits which, while technically not strict limits on ownership, when reached, can result in increased scrutiny by an exchange potentially resulting in additional reporting obligations and/or an obligation to freeze or reduce total positions. Among the purposes of position and accountability limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. On October 21, 2011, the CFTC voted to adopt a final rule imposing position limits on 28 futures contracts that was promulgated pursuant to the Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and set to become enforceable on October 12, 2012. On September 18, 2012 in the case of ISDA v. CFTC, the U.S. District Court for the District of Columbia issued a decision vacating and remanding the rule. On November 15, 2012, the CFTC voted to move forward with an appeal of the decision.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures contract may rise or fall from the previous day’s settlement price. Once the daily limit has been reached in a particular futures contract, no trades may be made at a price above the upper daily limit or below the lower daily limit.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

The CFTC and the National Futures Association (the “NFA”) also regulate the activities of commodity pool operators (“CPOs”) and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a CPO to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a CPO if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of an entity’s registration as a CPO would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The Fund is not registered with the CFTC in any capacity.

The Commodity Exchange Act requires all “futures commission merchants,” such as commodity brokers, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the Commodity Exchange Act. Shareholders may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the Commodity Exchange Act, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Brokers and the Sponsor are members of the NFA.  The Fund is not required to become a member of the NFA.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his or her commodity broker to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance on the applicable futures contracts. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures contract position changes to a point at which the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the position.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by GreenHaven Coal Services, LLC, the sponsor of the Registrant (the “Sponsor”).

Amount
SEC registration fee	$53,196
NYSE Arca Listing Fee	$15,000
FINRA filing fees	$58,500
Auditor’s fees and expenses (estimate)	$ 71,800
Legal fees and expenses (estimate)	$180,000
Printing expense (estimate)	$30,000
Total	$ 408,496

Item 14. Indemnification of Directors and Officers.

Section 2.04 of the Registrant’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) between Christiana Trust, a division of Wilmington Savings Fund Society, FSB, the Registrant’s trustee (the “Trustee”), and the Sponsor provides that the Trustee, (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (each a “Trustee Indemnified Party”, shall be indemnified and held harmless against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services or any indemnity payments received by the Trustee), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Trustee Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Registrant, the execution, delivery and performance of any other agreements to which the Registrant is a party or the action or inaction of the Trustee thereunder, except for claims resulting from the gross negligence, willful misconduct or recklessness of the Trustee Indemnified Parties.

Section 4.10 of the Trust Agreement provides that the Sponsor and its Affiliates (as defined therein), successors, assigns, legal representatives, officers, directors, employees, agents and servant (each a “Sponsor Indemnified Party”), shall be indemnified from the Fund and held harmless against all claims, losses, liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments or settlements, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Sponsor Indemnified Party, in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor Indemnified Party may be or may have been involved as a party or otherwise or with which such Sponsor Indemnified Party may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Sponsor Indemnified Party or by reason of his or her being or having been such a Sponsor Indemnified Party except with respect to any matter as to which such Sponsor Indemnified Party shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor Indemnified Party’s action was in the best interests of the Fund and except that no Sponsor Indemnified Party shall be indemnified against any liability to the Fund or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor Indemnified Party.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
3.1	GreenHaven Coal Fund Second Amended and Restated Trust Agreement
5.1 *	Opinion of Young Conaway Stargatt & Taylor, LLP as to legality
8.1 *	Form of Opinion of Bryan Cave LLP as to tax matters
10.1 *	Form of Authorized Participant Agreement
10.2 *	Form of Marketing Agent Agreement
10.3 *	Administrative Services Agreement
23.1 *	Consent of Young Conaway Stargatt & Taylor, LLP (included in Exhibit 5.1)
23.2 *	Consent of Bryan Cave LLP (to be included in Exhibit 8.1)
23.3	Consent of Grant Thornton for GreenHaven Coal Fund
23.4	Consent of Grant Thornton for GreenHaven Coal Services, LLC

* Previously filed as an exhibit to Pre-Effective Amendment to Form S-1 filed on January 21, 2015.

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(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on February 9 , 2015.

GREENHAVEN COAL INDEX FUND

By:	GreenHaven Coal Services, LLC, Sponsor

By:	/s/ Ashmead Pringle
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Ashmead Pringle	Chief Executive Officer (principal executive officer)	February 9 , 2015
Ashmead Pringle

/s/ Cooper Anderson	Chief Financial Officer (principal financial officer and principal accounting officer)	February 9 , 2015
Cooper Anderson

*	The Registrant is a trust and the persons are signing in their capacities as officers of GreenHaven Coal Services, LLC, the Sponsor of the Registrant.